   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1997


                                                      REGISTRATION NO. 333-26549
================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1993
                             ---------------------

                         ADVANCED VIRAL RESEARCH CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                             ---------------------

            DELAWARE                             5129                            59-2646820
 (State or Other Jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)          Identification Number)

                        1250 EAST HALLANDALE BEACH BLVD.
                                   SUITE 501
                              HALLANDALE, FL 33009
                                 (954) 458-7636
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             ---------------------

                      SHALOM Z. HIRSCHMAN, M.D., PRESIDENT
                         ADVANCED VIRAL RESEARCH CORP.
                      1250 EAST HALLANDALE BEACH BOULEVARD
                                   SUITE 501
                              HALLANDALE, FL 33009
                                 (954) 458-7636
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                             ---------------------

                 (Copies of all communications and notices to:)

                               CHARLES J. RENNERT
                          BERMAN WOLFE & RENNERT, P.A.
                    100 SOUTHEAST SECOND STREET, SUITE 3500
                              MIAMI, FLORIDA 33131
                                 (305) 577-4171

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEES

                                                                       PROPOSED
                                                                        MAXIMUM
                                                                       AGGREGATE
             TITLE OF EACH CLASS OF                    AMOUNT          OFFERING           AMOUNT OF
             SECURITIES REGISTERED                TO BE REGISTERED       PRICE       REGISTRATION FEE(1)
             ----------------------               ----------------    -----------    -------------------
Common Shares $.00001 par value.................     39,000,067(2)
                                                     ----------       ----------          ---------
          Total.................................                      $9,750,017          $2,718.19*
                                                     ==========       ==========          =========

---------------

 *  All of which has been previously paid.


(1) Estimated solely for the purposes of calculating the registration fee on the basis of the average of the high and low bid prices of the Common Stock on November 12, 1997, as reported on the OTC Electronic Bulletin Board.

(2) Represents (a) 4,099,500 Shares issuable upon exercise of Options by Selling Stockholders at $.11 per Share; (b) 1,178,300 Shares issuable upon exercise of Options by Selling Stockholders at $.12 per Share; (c) 1,700,000 Shares issuable upon exercise of Options by Selling Stockholders at $.13 per Share;
    (d) 858,100 Shares issuable upon exercise of Options by Selling Stockholders at $.14 per Share; (e) 4,100,000 Shares issuable upon exercise of Options by Selling Stockholders at $.18 per Share; (f) 4,500,000 Shares issuable upon exercise of Options by Selling Stockholders at $.19 per Share; (g) 1,546,500 Shares issuable upon exercise of Options by Selling Stockholders at $.20 per Share; (h) 3,000,000 Shares issuable upon exercise of Options by Selling Stockholders at $.25 per Share; (i) 5,000,000 Shares issuable upon exercise of Options by Selling Stockholders at $.27 per Share; (j) 5,000,000 Shares issuable upon exercise of Options by Selling Stockholders at $.36 per Share; and (k) up to 8,017,667 Shares to be sold for the account of Selling Stockholders.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM SB-2 RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN
     WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION DATED NOVEMBER 25, 1997


PROSPECTUS

                         ADVANCED VIRAL RESEARCH CORP.
                       39,000,067 SHARES OF COMMON STOCK

     This Prospectus relates to the offer and sale, from time to time and in one or more transactions of up to 39,000,067 shares (the "Shares") of Common Stock, par value $.00001 (the "Common Stock") of Advanced Viral Research Corp. (the "Company"). The Shares consist of 30,982,400 shares (the "Option Shares") issuable upon exercise by certain persons of certain Common Stock Purchase Options (the "Options") of the Company at exercise prices ranging from $.11 to $.36 per Option Share, and 8,017,667 other shares (the "Sale Shares"). The holders of the Sale Shares and the Option Shares are referenced in this Prospectus collectively as the "Selling Stockholders." See "SELLING STOCKHOLDERS", and "DESCRIPTION OF SECURITIES -- PLAN OF DISTRIBUTION."


     On November 12, 1997 the low and high bid prices for the Common Stock in the over-the-counter market as reported on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board (the "Bulletin Board") were $.22 and $.2425, respectively.


     The Shares will be offered from time to time by Selling Stockholders in the public market. The Company will receive proceeds upon the exercise of the Options, as set forth below, but will not receive any proceeds of the public sale of the Shares, including the Option Shares.


     THESE SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK ASSOCIATED WITH THE COMPANY'S LIMITED OPERATING HISTORY, AND SHOULD BE CONSIDERED ONLY BY THOSE WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE COMPANY HAS A RECORD OF LOSSES AND AN ACCUMULATED DEFICIT. (SEE "HIGH RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS).


                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================================================
                                                                 UNDERWRITING DISCOUNTS
                                           EXERCISE PRICE(1)       AND COMMISSIONS(2)
--------------------------------------------------------------------------------------------------------------
Per Share (upon exercise of Options).....     $.11 - $.36                 $.00                $6,735,775(3)
==============================================================================================================

(1) See "PLAN OF DISTRIBUTION" for pricing and selling arrangements. The Options are exercisable to acquire Option Shares at a price range from $.11 to $.36 per Option Share.
(2) Expenses of the offering, estimated to be $75,265, shall be paid by the Company.
(3) Represents proceeds to the Company assuming exercise of all of the Options. Does not include proceeds from the sale of the Option Shares, which will be offered from time to time by the Selling Stockholders in the public marketplace, and which proceeds will be paid to the Selling Stockholders and not to the Company.

               The date of this Prospectus is ________ __ , 1997

                             AVAILABLE INFORMATION

     This Prospectus, which constitutes part of a Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), does not contain all of the information set forth in the Registration Statement and the exhibits thereto, which the Company has filed with the Commission in Washington, D.C. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and securities offered hereby. Statements contained herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the information and exhibits as well as other information and documents filed by the Company with the Commission may be examined at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission. In addition, copies of the Registration Statement and related documents may be obtained from the Commission's web site at http://www.sec.gov.

     No person has been authorized to give any information or to make any representations in connection with the offering described herein other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not qualified to do so or to any person to whom it is not lawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus is given as of the date hereof, except where otherwise indicated and neither a delivery of this Prospectus, nor any sale made hereunder, shall, under any circumstances create any implications that there has been no change in the facts set forth herein or in the affairs of the Company since the date hereof.

                               PROSPECTUS SUMMARY

     This Prospectus, which constitutes part of Registration Statement filed with the Company with the Commission under the Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements and notes appearing elsewhere in this Prospectus and particularly in the section entitled "HIGH RISK FACTORS."

                                  THE COMPANY

     Advanced Viral Research Corp. (the "Company") was incorporated on July 31, 1985, under the laws of the State of Delaware, to engage in the production and marketing, promotion and sale of the pharmaceutical product with the trade name RETICULOSE, an anti-viral peptide-nucleic acid complex preparation. RETICULOSE has not been approved for sale or use. See "BUSINESS -- GOVERNMENT REGULATION," "-- MARKETING AND SALES," and "EXCLUSIVE DISTRIBUTION AGREEMENTS." Accordingly, unless and until such approval is granted in the United States or another "developed or developing country," sales of RETICULOSE will not be significant, and there can be no assurance that they will be significant even if approval is granted. The Company is in the developmental stage, and has not yet commenced any commercial operations.

     RETICULOSE, the rights to which were acquired by the Company in 1986, was marketed and used in the United States and elsewhere in the world during the 1940's through the early 1960's. See "BUSINESS -- BACKGROUND OF RETICULOSE," and "EXCLUSIVE RIGHTS OF THE COMPANY TO RETICULOSE AND PRODUCTION ARRANGEMENTS." In 1962 RETICULOSE was classified as a "new drug" by the Food and Drug Administration of the United States Department of Health and Human Services ("FDA"), requiring FDA approval for sale in the United States. Legal action by the FDA resulted in RETICULOSE being withdrawn from the United States market. See "BUSINESS -- BACKGROUND OF RETICULOSE." In 1967 and 1968, two applications for approval of RETICULOSE, one for sale and the other for human clinical research in the United States, were filed and withdrawn without prejudice on indications from the FDA that the applications would not be approved. See "BUSINESS -- BACKGROUND OF RETICULOSE" and "THE INVESTIGATIONAL NEW DRUG APPLICATION PROCESS." See generally, "GLOSSARY", "HIGH RISK FACTORS" and "SOURCES." (All references in this Prospectus to the reports listed under "SOURCES", and the reports themselves, should be read in conjunction with the portions of this Prospectus which discuss the negative results of certain studies.) OTHER THAN A REPORT PUBLISHED BY SHALOM Z. HIRSCHMAN, THEN CONSULTANT NOW PRESIDENT, CHIEF EXECUTIVE OFFICER AND A DIRECTOR OF THE COMPANY, PUBLISHED IN AUGUST 1996, NONE OF THE REPORTS IS MORE RECENT THAN 1969. THE COMPANY BELIEVES THAT NONE OF THE REPORTS IS MORE RECENT THAN 1969 BECAUSE OF A GENERAL LACK OF RESEARCH INTEREST IN RETICULOSE. THE FDA HAS REQUESTED THAT THE COMPANY DEMONSTRATE THAT THE COMPANY'S CURRENT FORMULATION OF RETICULOSE IS IDENTICAL TO THE FORMULATION REPORTED IN THE REPORTS.

     Bernard Friedland, former President and current Chairman of the Board of the Company, as sponsor, submitted to the FDA on September 20, 1984 an application for a study, on human subjects, of the efficacy of RETICULOSE upon
AIDS: the Notice of Claimed Investigational Exemption for a New Drug ("IND"). Under FDA regulations, the Company is not permitted to engage in or authorize human studies regarding RETICULOSE if the FDA notifies the Company of "serious deficiencies that require correction before human studies can begin or that would require restriction of human studies until correction," until the Company is notified that the material that it has submitted to correct the deficiencies is "satisfactory."

     In response to two deficiency letters from the FDA, the Company, on March 6, 1992, submitted to the FDA additional information, including findings from independent research laboratories, intending, among other things, to procure the FDA's approval to conduct human clinical trials for RETICULOSE (the "March 1992 FDA

Submission"). On July 31, 1992, the Company received a third deficiency letter from the FDA, dated July 27, 1992 (the "July 1992 Deficiency Letter"), which provided detailed comments with respect to chemistry, toxicology, microbiology and clinical areas requiring further studies and actions on the part of the Company. BEFORE SEPTEMBER 1995, THE COMPANY RECEIVED FURTHER CORRESPONDENCE FROM THE FDA, WHICH STATED, AMONG OTHER COMMENTS, THAT THE COMPANY'S PRIOR SUBMISSIONS TO THE FDA DID NOT PROVIDE AN ADEQUATE RESPONSE TO THE FDA'S EARLIER REQUEST FOR PRECLINICAL INFORMATION AND ACCORDINGLY THE COMPANY'S IND WAS "INACTIVATED." The Company believes that the use of the term "inactivated" indicates the FDA's position that the Company did not comply with the FDA's written requests articulated in several deficiency letters within a reasonable time. Accordingly, the Company believes it must refile or amend the IND in order for the IND to be continued to be reviewed by the FDA. The Company has not formally responded to the July 1992 Deficiency Letter or the 1995 deficiency letter. No assurances can be given that the Company's IND will ever be approved by the FDA or that results of any testing will demonstrate that RETICULOSE is safe or effective in the treatment of disease. The Company is currently in the preliminary stage of preparing a new IND for filing with the FDA (the "New IND"), although there can be no assurances as to the costs or the timing of the filing of the New IND, if at all. Even if the New IND is filed, the Company currently does not believe it has the resources to complete the FDA approval process. The Company intends to allocate certain funds from the exercise of Options, provided at least 25% of the Options are exercised, for the purpose of filing the New IND with the FDA. No assurance can be given, however, that any Options will be exercised, that the New IND will be accepted by the FDA or that any tests previously conducted or to be conducted will satisfy FDA requirements. See "BUSINESS -- THE INVESTIGATIONAL NEW DRUG APPLICATION PROCESS" and
"-- TESTING AGREEMENTS -- Testing in the United States of America."


     Open label clinical trials of RETICULOSE on Human Papilloma Virus (HPV) at two separate hospitals located in Buenos Aires, Argentina (the "HPV Clinical Trial") indicated clinical improvement in half, and adverse side effects in none, of the 20 patients tested. See "BUSINESS -- TESTING AGREEMENTS -- Argentina Agreements."

     Laboratory tests of RETICULOSE (the "Hirschman Study") at the Mount Sinai School of Medicine, New York, New York under the supervision of Shalom Z. Hirschman, M.D., then Professor of Medicine and Director of the Division of Infectious Diseases of the Mount Sinai School of Medicine, currently the Company's President and Chief Executive Officer, demonstrate that RETICULOSE stimulates the production of a unique set of chemokines, including Interleukin 1 (IL-1), Interleukin 6 (IL-6) and Gamma Interferon, and inhibits the replication of HIV in cell cultures.

     The first stage of a double-blind, randomized, placebo-controlled clinical trial using RETICULOSE in the treatment of AIDS was completed in late November 1996 (the "AIDS Clinical Trial"). The AIDS Clinical Trial is being conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados. Other than the AIDS Clinical Trial, no controlled double-blind clinical trials of RETICULOSE have commenced. The Company believes, however, based on certain prior history and the published data for the years 1951 until 1962, largely anecdotal, that RETICULOSE is an anti-viral pharmaceutical product which is safe and effective in treating a number of interferon related viruses such as Asian Influenza, Viral Pneumonia, Virus Infectious Hepatitis, Mumps, Encephalitis, Herpes Simplex and Herpes Zoster. However, two articles published in 1962 in recognized medical journals questioned the efficacy of RETICULOSE on certain viral diseases in laboratory tests. There can be no assurance of the success of such testing or whether such testing or any other potential testing that may be commenced will result in FDA approval. See "HIGH RISK FACTORS -- RETICULOSE -- Limited Medical Acceptance and No Assurance of Effectiveness" and "BUSINESS -- BACKGROUND OF RETICULOSE."

     In March 1997, the Company entered into a Material Transfer
Agreement -- Cooperative Research and Development Agreement (the "NCI Agreement") with certain governmental agencies (including the FDA) represented by The National Cancer Institute (collectively, the "Government Agencies"). The purpose of the NCI Agreement is for Dr. Howard Young, Section Chief, Laboratory of Experimental Immunology, Division of Basic Sciences, The National Cancer Institute, "to determine the molecular mechanism by which RETICULOSE may specifically enhance transcription of the [gamma interferon] gene." The Company intends to supply RETICULOSE to the Government Agencies for the purpose of research by the Government Agencies in accordance with a research plan attached to the NCI Agreement, subject to the conditions stated in the NCI Agreement. The NCI

Agreement provides for non-disclosure by the Government Agencies and an understanding that the Company and the Government Agencies will enter into licenses to one another on terms to be negotiated in the future, in the event the research produces an invention. Either the Company or the Government Agencies may terminate the NCI Agreement upon 30 days prior written notice to the other. See "BUSINESS -- TESTING AGREEMENTS -- National Cancer Institute Study."

     Four researchers are currently engaged in research regarding Reticulose, all of whom are performing services in connection with the AIDS Clinical Trial and the NCI Study.

     The Company currently maintains offices at 1250 East Hallandale Beach Boulevard, Suite 501, Hallandale, Florida 33009 and 200 Corporate Boulevard South, Yonkers, New York. Its telephone number in Hallandale, Florida is (954) 458-7636 and its telephone number in Yonkers, New York is (914) 376-7383. See "BUSINESS -- PROPERTY."

                                  THE OFFERING

Common Stock being
offered....................  39,000,067 shares

Common Stock to be
Outstanding

  After the Offering(1)....


                             308,172,773 shares


Use of Proceeds............  The Company will receive $6,735,775, assuming all
                             Options are exercised. The Company intends to apply such proceeds to pay for continued research and development and clinical trials regarding RETICULOSE, establishing a new or enhancing the existing production facility, and general and administrative expenses among other uses. See "USE OF PROCEEDS" below.

High Risk Factors..........  Prospective purchasers should consider carefully certain risks concerning the Company and its
                             business, including those described under "HIGH RISK FACTORS -- Limited Operations; No Present Source of Revenues; No Record of Earnings and Accumulated Deficit"; "Qualification Regarding Going Concern"; "Risks Associated with Outstanding Convertible Debenture"; Elimination of Liability for Directors"; Failure of RETICULOSE to be Approved for Sale by the FDA"; "Single
                             Product -- Very Limited Sales"; and
                             "RETICULOSE -- Limited Medical Acceptance and No Assurance of Effectiveness," among other factors.
---------------


(1) Based on 277,190,373 shares of Common Stock outstanding as of November 12, 1997 plus 30,982,400 Option Shares, consisting of the aggregate number of shares issuable upon exercise of the Options, excluding 2,335,134 shares issuable upon exercise of the Warrants described under "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

                               HIGH RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE PURCHASER SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, PARTICULARLY THE INFORMATION CONTAINED IN THE CONSOLIDATED FINANCIAL STATEMENTS HEREIN.


     1. Limited Operations; No Present Source of Revenues; No Record of Earnings and Accumulated Deficit. The Company was incorporated under the laws of the State of Delaware on July 31, 1985, has a very limited operating history, has only insignificant operating revenues and must be considered promotional and still in its early developmental stage. From inception through September 30, 1997, the Company had an accumulated deficit of $6,634,815. The Company is dependent upon approval of RETICULOSE for sale before it can begin any significant commercial operations.


     No applications for approval have been filed in any country, except for the IND submitted to the FDA on September 20, 1984 by Bernard Friedland, former President and current Chairman of the Board of the Company, as sponsor. Under FDA regulations, the Company is not permitted to engage in or authorize human studies regarding RETICULOSE if the FDA notifies the Company of "serious deficiencies that require correction before human studies can begin or that would require restriction of human studies until correction" until the Company is notified that the material that it has submitted to correct the deficiencies is "satisfactory." The Company has received and responded to two deficiency letters from the FDA, which responses were not deemed adequate. BEFORE SEPTEMBER 1995, THE COMPANY RECEIVED FURTHER CORRESPONDENCE FROM THE FDA, WHICH STATED, AMONG OTHER COMMENTS, THAT THE COMPANY'S PRIOR SUBMISSIONS TO THE FDA DID NOT PROVIDE AN ADEQUATE RESPONSE TO THE FDA'S EARLIER REQUEST FOR PRECLINICAL INFORMATION AND ACCORDINGLY THE COMPANY'S IND WAS "INACTIVATED." The Company has not formally responded to a third deficiency letter (i.e., the July 1992 Deficiency Letter) or the 1995 deficiency letter. See "BUSINESS -- THE INVESTIGATIONAL NEW DRUG APPLICATION PROCESS." No assurances can be given that the Company's IND will ever be approved by the FDA or that results of any future testing will demonstrate that RETICULOSE is safe or effective in the treatment of disease. See "BUSINESS -- TESTING AGREEMENTS -- Argentina Agreements,"
"-- GOVERNMENT REGULATION," "-- MARKETING AND SALES," and "-- EXCLUSIVE DISTRIBUTION AGREEMENTS." See also the discussion of the Hirschman Study and the AIDS Clinical Trial under "BUSINESS -- BACKGROUND OF RETICULOSE." There can be no assurance, however, that the HPV Clinical Trial, the AIDS Clinical Trial or any other potential testing that may be commenced will prove successful.


     The Company's cash position, from time to time, has been the result of the proceeds from the Company's initial public offering on May 16, 1986; the exercise of warrants issued in connection with the initial public offering; the exercise of Options; the sale of a convertible debenture in 1997; fees paid for distribution rights by the Company's exclusive distributors which fees also included deposits on purchases of RETICULOSE by a distributor; and limited sales of RETICULOSE for testing purposes. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION -- CAPITAL RESOURCES." The Company's current cash position of approximately $1,187,000 as of September 30, 1997, is largely due to Options being exercised as a result of recently prevailing prices of the shares of the Common Stock and the proceeds of the Debenture in February 1997. Such funds will not be adequate to pay all the costs associated with the full range of continued research and development and testing, as well as the clinical trials that may be required by the FDA, in order to obtain approval for the IND to test RETICULOSE in the United States, which is a prerequisite for being able to market and sell RETICULOSE in the United States. However, the Company's cash position is sufficient to fund the ongoing AIDS Clinical Trial, which costs not yet expended are estimated at $75,000. Unless and until RETICULOSE is approved for sale in the United States or in another developed or developing country, or one or more of the Company's distributors obtains approval for the sale of RETICULOSE in any of their respective territories, the Company will be dependent upon the continued sale of its securities and/or the exercise of Options for funds to meet its continued cash requirements. In such event, the Company may be dependent on the willingness of third parties to accept shares of the Common Stock or options to acquire shares of the Common Stock as compensation to conduct tests or provide other services to the Company. No assurance can be given that such financing or services, if and when required, will be available, or if available, will be at terms acceptable to the Company. Any issuance of a substantial number of additional shares of Common Stock would also dilute the ownership of present stockholders.

     Potential investors should be made aware of the difficulties encountered by any business enterprise in its development stage, especially in view of the intense competition from existing and more established businesses in the medical/pharmaceutical fields, most of which have substantial capital assets and income to fund any research, development, promotional and marketing programs and regulatory protocols that are necessary in connection with medical/pharmaceutical products. See "BUSINESS -- COMPETITION." There is nothing at this time upon which to base any assumption that the Company will either generate operating revenues or will ever be able to operate on a profitable basis. If the Company's plans prove to be unsuccessful, its stockholders and holders of Options may lose all or a substantial portion of their investment. See "BUSINESS -- TESTING AGREEMENTS" and "-- EXCLUSIVE DISTRIBUTION AGREEMENTS."


     2. Qualification Regarding Going Concern. The Company's independent accountants' report on the Company's consolidated financial statements for the fiscal year ended December 31, 1996, includes an explanatory paragraph in Note 2 to the Consolidated Financial Statements stating that the Company's ability to continue operations is dependent upon its continued sale of its securities for funds to meet its cash requirements, which factors raise substantial doubt about the Company's ability to continue as a going concern. Further, the accountant's report does not include any adjustments that might result from the outcome of this uncertainty. The Company has no immediate plan to issue any securities, otherwise than upon the possible exercise of Common Stock Purchase Options or the Warrants, or the conversion of the October Debenture, described under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION." The Company has suffered losses from operations during its limited operating history.


     The Company is dependent upon registration of RETICULOSE for sale in the United States or in another developed or developing country before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Management does not anticipate registration or other approval of RETICULOSE in an industrially developed or developing country in the immediate future. Unless and until RETICULOSE is approved for sale in the United States or another such country or unless RETICULOSE is approved for sale in one or more of its distributors' territories with both a material population and healthy profile, the Company may be dependent upon the continued sale of its securities or the exercise of its options or Warrants for funds to meet its cash requirements. In addition, the Company may seek debt financing, but no agreements have been entered into or identified with regard to any financing except the Debenture described under "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION -- CAPITAL RESOURCES." In the event that financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. No assurances can be given that other debt financing will be readily obtainable on favorable terms, that the Company will be able to sustain its operations until approval for sale of RETICULOSE is granted or that any such approval will be granted. The Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and "Notes to Consolidated Financial Statements."

     3. Elimination of Liability for Directors. The Company's Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article Eleventh, which provides: "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     4. Failure of RETICULOSE to be Approved for Sale by the FDA. Management of the Company believes that the United States constitutes one of the major and most profitable pharmaceutical markets in the world. Since 1962, when RETICULOSE, among many other drugs, was reclassified as a "new drug" by the FDA, the

Company has not been able to market RETICULOSE in the United States. This has been the direct result of its inability to satisfy the regulatory protocols and the substantial preapproval requirements imposed by the FDA upon the introduction of any new or unapproved drug product, which include lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures. There is no assurance that FDA approval for the sale of RETICULOSE in the United States will ever be obtained or that the results of the current AIDS Clinical Trial or any other clinical studies and tests will be sufficient to lead to FDA approval of an IND for clinical testing of RETICULOSE on humans in the United States. Further, there can be no assurance that RETICULOSE will ever be approved by any developed or developing country, without which no significant revenues will ever be generated by the Company from the sale of RETICULOSE.

     5. Single Product -- Very Limited Sales. There have been no sales by the Company of RETICULOSE, except for insignificant revenues related to distribution of the drug for testing purposes. RETICULOSE is not currently marketed or approved for sale or use, and there can be no assurance that it will be approved for sale or use in the future. The Company has currently in effect exclusive distribution agreements with distributors to market and sell RETICULOSE, subject to each distributor obtaining regulatory approval, in the following countries:
China, Japan, Hong Kong, Macao, and Taiwan (AVIX International Pharmaceutical Corp., a New York corporation ("AVIX")); Mexico (AVIX); Channel Islands, Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia (Commonwealth Pharmaceuticals, a corporation organized under the laws of Cayman Islands, British West Indies ("Commonwealth")); and Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (DCT S.R.L., an Argentine corporation ("DCT")). The Company is dependent upon obtaining regulatory approval of RETICULOSE for sale and use in the United States, in other developed countries, or alternatively in one or more of its distributors' territories in order to have the potential for significant distribution and sales of RETICULOSE. There can be no assurance that any significant sales will be generated by the Company's distribution agreements, and further, there can be no assurance that any such distributors will receive timely, if ever, necessary approvals to market RETICULOSE in their respective territories. See "BUSINESS -- EXCLUSIVE DISTRIBUTION AGREEMENTS."

     6. RETICULOSE -- Limited Medical Acceptance and No Assurance of Effectiveness. RETICULOSE is neither widely known nor accepted by the medical community nor approved for use in the United States for any purpose by the FDA.

     Two articles published in 1962 in recognized medical journals have questioned the anti-viral effect of RETICULOSE on Mumps, Encephalitis and Herpes Simplex utilizing tissue culture; on Herpes Simplex in students; and on Lansing Polio and mouse adapted and egg adapted Influenza: A. C. Kempe, "Failure to Demonstrate Antiviral Activity of Reticulose," American Journal of Diseases of Children, Vol. 103, May 1962, and Behbehani, "The Effect of Reticulose on Viral Infections of Experimental Animals," Southern Medical Journal, Vol. 55, February 1962. The only "double blind" study of RETICULOSE completed by or for the Company is the AIDS Clinical Trial.


     Although the Company has filed the IND with the FDA, it must first satisfy the FDA that the current formulation of RETICULOSE is identical to the formulation reported on in the prior anecdotal history and studies. In the opinion of Mr. Friedland, a peptide study conducted by the University of Wisconsin Biotechnology Center in 1987 and 1988 exclusively for the Company (the "Wisconsin Study") showed that the peptide analyses of four RETICULOSE samples, two of which were 16 years old and manufactured by Key Pharmaceuticals Limited, and two of which were one year old and manufactured by Advance Viral Research Limited, indicated that all four product samples were essentially the same product as demonstrated by reverse phase high performance liquid chromatography. According to the Wisconsin Study, additional analyses conducted by gel cell electrophoresis demonstrated that all four samples were essentially of the same composition, which validate both stability and identical structure of the RETICULOSE product represented by aged and new samples. Should the Wisconsin Study not satisfy the FDA, and should the FDA not consider such prior anecdotal history, RETICULOSE will continue to be considered as a new drug. In such event, the uncertain amount of time and costs required for IND approval as a result of the FDA not accepting the prior history of the drug can be expected to be financially burdensome and have a material adverse effect on the Company and its likelihood of ever obtaining any requisite approval in the United States. The Company is dependent on the AIDS Clinical Trial and other tests and trials that may be commenced in the future, the results of which, if successful, may assist the Company in receiving an IND for testing on humans in the United States.

     The March 1992 FDA Submission included, among other things, findings from certain independent research laboratories, including the Wisconsin Study. The purpose of the March 1992 FDA Submission was to obtain FDA approval for the Company to conduct human clinical trials regarding the efficacy of RETICULOSE upon AIDS. The FDA responded with the July 1992 Deficiency Letter and additional correspondence in September 1995. The Company has not formally responded and does not anticipate that it will be capable of responding to the FDA in the immediate future. The Company lacks the financial resources to fund all the tests and full clinical trials necessary to permit it to resubmit to the FDA the information required for approval.

     There can be no assurance that the FDA will approve the sale or even the testing on humans of RETICULOSE in the United States, or that RETICULOSE will be effective in treating viruses of any variety on a wide scale or any other basis.

     See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION", "BUSINESS -- THE INVESTIGATIONAL NEW DRUG PROCESS" and "TESTING AGREEMENTS."


     7. Additional Financing Necessary. There can be no assurance that the Options, at prices ranging from $.11 to $.36 per Option Share, which Option Shares are registered for sale under the Registration Statement, will be exercised in their entirety if at all. Management believes that its current liquid assets without giving effect to the proceeds which may be derived from the exercise of all the Options and the six currently exercisable warrants described under "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," (collectively, the "Warrants"), three of which each entitle the holder to purchase 178,378 shares of Common Stock, and three of which each entitle the holder to purchase 600,000 shares of Common Stock, should be sufficient to enable the Company to conduct its contemplated activities for at least 12 months and conduct day to day operations at present levels, based upon currently monthly operating expenses of approximately $260,000. See "USE OF PROCEEDS." The exercise prices of certain of the Options are significantly below the prevailing market price of the Company's Common Stock. The exercise prices of the Warrants are $0.288, $0.576, $0.864, $0.20, $0.23 and $0.27 per share. The Company may require additional equity and/or debt financing in the future to meet the considerable costs of human clinical trials, should the FDA grant permission for such trials. Such costs have not been ascertained by the Company. If no Options are exercised, management believes that the Company will be able to continue its business, which remains in the development stage, at current levels for approximately 12 months. There can be no assurance that any additional financing will be available or, if available, that it can be obtained on terms satisfactory to management. If the Company does not obtain material proceeds from the exercise of Options, the Company could be dependent upon joint ventures with, or the sale of certain rights regarding RETICULOSE to, third parties, the terms of which might not be advantageous to the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and "BUSINESS -- EXCLUSIVE DISTRIBUTION AGREEMENTS."



     8. Potential Loss of Bahamian Rights. RETICULOSE has been manufactured only in limited quantities, by the Company's Bahamian subsidiary, Advance Viral Research Limited ("LTD"), in its facility located in Freeport, Grand Bahama Island, and RETICULOSE is currently being produced at the Bahamas facility in limited quantities for preliminary testing and potential submission to regulatory authorities. There can be no assurance that this facility will have sufficient capacity, in the event that demand should develop for RETICULOSE. LTD has a license from The Grand Bahama Port Authority, Limited (the "Port Authority"), a private company incorporated under the laws of The Bahamas, to manufacture ethical pharmaceutical products, including RETICULOSE, for export and sale. On February 13, 1996, the National Economic Council of Council of the Bahamas rejected LTD's initial request for a Free Sales Certificate for RETICULOSE. If the Company does not obtain a Free Sales Certificate, it is possible that the Company will not be able to meet registration requirements in other British Commonwealth and Southeast Asian countries, since such countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured. LTD's counsel was advised in August 1988, by the Ministry of Health of the Government of the Bahamas that a license from the Ministry of Health is required for the manufacture of pharmaceuticals in the Freeport area of Grand Bahama Island. No proceedings have been instituted or threatened by the Ministry of Health. If such proceedings are instituted, LTD intends to defend them vigorously. No assurance can be given that the Company could successfully defend and would indeed prevail if such a proceeding were commenced. In the event the Company is required to move its manufacturing facility, it would have a material adverse effect on the Company. See "LITIGATION."

     9. Lack of Product Liability Insurance. The Company, like any pharmaceutical manufacturer, could be subjected to claims for adverse reactions resulting from the use of RETICULOSE. Although the Company is unaware of any such claims or threatened claims since RETICULOSE was initially marketed in the 1940's, one study noted adverse reactions in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of RETICULOSE. As of the date hereof, the Company does not have product liability insurance. The Company has not allocated any portion of the proceeds that it may receive upon the exercise of any Options, of which there can be no assurance, to the cost of product liability insurance. There can be no assurance that the Company would be able to secure such insurance in adequate amounts, at reasonable premiums, if it determined to do so. Should the Company be unable to secure product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could materially adversely affect the Company.

     10. Lack of Patent Protection. The Company does not have a patent for RETICULOSE, although two applications for United States patents have been filed on behalf of the Company and others are contemplated to be filed. There can be no assurance that other companies, having greater economic resources, will not be successful in developing a similar product using processes similar to those of the Company. There can be no assurance that the Company will obtain such a patent or, if obtained, that it will be enforceable. The Company has retained patent counsel for the purpose pursuing additional patent protection for RETICULOSE. However, there is no certainty that, patents will be granted, or if granted, that the patents will be sustained if judicially attacked, and, if declared valid, that the patents, in fact, will operate to protect the Company from others copying RETICULOSE. The Company has relied upon laws protecting proprietary information and trade secrets and upon confidentiality agreements to protect its rights to RETICULOSE and the processes for its manufacture, but there can be no assurance that such efforts and procedures will continue to be successful and protect the Company from any competition in the future. See "BUSINESS -- TESTING AGREEMENTS -- National Cancer Institute Study."


     11. Potential Claim for Royalties. If the Company were successful in selling RETICULOSE, the Company could be subject to claims from the heirs and the Estate of Mr. Biagio E. LaPenta in connection with royalty payments on the sale of RETICULOSE. Baguio LaPenta, the heir of Dr. Vincent LaPenta and then owner of the rights to RETICULOSE transferred such rights in 1965 to Key Inc., subject to an alleged royalty arrangement ("Alleged Contract") whereby Key Inc. was allegedly obligated to deliver royalties to Biagio LaPenta on sales of RETICULOSE. The Company is aware of litigation commenced by Biagio LaPenta against Key Inc., the purpose of which was to cause Key Inc., to pay to Biagio LaPenta royalties as per the Alleged Contract (the "LaPenta Suit"). The Company believes the LaPenta Suit was unsuccessful and dismissed with no liability on the part of Key. In February 1973, Cepher Chen Yan-Sun purchased all of the outstanding shares of Key Inc., among other things, thereby acquiring the rights to RETICULOSE. Mr. Chen was declared bankrupt by a Hong Kong Bankruptcy Court. In 1984, Messrs. Bregman and Friedland purchased from the Hong Kong Bankruptcy Court Receiver, among other things, the rights to RETICULOSE. The Company's counsel in the Bahamas, Nottage, Miller & Co., has advised Messrs. Bregman and Friedland that any royalty claims were barred as a result of the purchase from the Hong Kong Bankruptcy Court. Mr. Biagio E. LaPenta died in 1976. The Company would vigorously contest any royalty claim. See "BUSINESS -- BACKGROUND OF RETICULOSE."


     12. Limited Staff for Operations -- Reliance Upon Officers and Key Personnel. The Company is currently wholly dependent upon the personal efforts and abilities of its three full-time, executive officers, only one of whom, Bernard Friedland, Chairman of the Board, has any experience in the pharmaceutical industry. See "MANAGEMENT -- EXECUTIVE OFFICERS AND DIRECTORS" for further information concerning the extent, nature and scope of its officers' business experience. The loss or unavailability to the Company of the services of Bernard Friedland or President and Chief Executive Officer Shalom Z. Hirschman, M.D. could have a material adverse effect on the Company's business prospects and any potential earning capacity, and, therefore, the Company has obtained "key-man" insurance on the lives of Mr. Friedland and Dr. Hirschman in the amounts of $400,000 and $1,000,000, respectively. See "USE OF PROCEEDS." In the event the Company's level of operations shall significantly increase, the business may depend upon its abilities to attract and hire additional management and staff employees. There can be no assurance that the Company will be able to secure such additional management and staff, if necessary.

     13. Government Regulation. The FDA and comparable regulatory agencies in foreign countries impose substantial requirements upon the introduction of therapeutic drug products including lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures. There is no assurance that FDA approval for the sale of RETICULOSE in the United States will ever be obtained or that the Company will have adequate funds to finance the necessary clinical studies and related costs. A New Drug Application ("NDA") was filed with the FDA for RETICULOSE by Key Pharmaceuticals Limited ("Key"), a subsidiary of Key Pharmaceuticals Inc. ("Key Inc.") in May 1967 and subsequently withdrawn without prejudice. Key filed an IND in November 1968 and withdrew it without prejudice in 1972, shortly before RETICULOSE was sold to Mr. Cepher Chen Yan-Sun of Singapore. Mr. Chen subsequently was declared bankrupt. See "BUSINESS -- BACKGROUND OF RETICULOSE." In 1984, Bernard Friedland filed an IND regarding which the FDA has issued four letters of deficiency and which in 1995 was declared "inactivated". The effect of the FDA and foreign government regulation will be to delay marketing of RETICULOSE for a considerable period of time, to impose costly procedures upon the Company's activities and to impede and/or prevent the Company's ability to compete with larger companies in its industry. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. In recent years, developing "Third World" countries have become increasingly thorough in the registration and licensing of pharmaceutical products. Registration or approval of a pharmaceutical product in one or more other countries is a prerequisite to obtaining registration for sale in many Third World countries. In any event, there can be no assurance that sales in Third World countries may produce significant revenue for the Company.


     14. Dilution. Purchasers of the 30,982,400 Option Shares underlying the Options will realize dilution of $.205, $.200 and $.190 per share, assuming exercise of 25%, 50% and 100% of the Options at an average exercise price of $.217 per Option Share and assuming no other issuance of shares of Common Stock. See "DILUTION."


     15. Intense Competition. There are inherent difficulties for any development stage company, such as the Company, seeking to enter an established field, particularly a field as capital intensive as the manufacture and sale of pharmaceuticals. The Company can expect to encounter intense competition from well known pharmaceutical companies and chemical companies engaged in the development and marketing of therapeutic drug products. Almost all of such companies are substantially larger, possessing far greater capital resources, more substantial operating histories and records of successful operations, greater personnel and other resources, and more extensive facilities than the Company now has or will have in the foreseeable future. Accordingly, such companies are and probably will continue to remain in a far better position to compete in this industry than the Company. Such companies may succeed in discovering, developing and marketing products that are either as effective or more effective than RETICULOSE, which has not yet been established or proven to be safe or effective as an anti-viral agent to the FDA's or any other regulatory agency's standards. The Company is not currently, and there can be no assurances that in the foreseeable future the Company will be, a significant factor in the pharmaceutical field. Additionally, small development stage entities, such as the Company, with very limited resources, are at a very serious disadvantage in attempting to operate in a market against established competitors. See
"BUSINESS -- COMPETITION."


     16. Voting Control by Present Management. As of September 30, 1997, the current officers and directors of the Company beneficially owned 89,095,133 shares of Common Stock of the Company or approximately 32.1% of the 277,190,373 shares of Common Stock deemed outstanding on that date for the purposes of the percentage calculation, including 13,100,000 of the Option Shares beneficially owned by Shalom Z. Hirschman, M.D. Assuming the acquisition of all of the Option Shares pursuant to the exercise of all of the Options, of which there can be no assurance, the current officers and directors of the Company will own 28.9% of the outstanding Common Stock. As there are no cumulative voting rights, current members of management, by virtue of their stock ownership, can be expected to influence substantially the election of all of the directors of the Company and thereby continue to impact substantially the Company's business, affairs and policies. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES."

     17. No Dividends and None Anticipated. The Company has not paid any dividends upon its Common Stock since its inception and it does not currently anticipate paying any dividends upon its Common Stock in the foreseeable future. See "DIVIDEND POLICY", and "DESCRIPTION OF SECURITIES."

     18. Lack of Underwriter. The Shares offered hereby will be sold directly by the Selling Stockholders, from time to time in the market, without an underwriter. Because an underwriter is not involved in this offering, the services that an underwriter typically would render will not be available to purchasers of the Shares. Such services typically include, among others, confirmation of the representations and warranties of the material facts contained in the prospectus. There has been no independent confirmation or due diligence investigation undertaken by any third party of any of the representations made in this Prospectus, which is normally an obligation undertaken by an underwriter.

     19. Benefit to Certain Officers and Directors. Upon completion of the Company's initial public offering on May 16, 1986, the Company paid $50,000 to its affiliate LTD in consideration for the acquisition of exclusive rights to manufacture and market RETICULOSE. In addition, the Company purchased approximately 15,000 ampules of RETICULOSE from LTD for $45,000 and was obligated to pay LTD $3.00 per ampule of RETICULOSE for the initial 100,000 ampules (including these 15,000 ampules) purchased the first year and $2.00 per ampule purchased thereafter. The Company, on December 16, 1987, acquired LTD. See "BUSINESS -- EXCLUSIVE RIGHTS OF THE COMPANY TO RETICULOSE AND PRODUCTION ARRANGEMENTS." Such $95,000 was used to prepare LTD's manufacturing facility based upon what the Company believed was required for the production of RETICULOSE. Bernard Friedland, then President and a director of the Company, and William Bregman, Secretary-Treasurer and a director of the Company, were also officers and directors and owner of 99.6% of the LTD. stock. Messrs. Friedland and Bregman continue to hold such LTD Stock as trustees for the Company.

     20. Broker-Dealer Sales of the Company's Common Stock. The Common Stock is subject to the Securities Enforcement and Penny Stock Reform Act of 1990, which requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     In addition, because the Company's securities do not meet the exceptions to the penny stock regulations cited above, trading in the Company's securities is covered by Rule 15g-9 promulgated under the Exchange Act for securities that are not listed on The Nasdaq Stock Market or any national securities exchange. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

     Because the Company's securities are subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities may be adversely affected. The regulations on penny stocks limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     In addition, certain states may have rules and regulations that impose additional sales practice requirements on broker-dealers who sell the Common Stock.

                                    DILUTION


     As of September 30, 1997, the Company had 277,190,373 shares of Common Stock outstanding, which were issued for an aggregate cash consideration of approximately $5.8 million. Assuming the exercise of 25%, 50%, and 100% of the Options at an average exercise price of $.217 per Option Share, a total of 7,745,600, 15,491,200 and 30,982,400 additional shares of Common Stock, respectively, will be issued, in which event the holders of the Option Shares will have purchased approximately 2.8%, 5.6%, or 11.2% respectively, of the Company's then issued and outstanding shares of Common Stock.



     Dilution is a reduction in the value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the shares after purchase. The net tangible book value per share is equal to stockholders' equity, as shown on the Company's balance sheet, less intangible assets, divided by the number of shares outstanding. As of September 30, 1997, the net tangible book value per share of the Company was $.006 per share. Assuming the exercise of 25%, 50% and 100% of the Options, the net tangible book value per share would be $.012, $.017, and $.027, respectively, reflecting an increase of $.006, $.011, and $.021 per share, respectively. Such increase would be derived from the proceeds of exercise of Options and would inure to the benefit of the Company's current stockholders and be at the expense of the persons exercising Options at an average price of $.217 per Option Share, who would sustain an immediate dilution to the extent of approximately $.205, $.200, and $.190 per share, respectively, the difference between such net tangible book value per share and the average exercise price of $.217 per share, if no shares of Common Stock were issued other than upon exercise of the Options.


     The following table compares the total number of shares of Common Stock purchased from the Company. The total cash consideration and the price per share paid and to be paid by the holders of Options assuming exercise of 25%, 50% and 100% of the Options.


                                                               25% OF      50% OF      100% OF
                                                               OPTIONS     OPTIONS     OPTIONS
                                                              EXERCISED   EXERCISED   EXERCISED
                                                              ---------   ---------   ---------
Net tangible book value per Share before exercise of
  Options...................................................    $.006       $.006       $.006
Increase per Share attributable to exercise of Options......    $.006       $.011       $.021
Net tangible book value after exercise of Options...........    $.012       $.017       $.027
Dilution of book value per Option Share.....................    $.205       $.200       $.190


---------------

(1) For the purpose of the table, it is assumed that the 30,982,400 Options will be exercised at an average exercise price of $.217 per Option Share.

                               MARKET INFORMATION


     The principal United States market in which the Common Stock is traded is the over-the-counter market. The following table shows the range of reported low bid and high bid quotations for the Common Stock for each full quarterly period during the Company's two most recent fiscal years ended December 31, 1995 and 1996, and for the first, second and third quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, as reported on the Bulletin Board. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.



                                                             LOW BID (PER SHARE)   HIGH BID (PER SHARE)
                                                             -------------------   --------------------
Quarter Ending March 31, 1995..............................         $0.08                   0.44
Quarter Ending June 30, 1995...............................          0.08                   0.19
Quarter Ending September 30, 1995..........................          0.08                  0.305
Quarter Ending December 31, 1995...........................          0.1                  0.2875

Quarter Ending March 31, 1996..............................         $0.15                $  0.19
Quarter Ending June 30, 1996...............................          0.35                 0.8125
Quarter Ending September 30, 1996..........................          0.44                   0.75
Quarter Ending December 31, 1996...........................          0.26                   0.62

Quarter Ending March 31, 1997..............................          0.26                   0.47
Quarter Ending June 30, 1997...............................          0.16                   0.31
Quarter Ending September 30, 1997..........................          0.15                   0.33

     The approximate number of holders of record of the Common Stock, as of November 12, 1997 is 2,630 inclusive of those brokerage firms and/or clearing houses holding the shares of Common Stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).


     The Company has not declared or paid any dividends on its shares of Common Stock.

                                DIVIDEND POLICY

     The Company has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate paying any dividends upon its Common Stock in the foreseeable future.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company, assuming the exercise of all the Options, are estimated to be $6,660,510. If 25% of all Options are exercised at an average exercise price of $.217 per Option Share, the net proceeds are estimated to be $1,608,679. THERE IS NO ASSURANCE THAT ANY OPTIONS WILL BE EXERCISED AND ACCORDINGLY THERE IS NO ASSURANCE THAT THE COMPANY WILL RECEIVE ANY PROCEEDS FROM THIS OFFERING.

                                                                    ASSUMING EXERCISE OF
                                                              ---------------------------------
                                                              100% OF OPTIONS    25% OF OPTIONS
                                                              ---------------    --------------
                                                                APPROXIMATE       APPROXIMATE
USE                                                               AMOUNT             AMOUNT
---                                                           ---------------    --------------
Research and Development....................................    $  666,000         $  160,000
Clinical Trials and Testing.................................     1,666,500            400,000
Production Facility or Enhancement..........................     1,533,180            368,000
Production Raw Materials and Supplies.......................       666,000            160,000
General and Administrative, including rent, salaries,
  supplies, insurance.......................................     1,000,000            240,000
Bahamian Facility Costs.....................................       333,000             80,000
Professional Fees, Licenses and Permits.....................       333,000             80,000
Working Capital.............................................    $  795,497         $  120,679
                                                                ----------         ----------
                                                                $6,660,510         $1,608,679
                                                                ==========         ==========

     If substantially fewer than 100% of the Options are exercised, the Company's priority of its Use of Proceeds shall be as follows: Research and Development and Clinical Trials and Testing have a priority because they are essential to the Company's obtaining approval to market RETICULOSE in any country where it or its distributors are currently seeking such approval; General and Administrative will increase as a result of the possibility of the Company determining to engage the services of scientific and pharmaceutical specialists, if available at satisfactory terms; Professional Fees, Licenses and Permits are essential in order for the Company to commence the regulatory approval process and potential for patents; Production Facility or Enhancement will have reduced priority but remains important to assure the Company's ability to produce RETICULOSE for all Clinical Trials and Testing. If substantial revenues are generated from sales of RETICULOSE, through the Company's distributors or as a result of approvals from one or more countries, of which there can be no assurance whatsoever, together with the proceeds from exercise of 100% of the Options, the Company may determine to build a new production facility. No feasibility study or actual cost estimate of a new production facility has been prepared but the Company believes that, if substantial revenues are generated from sales of RETICULOSE, it will have the required resources if it has received approvals and generated sales. The Company will also allocate funds from Working Capital, if 100% of the Options are exercised, as required to increase its administrative staff, and will begin hiring scientific personnel to assist in Research and Development. There can be no assurance that qualified personnel will be available at terms satisfactory to the Company, in light of its limited operations to date.

     The foregoing represents the Company's best estimate of the allocation of the net proceeds of the exercise of the Options, based on both the expected utilization of funds necessary to finance the Company's existing research and development activities and the Company's current objectives, as well as current regulatory conditions. The Company may reallocate funds from time to time among the categories shown above or to new categories if it believes reallocation to be in its best interests. The above does not include the revenues that the Company may receive, if any, from its Exclusive Distribution Agreements with its distributors. Prior to application of the net proceeds of from the exercise of Options, if any, to the purposes discussed above, the Company may invest these proceeds in short-term money market instruments and government securities.


     The Company believes that the net proceeds from the exercise of all of the Options, together with existing working capital, will be adequate to sustain continued operations for approximately an 12 month period assuming the Company's current monthly operating expenditures of approximately $260,000. If only 25% of the Options are exercised, at an average exercise price of $.217 per Option Share, the Company will lack funds to build a new production facility but will be able to enhance its present production capacity, unless revenues are generated from the arrangements with AVIX, DCT, Commonwealth or from some other presently unidentified sources, of which there can be no assurance. There can be no assurance that any Options will be exercised.


                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company at September 30, 1997.



                                                                    PRO FORMA
                                                              SEPTEMBER 30, 1997(1)
                                                              ---------------------
Stockholders' Equity:
Common Stock, $.00001 par value; 1,000,000,000 shares
  authorized; 277,190,373 shares outstanding as of September
  30, 1997(1)...............................................       $    2,771
Additional paid-in-capital..................................       $8,337,427
Subscription Receivable.....................................          (19,000)
Deficit accumulated in the Development Stage................       (6,634,815)
Deferred Compensation Costs.................................          (88,604)
                                                                   ----------
          Total Stockholders' Equity........................       $1,597,779
                                                                   ==========


---------------


(1) As of August 20, 1997, the holder of the Convertible Debenture had exercised its right to convert the entire outstanding principal amount of the Convertible Debenture into 6,675,982 shares of the Company's Common Stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion of the results of operations and financial condition of the Company should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.


RESULTS OF OPERATIONS



     During the nine month periods ended September 30, 1997 and September 30, 1996, the Company incurred losses of $1,783,278 ($.00 per share) and $576,679 ($.00 per share), respectively. The increased losses were attributable to (i) the employment of Shalom Z. Hirschman, M.D. as President and Chief Executive Officer of the Company ($237,500 for the nine months ended September 30, 1997 vs. $0 for the nine months ended September 30, 1996); (ii) increased research and development expense (approximately $361,000 for the nine months ended September 30, 1997 vs. approximately $179,000 for the nine months ended September 30, 1996); (iii) the opening and maintenance costs of the Company's Yonkers, New York office (approximately $100,000 for the nine months ended September 30, 1997 vs. $0 for the nine months ended September 30, 1996); and
(iv) the implementation of Statement of Financial Accounting Standards Board
(SFAS) No. 123 "Accounting for Stock-Based Compensation," which accounts for Common Stock purchase options granted in 1996 (approximately $385,000 for the nine months ended September 30, 1997 vs. $0 for the nine months ended September 30, 1996).



     During the fiscal year ended December 31, 1996, the Company incurred a loss of $1,154,740 ($.00 per share) compared to $401,884 ($.00 per share) in 1995.
The Company's increased losses for the fiscal year ended December 31, 1996 as compared with the fiscal year ended December 31, 1995 were attributable primarily to the employment of Dr. Shalom, increased research and development and the implementation of SFAS No. 123 as noted above. Prior to 1996 the Company did not record, as an expense, the amortization of deferred compensation costs associated with the grant of stock options. Administrative expenses and the lack of sales revenues also contributed to the Company's losses.



     During the nine months ended September 30, 1997, there were sales of $2,278, compared to $15,943 for the nine months ended September 30, 1996. There were $24,111 in sales revenues in 1996 compared to $27,328 in sales revenues for 1995. In fiscal year 1996, the Company collected $40,000 for the sale of territorial rights compared to $0 for the sale of territorial rights during the nine months ended September 30, 1997. All sales during these periods resulted from distributors purchasing RETICULOSE for testing purposes. All RETICULOSE sold has been from new production. The Company produces RETICULOSE as needed for testing purposes, and maintains an inventory of approximately 20,000 ampules. Interest income was $63,879 for the nine month periods ended September 30, 1997, as compared to $27,915 for the nine month period ending September 30, 1996. Interest income was $46,796 in 1996 and $16,155 in 1995.



LIQUIDITY



     As of September 30, 1997, and December 31, 1996, the Company had current liquid assets (cash and cash equivalents and investments) of $1,186,515 and $1,440,237, respectively. As of September 30, 1997, and December 31, 1996, the Company had total assets of $1,673,113 and $1,716,800. The decrease in liquid assets and total assets was primarily attributable to the increased expenditures for research and development and increased general and administrative expenses (including rent and payroll).



     For the nine month period ended September 30, 1997, the Company (i) had amortization of deferred compensation cost of $384,555 with respect to stock options granted, pursuant to SFAS 123, (ii) purchased investments of $857,000;
(iii) obtained $1,280,841 from the proceeds of the sale of investments; (iv) issued common stock for consulting and professional services in the amount of $44,500, and (v) obtained $1,000,000 from the proceeds of the sale of the February Debenture (as defined below) and $266,666 from the exercise of Options.



     During the nine month period ended September 30, 1997, the Company expended approximately $120,000 for leasehold improvements and furniture and equipment at the Company's Yonkers, New York office.

     Until RETICULOSE is registered for sale in a developed or developing country or in one or more of its distributors territories, sales of RETICULOSE are not expected to generate significant revenues. There can be no assurances that RETICULOSE will be available for sale in any developed or developing country or, even if available, that it would generate significant revenues. FDA approval to begin human clinical trials will require significant cash expenditures, the amount of which is not currently determinable. BEFORE SEPTEMBER 1995, THE COMPANY RECEIVED CORRESPONDENCE FROM THE FDA, WHICH STATED, AMONG OTHER COMMENTS, THAT THE COMPANY'S PRIOR SUBMISSIONS TO THE FDA DID NOT PROVIDE AN ADEQUATE RESPONSE TO THE FDA'S EARLIER REQUEST FOR PRECLINICAL INFORMATION AND ACCORDINGLY THE COMPANY'S IND WAS "INACTIVATED." As of the date of this Prospectus, the Company has taken no action with regard to the July 1992 Deficiency Letter or the 1995 deficiency letter because it lacked the resources to adequately satisfy the FDA concerns. The Company believes this inaction has materially adversely affected the Company's ability to develop RETICULOSE into a commercially viable product. See "BUSINESS -- THE INVESTIGATIONAL NEW DRUG APPLICATION PROCESS."

     The Company presently intends to prepare and file new Investigational New Drug Applications with the FDA (the "New IND"). In addition, the Company is currently pursuing the ongoing Aids Clinical Trial and the NCI Study (the "Ongoing Studies") both of which studies are contemplated to produce data which may be usable by Company in connection with the New IND. Because the Company is only at the preliminary stages of its efforts with regard to the New IND, it is impossible to determine whether the data from the Ongoing Studies will be able to be used by the Company in connection with the New IND or if the New IND will ever be approved by the FDA.

     In the event the Ministry of Health of the Government of the Bahamas attempts to prevent the manufacture of RETICULOSE by LTD for export from Freeport under its license from the Port Authority, LTD may be required to relocate the manufacturing facility. Should such relocation become necessary, the Company currently anticipates being able to obtain a suitable site. The cost of such relocation, depending upon the site of such relocation, will in any event be material. See "USE OF PROCEEDS" and "LITIGATION".

     The Company's independent accountants' report on the Company's Consolidated Financial Statements included in this Prospectus includes an explanatory paragraph in Note 2 to the Consolidated Financial Statements stating that the Company's ability to continue operations is dependent upon its continued sale of its securities for funds to meet its cash requirements, WHICH FACTORS RAISE SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. Further, the accountant's report does not include any adjustment that might result from the outcome of this uncertainty. The Company has no immediate plan to issue any securities.

     If the Company does not begin to generate revenues from the sale of RETICULOSE, and if the Company does not receive significant funds from the exercise of additional options, it shall be dependent upon additional debt and/or equity financing, of which there can be no assurance, or it must reduce expenses or further limit operations.

     To the extent any proceeds are derived by the Company from the exercise of Options, the Company intends to use approximately 35% of such proceeds for clinical trials, testing and research and development, including the preparation, filing and processing with the FDA, of the New IND.


CAPITAL RESOURCES



     The Company in the past has been dependent upon sales of shares of its Common Stock, $.00001 par value (the "Common Stock"), and upon the exercise of its warrants issued in the Company's initial public offering in 1986, all of which have expired and, since the expiration of the warrants, the Company has been dependent upon the proceeds from the continued exercise of outstanding options for the funds required to continue operations at present levels and to fund the planned Research and Development and Clinical Trials and Testing of RETICULOSE.



     On February 21, 1997, in order to finance research and development, the Company sold $1,000,000 principal amount of its ten-year 7% Convertible Debenture (the "February Debenture" or "Convertible Debenture") due February 28, 2007, to RBB Bank Aktiengesellschaft ("RBB") in an offshore transaction pursuant to Regulation S under the Act. Pursuant to the terms of the February Debenture, on April 22, 1997, June 6, 1997, July 3, 1997 and August 20, 1997, RBB exercised its right to convert $330,000, $134,000, $270,000 and $266,000 of the principal amount into 1,648,352, 894,526, 2,323,580 and 1,809,524 shares of the Common
Stock. As of August 20, 1997 the February Debenture was fully converted.



     In connection with the issuance of the February Debenture, the Company issued to RBB three warrants (the "February Warrants") to purchase Common Stock, each such warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of the Common Stock. The exercise prices of the three February Warrants are $0.288, $0.576 and $0.864 per warrant share, respectively. Each February Warrant provides that the holder may elect to receive a reduced number of shares of Common Stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that February Warrant as the excess of the market value of shares of Common Stock over the warrant exercise price bears to that market value. Each February Warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares as more particularly set forth therein.



     Under an agreement approved by the Board of Directors of the Company in December 1996, the Company retained Interfi Capital Group, Inc. ("Interfi"), a firm unaffiliated with the Company, to arrange financing for the Company for a fee. In connection with issuance by the Company of the February Debenture, the Company paid to Interfi the sum of $70,000.



     In October 1997, in order to finance further research and development, the Company sold $3,000,000 principal amount of its ten-year 7% Convertible Debenture (the "October Debenture") due August 30, 2007, to RBB in an offshore transaction pursuant to Regulation S under the Act of 1933. Accrued interest under the October Debenture is payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of the issuance of the October Debenture until the date of interest payment. (After default, interest accrues at 10% per annum.) The October Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the October Debenture notice not less than 30 days before the date fixed for prepayment in that notice (prepayment applied first to pay interest and then to principal then outstanding). The October Debenture is convertible, at the option of the holder, into shares of Common Stock pursuant to the following formula: Upon receipt by the holder of the October Debenture of the Company's notice of prepayment of the October Debenture, in whole or in part, and otherwise in accordance with the schedule stated in the last sentence of this paragraph, the outstanding principal amount of the October Debenture is convertible into such number of shares of Common Stock as shall equal the quotient obtained by dividing (x) the principal amount of the October Debenture by (y) the Applicable Conversion Price; provided, however, that the right to convert outstanding principal of the October Debenture terminates at the close of business on the third calendar day preceding the date fixed for prepayment of the October Debenture in the Company's notice of prepayment, unless the Company defaults in making such prepayment. For this purpose, the term "Applicable Conversion Price" means the lesser of (q) $0.26 and (r) the product obtained by multiplying the Average Closing Price by 0.70; and the "Average Closing Price" with respect to any conversion elected to be made by the holder of the October Debenture shall be the average of the daily closing prices for the five consecutive trading days ended on the trading day immediately preceding the date on which the holder gives the Company a written notice of the holder's election to convert outstanding principal of the October Debenture. The closing price on any trading day shall be (a) if the Common Stock is then listed or quoted on either the National Association of Securities Dealers, Inc.'s OTC Bulletin Board, The Nasdaq SmallCap Market or The Nasdaq National Market, the reported closing bid price for the Common Stock on such day or (b) if the Common Stock is listed on either the American Stock Exchange or New York Stock Exchange, the last reported sales price for the Common Stock on such exchange on such day. The October Debenture is fully convertible, pursuant to notice by the holder, RBB, to the Company.



     The October Debenture is not convertible until November 26, 1997, is convertible only to the extent of $750,000 from November 26, 1997 through December 26, 1997, is convertible only to the extent of $1,500,000 (less any amounts previously converted) from December 26, 1997 through January 25, 1998 and is convertible only to the extent of $2,250,000 (less any amounts previously converted) from January 25, 1998 through February 24, 1998 and is fully convertible after February 24, 1998. In connection with the issuance by the Company of the October Debenture, the Company paid to Interfi the sum of $210,000.



     In connection with the issuance of the October Debenture, the Company issued to RBB three warrants (the "October Warrants") to purchase Common Stock, each such October Warrant entitling the holder to purchase, from the date of grant through August 30, 2007, 600,000 shares of the Common Stock. The exercise prices of the three October Warrants are $0.20, $0.23 and $0.27 per warrant share, respectively. Each October Warrant provides that the holder may elect to receive a reduced number of shares of Common Stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that October Warrant as the excess of the market value of shares of Common Stock over the warrant exercise price bears to that market value. Each October Warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares as more particularly set forth therein.


     If the FDA or other approvals are obtained, of which there can be no assurance, funds must to be budgeted by the Company from the exercise of options and the Warrants, potential grants and/or additional equity, which there is no assurance will be available.


     The Company is currently expending approximately $260,000 per month, which expenses include salaries, rent, professional fees, license fees and taxes, research and development, and travel, principally between the Company's two offices and its Bahamian facility, and anticipates that it can continue operations for at least 12 months with its current liquid assets, including the proceeds from the sale of the October Debenture, if no Common Stock purchase options or Warrants are exercised. The Company anticipates employing four persons to assist in research and development, at an aggregate annual expense of approximately $250,000. If all of the outstanding options are exercised, the Company will receive net proceeds of approximately $6,660,510. Those proceeds will contribute to general and administrative and working capital and will permit the Company to substantially increase its budget for research and development and clinical trials and testing and to operate at significantly increased levels of operation, assuming RETICULOSE receives approvals and prospects for sales increase to justify such increased levels of operation, of which there can be no assurance. See "USE OF PROCEEDS." However, there can be no assurance that any additional options will be exercised.



     The recent prevailing market price for shares of Common Stock has been above the exercise prices of certain of the outstanding options. However, there can be no assurance that the recent trading levels will be sustained or that any additional options will be exercised. In the event that less than 25% or none of the outstanding options are exercised, and no other additional financing is obtained by the Company, in order for the Company to achieve the level of operations contemplated by management, management anticipates that it will have to limit intentions to expand operations beyond current levels which involve expenditures of $260,000 per month. In addition, the Company has in the past sought debt financing, licensing agreements, joint ventures and other sources of financing, but no such financing except the October Debenture is in place or identified or currently under discussion. There can be no assurance that any of the Company's distributors will ever obtain regulatory approvals to test or market RETICULOSE in any territory. In the event that financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. Management does not believe that, at present, debt or equity financing will be readily obtainable on favorable terms unless and until FDA approval for Phase I clinical testing is granted or comparable approval is obtained from another developed or developing country. Because of the uncertainties involved in the process of gaining approval for commercial drug use on humans, no assurance can be given that the Company will be able to sell RETICULOSE. See "BUSINESS -- THE INVESTIGATIONAL NEW DRUG APPLICATION PROCESS." For a discussion of the risk of relocation of LTD's manufacturing facility, see "-- LIQUIDITY."



     The Company does not have a patent for RETICULOSE, although applications for United States patents have been filed on behalf of the Company and others are contemplated to be filed. There can be no assurance that other companies, having greater economic resources, will not be successful in developing a similar product using processes similar to those of the Company. There can be no assurance that the Company will obtain such a patent or, if obtained, that it will be enforceable. The Company has retained patent counsel for the purpose of pursuing additional patent protection for RETICULOSE. However, there is no certainty that patents will be granted, or if granted, that the patents will be sustained if judicially attacked, and, if declared valid, that the patents, in fact, will operate to protect the Company from others copying RETICULOSE. The Company has relied upon laws protecting proprietary information and trade secrets and upon confidentiality agreements to protect its rights to RETICULOSE and the processes for its manufacture, but there can be no assurance that such efforts and procedures will continue to be successful and protect the Company from any competition in the future.

                                    BUSINESS

     The Company was incorporated under the laws of the State of Delaware on July 31, 1985, to engage in the production and marketing, promotion and sale of an anti-viral peptide-nucleic acid complex preparation with the trade name RETICULOSE. RETICULOSE has not been approved for sale or use, nor are applications pending for approval for sale or use by the FDA or anywhere in the world. The Company is in the developmental stage, and has not as yet commenced any commercial operations. The Company is dependent on registration and/or approval by applicable regulatory authorities of RETICULOSE in a developed or developing country, of which there can be no assurance, in order to commence commercial operations, which shall include the production, marketing, promotion and sale of RETICULOSE in each jurisdiction where the product becomes registered. During 1995, 1996 and for the six months ended June 30, 1997 the Company expended approximately $34,931, $255,660 and $194,673 for research and development, including expenses related to testing of RETICULOSE.


RECENT HISTORY



     Due to limited resources, the Company's operations over the last five years have been limited to engaging others to perform testing and analysis of RETICULOSE. In connection with these engagements, the Company has also granted distribution rights for RETICULOSE in certain foreign countries. In 1995, the Company retained Shalom Hirschman, M.D. as its President. Since becoming President of the Company, Dr. Hirschman has monitored the testing of RETICULOSE and intends to perform certain analyses of RETICULOSE with Company personnel, which analyses the Company believes may be used in connection with the FDA approval process. There can be no assurances that Dr. Hirschman will be successful in arranging for further testing and analysis of RETICULOSE.


BACKGROUND OF RETICULOSE

     RETICULOSE had been marketed in the United States during the 1940's through the early 1960's. Under the Federal Food, Drug, and Cosmetic Act, as amended in 1962 (the "1962 Act"), RETICULOSE, among other drugs, was classified by the FDA as a "new drug" requiring FDA approval prior to any sale in the United States. Management of the Company believes that, since the 1962 Act, RETICULOSE has not been marketed for commercial sale. See "-- GOVERNMENT REGULATION" and "-- THE INVESTIGATIONAL NEW DRUG APPLICATION PROCESS." Although the AIDS Clinical Trial has been the only controlled clinical trial of RETICULOSE, the published data for the years 1951 through 1962, largely anecdotal (that is, information obtained not through double blind studies), indicates that RETICULOSE is an anti-viral pharmaceutical product which is safe and effective in treating a number of interferon related viruses such as Asian Influenza, Viral Pneumonia, Virus Infectious Hepatitis, Mumps, Encephalitis, Herpes Simplex and Herpes Zoster. There is no published data that confirms that any double blind testing has been completed which demonstrates that RETICULOSE is safe and effective against the treatment of any disease.

     The open label HPV Clinical Trial at two separate hospitals located in Buenos Aires, Argentina indicated clinical improvement in half, and adverse side effects in none of the 20 patients tested. The HPV Clinical Trial was not conducted nor monitored by the Company.

     The Company received information from Shalom Z. Hirschman, M.D., then Professor of Medicine and Director of the Division of Infectious Diseases of the Mount Sinai School of Medicine, New York, New York, which information resulted from the Hirschman Study, which demonstrates that RETICULOSE stimulates the production of a unique set of chemokines, including Interleukin 1 (IL-1), Interleukin 6 (IL-6) and Gamma Interferon, and inhibits the replication of HIV in cell cultures. Dr. Hirschman currently is President and Chief Executive Officer and a director of the Company.


     The Company also has received a letter, dated November 26, 1996, from one of the scientists conducting the AIDS Clinical Trial, reporting the results of the first stage of a double-blind, randomized, placebo-controlled clinical trial using RETICULOSE in the treatment of patients with AIDS, and confirming that the study protocol received ethical approval from the Chief Medical Officer's committee. In the first stage of the clinical trial, forty-three patients, who had never previously received any anti-retroviral therapy, were enrolled into the study. Twenty-one patients received RETICULOSE and twenty-two patients received placebo, administered daily, every other week, for a sixty day period. Patients were observed for a further sixty days after the cessation of therapy. Assays for viral load were performed using PCR by LabCorp, and CD(4) counts were performed by SmithKline Beecham Clinical Laboratories, firms unaffiliated with the Company.



          At the end of the sixty day treatment period, the key results of this first preliminary stage of the clinical trial included



          1. A 37% increase in the mean CD(4)-positive T-cell lymphocytes in the group of patients that received RETICULOSE, as compared to a 7% decrease in the group of patients that received placebo, and



          2. A 21% average decrease in HIV viral load, as measured by quantitative RNA PCR, in the RETICULOSE-treated group of patients, in contrast to a 33% increase in HIV viral load in the group of patients that received placebo.



     At the end of the sixty-day observation period following cessation of treatment, the mean viral load of the RETICULOSE-treated group was less than half (42%) of the group given placebo. Of the patients who received RETICULOSE, 83% had a rise in blood hemoglobin and 61% had a rise in hemoglobin equal to, or greater than, 1 (one) gram per deciliter (g/dl). In contrast, 44% of patients who received placebo had a rise in blood hemoglobin during the study period, and in only 25% was the increase equal to or greater than 1 g/dl. Clinically, 72% of patients who received RETICULOSE maintained or increased their body weight, while this occurred in only 30% of the placebo-treated patients. Finally, there were no (zero) toxic side effects observed by physicians or reported by patients receiving RETICULOSE therapy in the first stage of the clinical trial.


     The Company is dependent upon the success of studies and tests of RETICULOSE, of which there can be no assurance, if it is ever to receive regulatory approval in the United States or developed or developing countries to market RETICULOSE and generate material operating revenues. See "-- TESTING AGREEMENTS."


     The concept of an anti-viral agent composed of peptones, peptides, lipoproteins and nucleic acid was an original idea of Vincent M. LaPenta, M.D. In 1934, Dr. LaPenta produced a product utilizing horse serum albumen, peptones and ribonucleic acid which had anti-viral properties and evidenced no toxicity. The product was later modified to substitute bovine serum albumen for horse serum albumen and was named RETICULOSE. From 1951 through 1962, data was collected and reported concerning the safety and scope of the use of RETICULOSE. Much of the data was anecdotal in nature, such as reports by physicians and pharmacists of results from the use of RETICULOSE, some of which were published in recognized medical journals. No controlled "double blind" studies were undertaken during this period. A study of Robert H. Anderson, M.D. and Ralph M. Thompson, M.D. published in the Virginia Medical Monthly in July 1957, reported that the exact method of action of RETICULOSE on the virus was not fully understood, but, since its therapeutic response was so rapid, its action may be considered a direct one. The study further found that RETICULOSE either altered the action of the virus or inhibited the host cells to prevent virus duplication, or it may have done both. In addition, the study found that the antigenic properties of the lipo-protein-nucleic acid complex definitely initiated and promoted antibody formation and phagocytosis."


     In the early 1940's, Chemico Laboratories, Inc. ("Chemico"), a Florida corporation controlled by Biagio E. LaPenta, the son of Vincent M. LaPenta, M.D., was established to manufacture RETICULOSE. The Company has been advised that Chemico, directly and through a distributor, distributed the product for the treatment of viral diseases in the midwest and southern United States until the early 1960's.

     Two reports in recognized medical journals questioned the efficacy of RETICULOSE, in tests, respectively, in vitro (i.e., eggs) and in mice by intracerebral and intraperitoneal injection. The two reports are A.C. Kempe, "Failure to Demonstrate Antiviral Activity of Reticulose," American Journal of Diseases of Children, Vol. 103, May 1962, and Behbehani, "The Effect of Reticulose on Viral Infections of Experimental Animals," Southern Medical Journal, Vol. 55, February 1962.

     Under the 1962 Act, RETICULOSE, among other drugs, was classified as a "new drug" requiring FDA approval prior to any sale in the United States. A forfeiture action was instituted in 1962 by the FDA against RETICULOSE. The FDA was successful in its litigation and RETICULOSE was withdrawn from the United

States market. The injunction obtained by the FDA prohibits, among other things, any shipment of RETICULOSE until a New Drug Application ("NDA") for RETICULOSE is approved by the FDA.

     In August 1965, the rights to manufacture and market RETICULOSE were sold, under a royalty agreement (the "Chemico Agreement"), by Chemico and Biagio E. LaPenta to Key Inc. through its subsidiary, Key, which, on June 1, 1968, obtained a license to produce ethical pharmaceutical products, including RETICULOSE, for export and sale from the Port Authority. Key Inc. entered into an employment agreement with Biagio E. LaPenta in August 1968. Key proceeded to construct a manufacturing facility in Freeport, Bahamas, and produce RETICULOSE strictly for sale in certain foreign markets. An NDA for RETICULOSE was filed with the FDA by Key in May 1967. After review by the FDA, the NDA was withdrawn without prejudice when the FDA advised Key that the NDA would not be approved. Key then filed an IND in November 1968 with the FDA, which IND was pending for more than four years without favorable action by the FDA and was withdrawn in 1972 without prejudice.

     On February 8, 1973, Key Inc. sold all of the shares of Key, its Bahamian manufacturing facilities, its interest under the Chemico Agreement and the trademark RETICULOSE, as well as rights to the services of Biagio E. LaPenta, to Mr. Cepher Chen Yan-Sun. Mr. Chen distributed the existing inventory of RETICULOSE for a number of years but the product was not manufactured after Biagio E. LaPenta died in 1976. Mr. Chen was then declared bankrupt.

     In 1984, Bernard Friedland and William Bregman purchased from the Hong Kong Bankruptcy Court Receiver all of the outstanding shares of Key, all rights to RETICULOSE, including existing inventory of the product, and the license from the Port Authority. Messrs. Friedland and Bregman then changed the name of Key to Advance Viral Research Limited (i.e., LTD), and assigned all the rights which they had acquired individually to LTD.

     In 1985, Messrs. Friedland and Bregman organized the Company for the purpose of producing RETICULOSE, seeking approvals for marketing it world-wide, and causing rights to RETICULOSE to be assigned in May 1986 from LTD to the Company as part of the Exclusive Rights and Production Agreement, dated January 3, 1986, between the Company and LTD. For a discussion of the ownership of rights of RETICULOSE, see "EXCLUSIVE RIGHTS OF THE COMPANY TO RETICULOSE AND PRODUCTION ARRANGEMENTS."


     Laboratory analysis of RETICULOSE by the University of Wisconsin Biotechnology Center, based on the Wisconsin Study conducted exclusively for the Company from December 1987 to September 1988, indicated that RETICULOSE contains both medium and short chain length amino acid link peptides. Mr. Friedland opined that in the Wisconsin Study, the peptide analyses of four RETICULOSE samples, two of which were 16 years old and manufactured by Key, and two of which were one year old and manufactured by LTD, indicated that all four product samples were essentially the same product as demonstrated by reverse phase high performance liquid chromatography. Additional analyses conducted by gel cell electrophoresis demonstrated that all four samples were essentially of the same composition, and that these analyses validate both stability and identical structure of the RETICULOSE product represented by aged and new samples.


     The IND was submitted to the FDA on September 20, 1984. Under FDA regulations, the Company is not permitted to engage in or authorize human studies regarding RETICULOSE if the FDA notifies the Company of "serious deficiencies that require correction before human studies can begin or that would require restriction of human studies until correction," until the Company is notified that the material that it has submitted to correct the deficiencies is "satisfactory." Since October 9, 1984, the date of receipt by the FDA of the IND, the FDA has issued four letters of deficiency with regard to the IND. In a letter dated November 29, 1984, the FDA indicated, among other deficiencies noted, that the publications submitted with the IND and relating to the effectiveness of RETICULOSE on virus related diseases will not be accepted in support of the safety of RETICULOSE unless the Company can establish that the proposed formulation of RETICULOSE is the same as the formulation of RETICULOSE referenced in those publications. In addition, the FDA required, among other things, that an IND application include relevant information on the chemistry, laboratory and animal controls to assure the integrity of the dosage from and that safety information be provided for the initial study proposed to be conducted on humans. The FDA also required that the information assure the proper identification, quality, purity and strength of the investigational drug and a description of the drug substance, including its physical, chemical and microbiological characteristics. On September 11, 1987, the Company received a further deficiency letter from the FDA, stating that no data had been submitted supporting in vitro (i.e., eggs) anti-HIV activity or any criterion for a biological response modifier. See "-- THE INVESTIGATIONAL NEW DRUG APPLICATION PROCESS."

     The March 1992 FDA Submission included, among other things, findings from certain independent research laboratories. The purpose of the March 1992 FDA Submission was to obtain FDA approval of the IND to conduct human clinical trials regarding the effectiveness of RETICULOSE on AIDS. However, no assurance can be given as to the time required for the completion of such tests or the time required for FDA approval, if ever, for commencement of human clinical trials.

     In response to the March 1992 FDA Submission, the Company received from the FDA the July 1992 Deficiency Letter providing detailed comments with respect to chemistry, toxicology, microbiology, and clinical areas regarding further studies and actions on the part of the Company. Following receipt of the July 1992 Deficiency Letter, the Company has made no further submission or response to the FDA, nor does the Company have any present intention to respond to the FDA. BEFORE SEPTEMBER 1995, THE COMPANY RECEIVED FURTHER CORRESPONDENCE FROM THE FDA, WHICH STATED, AMONG OTHER COMMENTS, THAT THE COMPANY'S PRIOR SUBMISSIONS TO THE FDA DID NOT PROVIDE AN ADEQUATE RESPONSE TO THE FDA'S EARLIER REQUEST FOR PRECLINICAL INFORMATION AND ACCORDINGLY THE COMPANY'S IND WAS "INACTIVATED."

     No assurance can be given that any new IND for clinical tests on humans will be approved by the FDA for human clinical trials on AIDS or other diseases, or that the results of such human clinical trials will prove that RETICULOSE is safe or effective in the treatment of AIDS, or other diseases, or that the FDA would approve the sale of RETICULOSE in the United States if any application were to be made by the Company. See "-- THE INVESTIGATIONAL NEW DRUG APPLICATION PROCESS."

     Because the FDA has not approved human clinical trials for RETICULOSE in the United States, the Company has not made arrangements for the preparation of the protocol necessary for conducting such clinical trials in the United States, or for a principal investigator for the Phase I human clinical trials, if such trials are approved by the FDA. The Company may be required, in the absence of grants or other subsidies, to bear the expenses of the Phase I human clinical trials. The Company does not know what the actual cost of such trials would be, but has allocated an amount for this purpose under "USE OF PROCEEDS." If the Company needs additional financing to fund such Phase I human clinical trials, there can be no assurance that additional financing will be available to the Company.

EXCLUSIVE RIGHTS OF THE COMPANY TO RETICULOSE AND PRODUCTION ARRANGEMENTS

     On January 3, 1986, the Company and LTD entered into the Exclusive Rights and Production Agreement pursuant to which the Company purchased the rights to manufacture and market RETICULOSE worldwide, except the right of LTD to manufacture, produce and sell for its own account to physicians, clinics and distribution within the Bahamas, effective upon payment to LTD of $50,000. That payment was made shortly after consummation of the Company's initial public offering of securities on May 14, 1986.

     The agreement further provided that LTD would produce and sell RETICULOSE to the Company until the Company's purchase of rights was effective. In addition, pursuant to this agreement, the Company purchased from LTD at $3.00 per ampule, approximately 15,000 ampules of RETICULOSE for $45,000. The Company used these 15,000 ampules for testing and promotional inventory. The Company also was obligated under the agreement to pay LTD $3.00 per ampule of RETICULOSE for the initial 100,000 ampules (including these 15,000 ampules) purchased the first year and $2.00 per ampule purchased thereafter. The Company purchased 15,000 ampules, all of which were purchased by the Company for testing and promotional activity. None of these 100,000 ampules remain in inventory.

     LTD (then known as Key) received a license from the Port Authority to manufacture pharmaceutical products for export and leased the former Key plant in Freeport, Grand Bahama Island, consisting of an approximately 29,100 square foot site containing a one-story concrete block building of approximately 7,100 square feet, which facility is equipped for the testing, production, processing and packaging of chemical products in tablet and ampule form, including RETICULOSE.

     Historically, this plant had a production capacity of 40,000 ampules per week and management believes such capacity should support the Company's requirements for the foreseeable future. Due to the lack of demand for the Company's product, the production facility was not operating continuously over the last year. Accordingly, the approximate weekly average production of RETICULOSE over the last year has been 1,500 ampules per week. The facility is not used for any purpose other than the production of RETICULOSE. However, if RETICULOSE should be approved for sale in the United States or any other market with material demand for its products, of which there can be no assurance, there can be no assurance that this facility will be sufficient to produce adequate quantities of RETICULOSE. If and when the Company's business requires a higher level of production of RETICULOSE that such level of sales will generate sufficient revenues to permit construction of another production facility.

     LTD's counsel was advised in August 1988, by the Ministry of Health of the Government of the Bahamas that a license from the Ministry of Health is required for the manufacture of pharmaceuticals in the Freeport area of Grand Bahama Island. The Ministry's position was confirmed by correspondence dated November 30, 1989. LTD has received an opinion of its counsel in the Bahamas that its license from the Port Authority is valid for the manufacture, export and sale of ethical pharmaceutical products in the Freeport area of Grand Bahama Island. No proceedings have been instituted or threatened by the Ministry of Health. If such proceedings are instituted, LTD intends to defend them vigorously. However, there can be no assurance that the Company would be successful in contesting any action by the government of the Bahamas.

     The lease on the Grand Bahama facility expired by its terms in July 1987. Prior to such time, the landlord advised LTD that he would sell to LTD the then 80-year residue of the 99-year land lease by the Port Authority, dated June 10, 1968, of the property in the Bahamas for a purchase price of $250,000. Management secured an appraisal from a real estate appraiser in the Bahamas which indicated that the total value (based upon a depreciated replacement cost approach) of the property (described in that appraisal as a single-story CBS building on 29,242.20 square feet of land) and the incorporation of LTD and its licenses and right to manufacture RETICULOSE (separately valued at B$40,000) was, as at June 17, 1986, US$580,170. Management secured a later appraisal from another Bahamian Registered Appraiser which stated that, as of July 24, 1987, the "property," which consists of the land-lease from the Port Authority (which has a residue of 80 years to run), the 7,300 sq. feet one-story building thereon and the plant and equipment contained therein was valued at B$450,000 or US$459,000.

     In November 1987, the Company's stockholders approved the acquisition by the Company of LTD, the purchase by LTD of the Bahamian manufacturing facility and the advance by the Company to LTD of the $250,000 purchase price for that facility, and LTD purchased the facility. On December 16, 1987, management of the Company, through a Declaration of Trust satisfactory to the Bahamian Government, completed the acquisition of LTD, as a 99.6% owned subsidiary of the Company, and paid approximately $29,000 of closing costs. The acquisition was followed by termination of the Exclusive Rights and Production Agreement.


     Management is aware that Bahamian legal restrictions relating to the purchase of real property interests in the Bahamas by persons not Bahamian citizens and not owned or controlled by Bahamian citizens might have impacted the Company's ability to acquire the real property. Inasmuch as LTD was a pre-existing Bahamian corporation, had secured and maintained the appropriate licenses and had Bahamian citizens owning 0.4% of the outstanding Ordinary Shares of LTD, and Messrs. Friedland and Bregman, the Company's principals, had been approved by the Central Bank of the Bahamas, the Company was advised by its Bahamian legal counsel, Nottage, Miller & Co., that LTD's purchase of the property was lawful.


     The acquisition of LTD by the Company involved an immediate transfer to the Company of approximately $46,000 in cash, and of all of Messrs. Friedland's, and Bregman's beneficial interest in all of the 996 shares of the Ordinary Shares, B$1.00 par value per share, registered in their names, representing 99.6% of all of the outstanding Ordinary Shares of LTD. Messrs. Friedland and Bregman agreed to make a contribution to the capital of LTD of approximately $86,000 by forgiveness of indebtedness of LTD to them. Messrs. Friedland and Bregman also agreed that payment to them for their shares in LTD would be made from refund of the security deposit by the landlord of the property, which security deposit was originally paid by Messrs. Friedland and Bregman.

     The Company has not taken any action to seek to cause the Bahamian Government to approve the formal transfer of the 996 Ordinary Shares of LTD to the Company. Messrs. Friedland and Bregman have agreed, by virtue of their execution and delivery of the 996 Ordinary Declaration of Trust, that they shall, without remuneration, hold their shares "in trust" for the Company, delineated in such Declaration of Trust as the owner of the beneficial interest in such shares, and will vote all such shares and transfer the record ownership thereof as directed by the Company. The Bahamian Government has not acted to permit the transfer of the shares to the Company.

     Management of the Company does not believe that it will be adversely effected by such lack of formal approval and believes it can operate indefinitely under its present arrangement. Messrs. Friedland and Bregman continue to hold the Company's shares of LTD as trustees for the Company and no royalties or other payments are or shall become due to LTD under this arrangement.


     By letter dated February 13, 1996, LTD was notified that the National Economic Council of the Bahamas had refused LTD's request for a Free Sales Certificate for RETICULOSE. As a result of this refusal, the Company has commenced discussions with the Bahamian governmental authorities for the purpose of obtaining a Free Sales Certificate, of which there can be no assurance. If the Company does not obtain a Free Sales Certificate, it is possible that the Company will not be able to meet registration requirements in other British Commonwealth and Southeast Asian countries, since such countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured.


     Although two applications for United States patents have been filed on behalf of the Company and others are contemplated to be filed, there can be no assurance that other companies, having greater economic resources, will not be successful in developing a similar product using processes similar to those of the Company. There can be no assurance that the Company will obtain such a patent or, if obtained, that it will be enforceable.

GOVERNMENT REGULATION

     The FDA and regulatory agencies in foreign countries impose substantial requirements upon and conditions precedent to the introduction of therapeutic drug products through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures. There is no assurance that FDA approval for the sale of RETICULOSE in the United States will be obtained. If human clinical trials of RETICULOSE are successful, of which there can be no assurance, the Company will endeavor to raise the required capital for the purpose of furthering the FDA process. There can be no assurance that the Company will ever have available sufficient funds nor is there any assurance that the Company could satisfy FDA regulatory protocol to gain approval for RETICULOSE in the United States.

     The effect of government regulation in certain countries may be to delay marketing of RETICULOSE for a considerable period of time to impose costly procedures upon the Company's activities and to furnish a competitive advantage to the larger companies which compete with the Company in the field of anti-viral drugs. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted.

     Third World countries have become increasingly more thorough in the registration and licensing of pharmaceutical products and require new products to prove their non toxicity, stability, safety, efficacy and to maintain records concerning same in many of the Third World countries. Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, it is not expected that the Company will be able to generate material sales revenues. See "-- MARKETING AND SALES" and "-- EXCLUSIVE DISTRIBUTION AGREEMENTS."

     The Company received from the Port Authority a copy of a grant of authority confirming the right of LTD to manufacture for export pharmaceutical products. LTD's counsel was advised in August 1988, by the Ministry of Health of the Government of the Bahamas that a license from the Ministry of Health (the "Ministry of Health License") is required for the manufacture of pharmaceuticals in the Freeport area of Grand Bahama Island. LTD does not currently nor has it ever had a Ministry of Health License. No proceedings have been instituted or threatened by the Ministry of Health. If such proceedings are instituted, LTD intends to defend them vigorously. In the event the Company is unable to obtain the Ministry of Health License to the extent it is required to do so, the Company's ability to manufacture RETICULOSE in the Bahamas could be halted. Accordingly the Company would have to expend considerable resources to seek out other possible manufacturing sites. There can be no assurances that the Company will be successful in locating a new manufacturing facility. The Company is currently manufacturing RETICULOSE in its Freeport, Bahama facility. No ampules of RETICULOSE in inventory at the time of the Company's acquisition of Ltd. are available for sale by the Company. See "LITIGATION."

THE INVESTIGATIONAL NEW DRUG APPLICATION PROCESS

     The IND process in the United States is governed by regulations established by the FDA which strictly control the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or in vitro testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.

     In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. Under FDA regulations, the Company is not permitted to engage in or authorize human studies regarding RETICULOSE in the United States if the FDA notifies the Company of "serious deficiencies that require correction before human studies can begin or that would require restriction of human studies until correction" until the Company is notified that the material that it has submitted to correct the deficiencies is "satisfactory." The Company's understanding is that it is rare for a new drug sponsor to obtain approval of an IND on the basis of an initial submission, as the FDA almost always requests additional information. The focal point of the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: Phase I, in which the pharmacological effects and possible toxicity are evaluated in a small number of volunteers or patients; Phase II, in which the drug is carefully evaluated in a small population of patients for the effectiveness of the drug and short-term side effects in controlled clinical trials; and Phase III, in which greater numbers of patients are employed and broader information is gathered to provide the basis for the drug's proper use by physicians. The initial IND may cover only Phase I.

     An investigator's brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug substance and the drug product is included. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug substance, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug substance must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or in vitro tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well documented clinical experience in place of some other pre-clinical work.

     After the FDA approves the IND or allows it to become effective, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.

     When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and other information required to be in an NDA is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs, and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.

     Another section of the NDA describes the human pharmacokinetic data and human bioavailability data (or information supporting a waiver of the submission of in vivo bioavailability data). Also included in the NDA is a section describing the composition, manufacture and specification of the drug substance including the following: a full description of the drug substance, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the bioavailability of the drug products made from the substance. NDA's contain lists of all components used in the manufacture of the drug product and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug's intended uses.

     The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.

     It is not known at this time how extensive the Phase II and Phase III clinical trials will be, if they are conducted. There can be no assurances that the data generated will show that the drug RETICULOSE is safe and effective as described above and even if the data shows that RETICULOSE, is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to the Company.

     Management of the Company believed that there was sufficient data available on RETICULOSE to file an IND with the FDA to investigate the possible effects of the drug for the treatment of patients with AIDS as well as other interferon related viruses. This belief was based upon the belief of management of the Company that RETICULOSE was distributed in the United States and used regionally from the late 1940's through the 1960's, and upon recent studies. See
"-- BACKGROUND OF RETICULOSE."

          Nevertheless, the FDA, in a letter dated November 29, 1984 to Bernard Friedland, as the sponsor of the IND, stated:

          "We have completed our review of your application and find that the information presented is inadequate and does not allow us to conclude that it is reasonably safe to initiate clinical trials. The deficiencies are summarized as follows:

          "Regarding manufacturing and controls:

             "1. You have not provided an acceptable definition of the drug moiety. If you propose a lipid-protein-nucleic acid complex, then the lipid, protein and nucleic acid must be characterized and their interactions defined.

             "2. After the moiety has been acceptably defined, its quantitative composition in the vehicle must be stated.

             "3. You should include appropriate chemical, physical and microbiological controls to assure the integrity of the dosage form as well as data from stability studies using these controls.

             "4. Please provide complete information on the composition, size and dimensions of the container-closure system to be used.

             "5. Please include a complete description of the manufacturing and packaging procedures and the name and address of the producing facility. An FDA inspection will be required.

             "6. Labeling is inadequate until the drug moiety is characterized and a quantitative composition is proposed. The drug must be labeled sterile.

          "Regarding the clinical and preclinical portions of your submission:

             "1. Please provide data that show that your [RETICULOSE] formulation is the same as the [RETICULOSE] formulation that is the subject of the articles you have provided. The articles cannot be used in support of the safety of your product if the formulations are different. If the formulations are not the same, you must provide complete pharmacology/toxicology information for your formulation.

             "2. Please provide clinical and preclinical data to support the statement that [RETICULOSE] is either an anti-viral or a biological response modifier, or both.

             "3. We are reserving full comment on your clinical protocol until you have provided the necessary safety information. However, we have these preliminary comments.

                "a. The study objectives are not stated clearly.

                "b. [Some of the raw materials used in RETICULOSE] are animal antigens capable of inducing adverse reactions in humans. What precautions will be taken with regard to this possibility?

                "c. You have not submitted a patient consent form."

     On March 27, 1987, the Company advised the FDA that the Freeport, Grand Bahama manufacturing facility for RETICULOSE had been put into "good manufacturing process" condition and requested an FDA inspection. The Company advised the FDA that stability data and other requested information would be forwarded by the Company as a separate submission in conjunction with this inspection.

     On May 22, 1987, the Company submitted to the FDA what the Company considered to be the requested information for the completion of the submission of the IND for RETICULOSE.

     On September 11, 1987, the FDA responded to the Company's May 22, 1987 submission, stating the FDA finding that "essentially no new information has been provided," and further that "they were unable to conclude that it is sufficiently safe to initiate clinical trials."

     The deficiencies noted in the September 11, 1987 letter from the FDA were as follows:

          "There is no scientific rationale provided for the use of [RETICULOSE] in patients with HIV infections. Please submit data which support in vitro anti-HIV activity. There are no data submitted which support any criterion for a biological response modifier. Without a scientific rationale and supporting in vitro data there is no basis for allowing your study to proceed. Once a rationale for use of the drug has been established, the following should be addressed:

             "1. There are no data provided that show that the product you intend to manufacture is the same [RETICULOSE] formulation that is the subject of the articles cited in support of safety. As acknowledged in the application, the formulation of [RETICULOSE] has changed over the years. It appears from our records that there have been at least three formulations. We are unable to determine from the submission exactly when the formulation changes took place or specifically which formulation was used in each of the various animal and human studies.

          "The assertion that 'the sponsor was trained by the original manufacturer of RETICULOSE and is utilizing the same formulation with identical raw materials, in the same facility with the same equipment as was utilized for the RETICULOSE described in the animal safety studies submitted with this application, and in the published human clinical data' is not sufficient. Please provide data that characterize the present formulation and its relationship to previous formulations. If possible, please submit a letter of authorization from the original manufacturer to allow us to refer to their data in order to make the comparison. We may not refer to another manufacturer's data on file with us on your behalf without specific written authorization.

             "2. We have concerns regarding the allergenic potential of [RETICULOSE]. Please refer to the referenced study reported in 1968 by Kozima et al. of Nikken Chemicals Co. Ltd. In that study, [RETICULOSE] was administered intraperitoneally to guinea pigs and the animals were subsequently rechallenged 3 weeks later. "Shock symptoms" were observed in 7 of the 10 animals. These studies should be repeated with the currently proposed formulation and a detailed report on all animals, including necropsy findings, should be submitted.

             "3. The manufacturing and controls information requested in our November 29, 1984 letter have not been adequately addressed:

                "a. Please provide a complete characterization of the raw materials used for the drug substance.

                "b. Provide a complete characterization of the nucleic acid/lipoprotein complex.

                "c. After the above characterizations have been completed, set specifications for the final drug substance and for stability profiles.

                "d. Provide comparative stability data for all formulations.

                "e. Specifications and methods must be submitted for the dosage form which assure reproducible chemical, physical, and microbiological attributes.

                "f. Complete manufacturing details for the drug substance and dosage form must be submitted with clear descriptions of conditions, in-process controls and facilities.

                "g. Labeling must define quantities of each ingredient and state that the product is sterile.

             "4. We will not conduct an inspection of the manufacturing facility until the application is complete in other respects.

             "5. Comments on the clinical protocol will not be made until the necessary safety information has been submitted."

          On February 28, 1992, the Company submitted an amendment to the IND, including the following:

             "1. Scientific Rationale for use of RETICULOSE in patients with HIV infection.

             "2. Additional data to support the antiviral activity of [RETICULOSE] with in vitro and in vivo studies against the Influenza A virus, and the Hepatitis A and B viruses.

             "3. Product [reproductibility] comparison with earlier formula, and comparative stability.

             "4. Current toxicity/safety data and discussion concerning allergenic potential plus earlier toxicity studies.

             "5. Manufacturing and controls information, including facility description, the Master Formula and product specifications for release, and clinical research labeling.

             "6. Revised Clinical Protocol and Patient forms.

             "7. Clinical Reports from 1988-1989 and prior to 1984."

     The March 1992 FDA Submission included, among other things, findings from certain independent research laboratories. The purpose of the March 1992 FDA Submission was to obtain FDA approval of the IND to conduct human clinical trials regarding the efficacy of RETICULOSE on AIDS.

     On July 31, 1992, the Company received from the FDA the July 1992 Deficiency Letter stating, among other things, that the Company's resubmitted IND application, dated February 28, 1992, "does not adequately respond to the concerns listed in [the FDA's] letter of Company dated September 11, 1987." The July 1992 Deficiency Letter further states that the following deficiencies must be addressed prior to initiation of clinical studies:

     "Chemistry

          "1. Please provide the supplier, biological source and method of preparation for . . . either directly or by cross-reference to the appropriate Drug Master Files(s). Also, please submit a certificate of analysis and acceptance specifications for each of these substances as well as for the inactive ingredients.

          "2. Please revise the manufacturing process to use one of the USP-recommended waters . . .

          "3. Please submit documentation concerning the controls and verification of sterility along the entire aseptic processing pathway, including sampling points. Also, please state the final temperature obtained in the autoclave during the reaction step of the manufacturing process and during sterilization of the ampules.

          "4. Please describe the chemical tests used to determine the dilution factor during manufacturing. Also, please provide sample calculations.

          "5. Please describe in detail the analytical methods, including sterility and LAL test, used for drug product release specifications.

          "6. Please submit batch analyses on all available preclinical and clinical lots of the drug product.

          "7. Please establish a complete stability protocol describing test parameters, testing stations and storage conditions, which include room temperature, elevated temperature, elevated humidity and light exposure.

          "8. Please revise the labeling on individual ampules and ampule shipping cartons to be in accordance with FDA Guideline, "Compilation of Regulatory Labeling Requirements for Human Drug Products," pages 40-44 (copy enclosed). Please include the following information on the label: a) "Reticulose For Injection; b) "CAUTION: New Drug. Limited by Federal law to investigational use" in accordance with 21 CFR 312.6 (copy enclosed); c) the potency, i.e. mg/ml of the active ingredient(s) in the drug product; d) an identifying lot or control number from which the manufacturing history can be determined; e) the name or code number of the patient; f) the name and address of the investigator; g) the expiration date of the drug; and h) the study and/or protocol designation.

     "Toxicology

          "9. Please perform 4-week repeat dose toxicity studies in two species, one being a non-rodent, with the proposed investigational article in a manner consistent with Good Laboratory Practices. Studies should include hematologic and clinical chemistry measurements and complete histopathologic evaluation of all animals. Doses selected should include some clearly toxic doses, if feasible.

     "Microbiology

          "10. Please perform in vitro studies to determine what effect, if any, [RETICULOSE] has on HIV replication in models of both acute and chronic (i.e., low persistent) infections. Studies have indicated that agents which modulate macrophage and T-cell functions such as IL-2 and TNF-[alpha], may modulate viral expression and/or release of HIV from infected cells. The potential for drug-associated up-regulation of virus production is an important consideration in the analysis of risk/benefit. At a minimum, activation potential should be evaluated in the following human cell types:

             "(a) Freshly isolated peripheral blood mononuclear cells;

             "(b) At least one established T-cell line (e.g., H9, MT4, MT2 or MOLT4); and

             "(c) One line representative of the monocyte/macrophage lineage (e.g., U937, U1 or OM10.1).

          "Studies employing a variety of different human cell cultures and HIV strains are encouraged.

     "Clinical

          "11. Please submit the name and address and a statement of the qualifications (curriculum vitae or other statement of qualifications) of the principal investigator.

          "12. Please define inclusion and exclusion criteria according to current standard terminology and practice. For example, the confirmatory test for HIV infection is the Western Blot, not the ELISA test for HIV antibody.

          "13. Please provide an initial proposed dosage based on preclinical safety information. Please also refer to the comment under "Toxicology" in developing preclinical safety data.

          "14. Please provide a rationale for the proposed study parameters, for laboratory monitoring, and for toxicity evaluation. In addition, please define endpoints which are measurable and can be quantified and which may be subject to statistical analysis. For example, please specify what constitutes a "significant and consistent increase" in CD4 lymphocyte count. Please provide safety monitoring which is appropriate for the preclinical safety data. In particular, please provide monitoring for the potential for anaphylaxis, as seen in the preclinical repeat dose study in guinea pigs.

          "15. Please revise the informed consent document to reflect the preclinical safety and effectiveness data.

          "16. Please provide a concise rationale for the proposed sample size and define the proposed statistical methodology. In general, interim analyses are not appropriate for a 12 week phase 1 study.

     "Until you have submitted the above required information for items 1-16, and we notify you that if it is safe to initiate the studies, you may not proceed with the proposed study.

     "We also have the following advice which we believe would improve your IND:

     "Chemistry

     "The following chemistry issues must be addressed prior to studies beyond initial phase [1 and 2] studies:

          "17. Please establish the identity(ies) and structure(s) of the active component(s).

          "18. Please identify the impurities contained in the drug substance(s) and drug product and establish individual limits for the impurities.

          "19. Please incorporate into the drug product specifications and identification test(s) and an assay for the active ingredient(s) using properly validated analytical methods.

          "20. Please identify the supplier and composition of the ampules.

     "Microbiology

          "21. Please clarify the following with respect to the data submitted in the submission:

             "(a) Please specify whether the peptide nucleic acid solution and the [RETICULOSE] preparation used by Dr. Lionel Resnick are the same or a different preparation.

             "(b) Please provide the units of p24 and RT activity and explain whether the results represent percent inhibition or activity. In addition, please clarify the discrepancy in the numbers shown in the submission and in the published report (table 3).

          "The following microbiology issues should be addressed concurrent with phase [1 and 2] studies:

             "22. Please use pre-clinical studies in appropriate animal models of retrovirus infection to define and characterize the activity of [RETICULOSE].

             "23. Please perform studies to investigate whether [RETICULOSE] can induce an antibody response which might inhibit its activity against HIV.

             "24. We encourage you to investigate the mechanism by which [RETICULOSE] inhibits HIV."

     BEFORE SEPTEMBER 1995, THE COMPANY RECEIVED FURTHER DEFICIENCY CORRESPONDENCE FROM THE FDA, DATED JUNE 1, 1995, WHICH STATED, IN ADDITION TO THE COMMENTS STATED BELOW, THAT THE COMPANY'S PRIOR SUBMISSIONS TO THE FDA DID NOT PROVIDE AN ADEQUATE RESPONSE TO THE FDA'S EARLIER REQUEST FOR PRECLINICAL INFORMATION AND ACCORDINGLY THE COMPANY'S IND WAS "INACTIVATED":

          "1. The protocol lacks sufficient description of many basic clinical trial elements, such as randomization, blinding and a well defined control group.

          "2. A rationale for the proposed sample size of "two to ten" patients is not provided.

          "3. The rationale for the dose, dosing frequency and duration of therapy is not provided.

          "4. The eligible patient population is inadequately defined. In particular, the CD4 count range for patient eligibility should be specified.

          "5. The primary efficacy assessment of the study (reduction in viral load) is not consistent with the following statement in section F.O. Biostatistical Considerations:

             "The estimated number of patients eligible for entry into this trial who will experience an adverse event as defined as an opportunistic infection or development of another neoplasm at 90 days is 2% or less. We wish to detect such a patient in the group of up to 5 and provide him/her with whatever alternative therapy is deemed advisable."

          "This statement suggests that there is confusion around the objective of this study and how a sample size can be estimated based on the desired objective.

          "6. The statement "Patients experiencing an adverse event within the first 7 days of treatment will be considered evaluable for toxicity but not for efficacy" is unacceptable because all enrolled patients should be evaluated for both safety and efficacy.

          "7. The protocol indicates (section M.2.1) that "elimination of culturable virus, based on Viral Load assays" is one of two laboratory parameters of interest, however, nowhere else are viral cultures discussed. Similarly, "restoration of immune function by tests of delayed hypersensitivity and optional functional assays" is mentioned in section
     M.3.2.2 as an additional laboratory endpoint, however it is not further described.

          "8. The principle [sic.] investigator is not identified.

          "9. An informed consent document is not provided."

     No assurances can be given that the Company's IND will ever be approved by the FDA or that results of any testing will demonstrate that RETICULOSE is safe or effective in the treatment of disease. The Company has not formally responded to the July 1992 Deficiency Letter or the 1995 deficiency letter, nor have any of the studies cited in those letters been undertaken. The Company currently contemplates that it may file a new IND. There can be no assurances as to the costs or the timing of the refiling of a new IND. The Company does not currently have the resources to complete the FDA approval process. The Company intends to allocate certain funds from the exercise of Options, provided at least 25% of the Options are exercised, for the purpose of filing a new IND with the FDA. No assurance can be given, however, that any Options will be exercised, that a new IND will be accepted by the FDA or that any tests previously conducted or to be conducted will satisfy FDA requirements.

TESTING AGREEMENTS


     For the period January 1, 1995 through September 30, 1997 the Company expended approximately $666,108 cash on testing and research and development activities, exclusive of securities transferred to induce persons to engage in testing RETICULOSE.


  Testing in the United States

     On September 20, 1984, the IND was submitted for a Phase I type study to determine if there was any pharmacological activity in humans against HIV. See "-- THE INVESTIGATIONAL NEW DRUG APPLICA-

TION PROCESS." In response to the FDA deficiency letters in 1984 and 1987 regarding the IND, the Company undertook the Wisconsin Study, a series of protein tests for product control and protein fragment identification which were conducted by the University of Wisconsin's Biotechnology Center. See
"-- BACKGROUND OF RETICULOSE." Prior to the completion phase of the Hirschman Study, the rationale for trial of RETICULOSE in humans was based upon in vitro studies which the Company believed had demonstrated at least partial activity against HIV. In October 1989 and December 1989, respectively, Southern Research Institute, Birmingham, Alabama and Vironc Laboratories, North Miami Beach, Florida conducted in vitro screenings of RETICULOSE against the HIV virus in two separately conducted independent laboratory screenings. In these screenings, RETICULOSE was shown to be either partially or significantly active against HIV at specific dilutions and was non-cytotoxic. In addition, a historical search is being conducted and the time line is being developed to connect the current RETICULOSE product and its manufacturer with the original product and its manufacturer. This search is being documented for eventual submission to the FDA to further substantiate the identity of the current product which is the subject of the IND. In October 1989, International Diagnostics Ltd. Inc., Dania, Florida, an independent testing laboratory, undertook standard mouse toxicity assays to demonstrate toxicity of RETICULOSE. Results indicated no apparent signs of toxicity in RETICULOSE treated animals at specific doses. Management of the Company originally believed that due to the early safety record and published reports of human use that the FDA would permit the initial Phase I trials in humans after approximately six months. If sufficient funds are available from the exercise of Options or other sources, the Company will consider taking the requisite scientific steps to satisfy the FDA that the formulation of RETICULOSE is identical to the formulation reported in the prior anecdotal history and studies. The time and costs required for IND approval as a result of the FDA not accepting the prior history of the drug is currently not known to the Company but could be considerable. Certain of the foregoing studies, excluding, among others, the Hirschman Study and the AIDS Clinical Trial, were submitted to the FDA as part of the March 1992 FDA Submission, but were not deemed sufficient by the FDA.

  Canadian Contract

     The Company, during the period from 1992 to 1995, had been seeking approval in Canada for controlled distribution of RETICULOSE. It submitted an application for a limited study on 24 patients with Kaposi's Sarcoma, a condition associated with AIDS, the approval of which application was pending in 1995. However, due to delay in obtaining the approval for this study and after receiving deficiency letters from the Health Protection Branch of the Health and Welfare Department of Canada, the Company had withdrawn the application to have that study commence.

     Pursuant to an agreement, dated June 5, 1993 with Richard Morisset, M.D., a Canadian physician (the "Canadian Agreement"), the Company granted Dr. Morisset up to $90,000 for Dr. Morisset's undertaking a Compassionate Treatment of ten HIV-positive patients treated with RETICULOSE and ten HIV-positive persons not treated with RETICULOSE (the "Canadian Compassionate Treatment"). Although the Company advanced $72,000 under this agreement, the Company does not currently intend to advance any further monies for the Canadian Compassionate Treatment. Further, due to the delays in obtaining information and guidance from Dr. Morisset regarding the Canadian Compassionate Treatment, the Company believes that no further efforts are being employed by Dr. Morisset in connection with the Canadian Compassionate Treatment. The Company currently believes that no further work will be performed by Dr. Morisset and anticipates formally terminating this agreement in the near future.

  TRM Management Corp.

     Pursuant to an agreement dated August 20, 1991 between the Company and TRM Management Corp. ("TRM"), a Florida corporation unaffiliated with the Company (the "TRM Agreement"), TRM performed, at the Company's expense, a controlled open clinical trial test in Haiti during a period of 30 days, on 53 patients with early onset Hepatitis "A" or Hepatitis "B", approximately one-half of whom were treated with RETICULOSE and approximately one quarter of whom were untreated for each of these two diseases, to assess the effectiveness of RETICULOSE against the Hepatitis "A" virus and Hepatitis "B" virus in accordance and in compliance with the Hepatitis Open Label Clinical Trial Protocol developed by TRM, which involved diagnosis otherwise than by the positive method of liver biopsy (the "Haiti Tests").

     In accordance with the TRM Agreement, Matthew Cohen prepared a paper which describes the methods and results of the Haiti Tests (the "Results Paper"). The Results Paper was published in the Journal of the Royal Society of Health, December 1992 issue (the "Journal"). Matthew Cohen is not affiliated with or related to Leonard Cohen, who acted as a consultant to the Company.


     The Results Paper states, among other things, that the Haiti Tests resulted in certain positive clinical and laboratory effects regarding the use of RETICULOSE against the Hepatitis "A" virus and Hepatitis "B" virus, especially against Hepatitis "B." The Company believes, however, that the Haiti Tests may have been limited in terms of its methodology and results. The Company is considering such factors relative to future testing. In accordance with the terms of the TRM Agreement, the Company has issued to the stockholders and certain associated persons of TRM (i) an aggregate amount of 10,000,000 shares of the Common Stock (the "TRM Shares") and (ii) an option to acquire, at one time, during a period that subsequently was extended until March 15, 1997, 10,000,000 shares of the Common Stock at a purchase price of $.05 per share (the "TRM Options"). Through December 31, 1996, the Company has received $333,333 pursuant to the issuance of 6,666,666 Shares in connection with the exercise of TRM Options by David Sass, as an assignee of Troy Posner, and by Richard Waldman, two of the three original TRM stockholders. Messrs. Waldman, Sass and Matthew Cohen are Selling Stockholders under the Registration Statement. Pursuant to an amendment, the TRM Options were exercisable through March 15, 1997 at an exercise price of $.08. See "SELLING STOCKHOLDERS" below.


  Plata Partners Limited Partnership

     On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata"), a Michigan limited partnership unaffiliated with the company (the "Plata Agreement"), pursuant to which Plata agreed at its expense, to perform a demonstration on ten patients of both sexes from 18 to 45 years of age for 45 days, without control group, at Campus #1 University C.B.E.P., University of Santo Domingo, Santo Domingo, Dominican Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using RETICULOSE incorporated in the Protocol against AIDS (the "Demonstration"). The Protocol provides, among other things, that the treatment consists of RETICULOSE along with vitamin and protein supplements.

     The preliminary and final results of the Demonstration were previously reported by the Company in its Reports on Form 8-K filed with the Commission on July 10, 1992 and November 6, 1992.

     The Demonstration was conducted on the patients from May 1992 through July 1992. The Demonstration was supervised by Angelo A. Chinnici, M.D., of New Jersey, and administered by medical doctors certified to practice in the Dominican Republic. A videotape has been produced by Plata memorializing the Demonstration, which videotape was delivered to the Company in August, 1992. In August 12, 1992 the Company received from Plata a translated written transcript of a press conference (the "Press Conference") called and conducted by Plata in Santo Domingo, Dominican Republic on August 7, 1992 (the "Transcript"). The Press Conference was held by Plata following the completion and the release of preliminary results of the Demonstration.

     The Transcript, a copy of which has been filed with the Company's Report on Form 8-K with the Commission on August 13, 1992, provides, among other things, statements from Dr. Joaquin Perez-Mendez, the Director of the Program for Control of Sexually Transmitted Diseases (Procets) a governmental organization in the Dominican Republic, who participated in the administration of the Demonstration, Dr. Charles Dunlop, the Surgeon General of the Dominican Republic, Dr. Norman de Castro and Dr. Rafael Alcantara, who is associated with the Center for Sexually Transmitted Diseases in the Dominican Republic.

     Generally, the Transcript states that the Doctors expressed "optimism and hopefulness" and encouraged further testing of the efficacy of RETICULOSE against AIDS. Further, the Transcript notes that Dr. Dunlop stated that "my job from the point of view of the government has been to help to register the medicine. And we are doing all the studies possible with the Public Health Center and Drug Administration to see that this happens." As of the date hereof, the Company has not independently verified or otherwise substantiated the accuracy or completeness of the Transcript or the Press Articles. The Demonstration conducted by Plata was not a double-blind study. However, as of the date of this Prospectus, no registration certificate has been granted by the Dominican Republic, and there can be no assurance that such certificate will be issued. The Company is currently not pursuing the registration certificate in the Dominican Republic.

     The Company has also been made aware that newspaper articles appeared in Spanish language newspapers (published in the Dominican Republic) regarding the Press Conference (the "Press Articles") and interviews with Drs. Perez-Mendez and Alcantara. Certain of the Press Articles report that the preliminary results of the Demonstration were "very encouraging" and that the "laboratory results subsequent to the treatment, reveal a more than 50 percent reconversion of the cell immunological system in almost all of the patients being maintained with relatively little favorable change in the only patient who did not complete the treatment." According to certain of the Press Articles, certain of the doctors attending the Demonstration stated: "Although it [(the Demonstration)] does not have the representativeness which a study of this caliber requires, precisely due to the small number of patients involved in the same, and above all due to the fact that it did not rely on a control group which permits us to make some significant comparisons, basically it is a good job of research and the results [are] clearly excellent."

     The Company received from Plata certain written information, certain copies of which are incorporated by reference into the Company's Reports on Form 8-K delivered for filing to the Commission on July 10, and July 23, 1992 (the "Plata Statement"). The Plata Statement reports, among other things, certain positive preliminary results of the Demonstration (the "Results"). The Plata Statement advised the Company of preliminary improvement of the patients participating in the Demonstration. Specifically, according to the Plata Statement, "all patients showed weight gain, as well as resolution of malaise, joint pain, and diarrhea and that those patients "initially presented with herpetic lesions (i.e., shingles) showed clearing and well healed vesicles. There was a decrease in lymphotenopathy in the majority of patients, and their oral thrush was greatly improved."

     In August 1992, the Company received from Lionel Resnick, M.D., F.A.A.D., F.A.C.P., then Chief, Retrovirology Laboratories, Departments of Dermatology and Pathology, Mount Sinai Medical Center of Greater Miami, in Miami, Florida, written correspondence relating to the Demonstration stating that, based upon Dr. Resnick's review of the results of the Demonstration, a "dramatic" clinical improvement was documented over the forty-five day period of the study [and] there were significant changes in laboratory surrogate markers consistent with beneficial drug effects" although "a high-level of enthusiasm is tempered by the lack of 1) a homogeneous study population and 2) defined clinical endpoints."

     In October 1992, the Company received from Anthony J. Mangia, M.D., certified by Plata to be an expert in the area of AIDS research, further written correspondence relating to the Demonstration (the "Mangia Correspondence"). As an independent observer, Dr. Mangia visited the Demonstration site, reviewed scientific data regarding the in vitro activity of RETICULOSE against various viruses, interviewed the study physicians, examined some of the patients, and reviewed the written results of the Demonstration. The Mangia Correspondence provides, "Review of the data submitted indicates that RETICULOSE may be an effective alternative treatment for AIDS patients" and concludes that the results of the Demonstration appear to indicate that RETICULOSE is "well tolerated, with no significant adverse reactions to the drug."

     The Mangia Correspondence also indicates that the patients he examined had experienced an "amelioration in symptoms and a sense of well being" by the time the Demonstration had concluded. The Mangia Correspondence does, however, contain several criticisms of the Demonstration, including, among other things, the brevity of the Demonstration, the lack of stratification according to CD4 count, the small number of subjects, the inclusion of nutritional supplements along with the RETICULOSE, and the lack of pre- and post-treatment weights and performance status evaluation of the subjects. The Mangia Correspondence concluded that the results of the Demonstration appear to indicate that further studies in animals and humans appear to be warranted. The Mangia Correspondence suggested that such further studies need to be better controlled and performed on a larger scale with more sophisticated methods, including the monitoring of endogenous interferons, other cytokines and "surrogate markers" for HIV activity, than the Demonstration.

     The Company received from Plata a copy of a report dated September 30, 1992, from Angelo A. Chinnici, M.D. regarding the Demonstration (the "Chinnici Report"). The Chinnici Report stated the hypothesis, objectives, methodology, clinical tracking and procedures involved in the Demonstration. The Chinnici Report commented that the majority of the subjects involved experienced a dramatic clinical improvement, i.e., reduction in oral thrush, reduction in herpetic lesions, and improvement in certain dermatological conditions, such as seborrheic dermatitis and eczema. According to the Chinnici Report, the most dramatic change was observed in the number of CD 4 and CD 8 lymphocytes, as well as in the CD 4 and CD 8 ratio. Nine of the ten patients experienced an increase in the CD 4 cells, the most dramatic being that of an initial count of 27 at the initial phase of treatment, which rose to 193. The Chinnici Report further noted that the administration of RETICULOSE, among other things, produced no adverse side affects, nor caused significant anemia, nor any decrease in the subjects' white blood cell count. Further, the Chinnici Report states that RETICULOSE may cause a halt to viral replication and may produce endogenous interferon, which ameliorates a patient's condition. The Chinnici Report also indicated, among other things, however, that the Demonstration was limited in that the subjects were treated for a short period of time and there was no control group. The Company has not independently verified any of the statements contained in either the Mangia Correspondence or the Chinnici Report.


     Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares and options to purchase an additional 5,000,000 shares at $.08 per option share through July 9, 1994 (the "Plata Options") and 5,000,000 option shares at $.10 per option share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options were exercisable through April 30, 1996. Under another amendment, as of December 31, 1996, there were outstanding Plata Options to acquire 813,000 shares at $.11 per share and Additional Plata Options to acquire 858,100 shares at $.13 per share. The Company offered and the holders of the Plata Options and the Additional Plata Options accepted offers to further extend the exercise date of the Plata Options and the Additional Plata Options through April 30, 1997 in consideration for an increase in the exercise price to $.12 per option share as to the Plata Options and $.14 per option share as to the Additional Plata Options.

     The Company believes the Demonstration will not significantly impact the FDA's decision to (i) approve the pending IND filed with the FDA or (ii) approve of the marketing, sales or distribution of RETICULOSE within the United States. Further, the Company believes the Demonstration will not significantly impact the Company's ability to obtain approval for the marketing, sales or distribution of RETICULOSE anywhere in the world.

  Argentina Agreements

     On December 27, 1993, the Company entered into an agreement with Juan Carlos Flichman, M.D., Permanent Advisor to the Argentine Association Against Sexually Transmitted Diseases, whereby Dr. Flichman agreed to conduct a double blind study of RETICULOSE in Argentina of (i) 40 patients who have been diagnosed with acute Hepatitis "B" and (ii) 20 patients diagnosed with Hepatitis "C" (the "Argentina Study"). The treatment of acute Hepatitis "B" patients was expected to last for approximately 20 days, followed by a 60/90 day observation period and of Hepatitis "C" patients was expected to last for 180 days, also followed by a 60/90 day observation period. Dr. Flichman, however, indicated to the Company that the Argentina Study was delayed because of the Argentina Health Ministry.

     In April, 1996, the Company entered into a new agreement (the "1996 Argentina Agreement") with DCT, pursuant to which DCT and Dr. Flichman each agreed to conduct the HPV Clinical Trial. In June, 1994, the Company entered into an exclusive distribution agreement with DCT, whereby the Company granted to DCT, subject to certain conditions precedent, the exclusive right to market and sell RETICULOSE in certain South American countries, including Argentina and other MERCOSUR States; this agreement was superseded by another exclusive distribution agreement as of April 1, 1996. Pursuant to the 1996 Argentina Agreement, the HPV Clinical Trial commenced and is being conducted pursuant to a protocol developed by Dr. Flichman. The purpose of the HPV Clinical Trial is to assess the efficacy of RETICULOSE on HPV. The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 20 patients between the ages of 18 and 50 years of age. The HPV Clinical Trial is not a double-blind study and will not include a placebo control group or reference to any other anti-viral drug.

     Pursuant to the 1996 Argentina Agreement, the Company paid approximately $34,000 to DCT to cover out of pocket expenses associated with the HPV Clinical Trial. The 1996 Argentina Agreement further provides that, at the conclusion of the HPV Clinical Trial, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the HPV Clinical Trial (the "HPV Written Report"). On April 22, 1996, the Company was informed by DCT that the HPV Clinical Trial had commenced on April 15, 1996. In September 1996, the Company received from Dr. Flichman the HPV Written Report. The HPV Written Report stated that, when RETICULOSE was applied topically to 20 patients (six males and 14 females) diagnosed to be infected with HPV, two of the 20 patients had total remissions and eight of the 20 patients experienced clinical improvement ranging from a reduction in color intensity, size and texture. Further, the HPV Written Report provides that no adverse side effects were observed in any of the 20 patients and only one patient experienced redness of the skin that disappeared spontaneously within 24 hours. Upon delivery of the HPV Written Report to the Company, the Company delivered to the principals of DCT Options to acquire 2,000,000 shares of the Common Stock for a period of one year from the date of the delivery of the HPV Written Report, at an exercise price of $.20 per Option Share, all of which are included for registration under the Registration Statement. As of December 31, 1996, 473,500 shares of Common Stock were issued pursuant to the exercise of these Options for an aggregate exercise price of $94,700. The HPV Clinical Trial was funded by the Company. See "-- EXCLUSIVE DISTRIBUTION AGREEMENTS -- Agreement with DCT S.R.L."


     In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell RETICULOSE in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").



     During the quarter ended June 30, 1997, the Company entered into an agreement with DCT (the "HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of Reticulose for the treatment of persons diagnosed with the HIV virus
(AIDS) and HPV (the "HIV-HPV Study").



     In connection with the HIV-HPV Agreement, the Company has advanced approximately $269,000, of which $132,000 was advanced during the three month period ended September 30, 1997 and is accounted for as a research and development expense. The amounts have been used to cover expenses associated with pre-clinical activities and approval for the commencement of the HIV-HPV study.



     The HIV-HPV Agreement provides that (i) in the event the data from the HIV-HPV Study is used in connection with Reticulose being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.



     In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively to assess the efficacy of the topical application of RETICULOSE for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").



     In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company has advanced approximately $49,000 and $88,000, respectively such expenses are accounted for as research and development expenses. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced.



     Both agreements with DCT provide that (i) in the event the data from the Studies are used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts respectively expended in connection with the Studies.

  Hirschman Study

     The Company in late 1995 issued a grant of $30,188 to The Mount Sinai School of Medicine, New York City, New York, for the purpose of studying the mechanism, if any, by which RETICULOSE inhibits replication of HIV. The study was conducted by Shalom Z. Hirschman, M.D., then Professor of Medicine and Director of the Division of Infectious Diseases of The Mount Sinai School of Medicine. The results of this research were presented by Dr. Hirschman at Biomedicine '96, the annual meeting (sponsored by Science, a journal of the American Association for the Advancement of Science) of the Association of American Physicians, American Society for Clinical Investigation, and American Federation for Clinical Research (associations of medical honor societies), held May 4-6, 1996, in Washington, D.C. The manuscript of Drs. Hirschman and Chey Wei Chen, entitled "Peptide Nucleic Acids Stimulate Gamma Interferon and Inhibit the Replication of the Human Immunodeficiency Virus," was published in Clinical Research (the official compendium of the proceedings of the meeting) in the August 1996 issue of Journal of Investigative Medicine, a publication of the American Federation for Clinical Research. Dr. Hirschman's report of the result of the Hirschman Study is set forth under "-- BACKGROUND OF RETICULOSE."

  AIDS Clinical Trial


     The first stage of the AIDS Clinical Trial, conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados, was completed in late November 1996. The report of the result of that stage is set forth under "-- BACKGROUND OF RETICULOSE." As of September 30, 1997, the Company had expended approximately $250,000 to cover the costs of the AIDS Clinical Trial and anticipates that at least an additional $75,000 will be expended on the AIDS Clinical Trial.


  National Cancer Institute Study

     In March 1997, the Company entered into the NCI Agreement. See "THE COMPANY." The NCI Agreement states that the Government Agencies "[do] not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this [agreement] or to any patent or other intellectual property license or agreement which implements this [agreement] by its successors, assignees, or licensees. The [Company] shall not in any way state or imply that this [agreement] is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees."

MARKETING AND SALES

     RETICULOSE is not being sold commercially anywhere in the world. As of the date hereof, the efforts of the Company or any of its representatives have produced no material benefits to the Company regarding the Company's ability to have RETICULOSE sold commercially anywhere in the world. The Company has entered into Exclusive Distribution Agreements with five separate entities whereby the Company has granted exclusive rights to distribute RETICULOSE in the countries of China, Japan, Hong Kong, Macao, Taiwan, Mexico, Channel Islands, Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize, Saudi Arabia, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, the distributors are obligated to cause RETICULOSE to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of RETICULOSE to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. See "-- EXCLUSIVE DISTRIBUTION AGREEMENTS." The marketing plans of the Company for RETICULOSE are still dependent upon registration of RETICULOSE for sale in the various jurisdictions where its distributors are seeking approvals.


     There can be no assurance that the Company or any distributor will ever secure registration of RETICULOSE and the Company to date has received no information that would lead it to believe that it will be positioned to sell RETICULOSE commercially anywhere in the world in the immediate future. To date, the only application for registration of RETICULOSE which has been filed is an application requesting that RETICULOSE be available for sale in Argentina. Notwithstanding the filing of this application, no material progress has been made to secure approval to sell RETICULOSE in Argentina. The Company initially targeted its sales and marketing efforts to those countries where RETICULOSE was previously marketed by its prior owners for a number of years as an anti-viral agent in the treatment of Asian Influenza, Viral Pneumonia, Virus Infectious Hepatitis, Mumps, Encephalitis, Herpes Simplex and Herpes Zoster. Those countries included Singapore, Hong Kong, Malaysia, Taiwan, the Philippines and Malta. Registration of RETICULOSE will be required in such countries as well as in the other countries comprising the distributors' territories before any significant sales may begin. Efforts to register RETICULOSE for sale in these countries has been met with significant resistance by the regulatory authorities due to the Company's inability to obtain the registration and approval to sell RETICULOSE in the Bahamas, the country of origin, and a general lack of published data on the efficacy of RETICULOSE. Until RETICULOSE is registered and approved for sale in the United States, in another developed country or in the other countries included in the distributors' territories, there can be no assurance that the Company will generate significant sales of RETICULOSE. If at least 25% of the Options are exercised, the Company may file a new IND for RETICULOSE with the FDA. For the years ended December 31, 1996, 1995 and 1994, the Company reported no commercial sales except limited sales for testing purposes ($24,111, $27,328 and $22,402, respectively). RETICULOSE is not legally available for use anywhere in the world, except for testing purposes. See "-- TESTING AGREEMENTS."


COMPETITION

     There are inherent difficulties for any development stage company seeking to enter an established field, particularly in a field so capital intensive as the manufacture and sale of pharmaceuticals. The Company, if it is ever successful in securing FDA and other regulatory approvals, will encounter intense competition engaged in the development and marketing of drug products, all of which are substantially larger, possess far greater capital assets, have substantial operating histories and records of successful operations, greater financial and other resources, more employees and far more extensive facilities than the Company now has or will have in the foreseeable future. Accordingly, such companies are in a far better position to compete than the Company. Moreover, such companies may succeed in discovering, developing and marketing anti-viral products that are more effective than RETICULOSE. The Company at present is not, and there can be no assurances that the Company will become in the foreseeable future, a significant factor in the field in which it proposes to engage. Additionally, small "start-up" firms, such as the Company, with very limited resources, are at a very serious competitive disadvantage against established companies. The Company hopes to compete, however, based on cost and the effectiveness of RETICULOSE.

EMPLOYEES


     The Company has four full-time employees, including its three executive officers and an administrative employee. Shalom Z. Hirschman, M.D., President and Chief Executive Officer and a director of the Company, Bernard Friedland, Chairman of the Board and a director of the Company, and William Bregman, Secretary-Treasurer and a director of the Company, each devote all of their business time to the day-to-day business operations of the Company.


     Additionally, the Company may hire, as and when needed, and as available, such sales and technical support staff and consultants for specific projects on a contract basis. See "MANAGEMENT."

CONSULTING AGREEMENTS

  Leonard Cohen

     On September 11, 1992, the Company entered into a consulting agreement with Leonard Cohen (the "Initial Cohen Agreement") for a one-year term commencing on that date. Prior to the execution of the Initial Cohen Agreement, Mr. Cohen had no relationship with the Company other than as a former holder of the Company's Class C Warrants which had been redeemed. Mr. Leonard Cohen has no relationship to Matthew Cohen who was one of the principals of TRM. The Initial Cohen Agreement required that Leonard Cohen provide the Company certain consulting services including, among others: (i) the identification of pharmaceutical companies which may have an interest in engaging in joint ventures or other agreements to advance the testing and study of RETICULOSE; (ii) services related to achieving approval of RETICULOSE for commercial sale in the United

States and in foreign countries; (iii) the location of investment banking firms and venture capital firms, the purpose of which is to raise capital for the Company through securities offerings and/or debt financing; (iv) the dissemination of public information about the Company to persons who may have an interest in RETICULOSE; and (v) making contacts with persons in the investment and financial communities.

     The Initial Cohen Agreement provided that: (i) upon execution, the Company would issue to Leonard Cohen 500,000 shares of the Common Stock, which were issued on October 20, 1992; and (ii) upon completion of 50 hours of services, the Company would issue to Leonard Cohen an additional 500,000 shares of the Common Stock, which were issued on February 28, 1993. Mr. Cohen provided the 50 hours of services to the Company during the last quarter of 1992 and the first quarter of 1993. In addition, upon execution of the Initial Cohen Agreement, the Company granted to Leonard Cohen the option (the "Cohen Option"), exercisable commencing as of September 11, 1992, and ending on September 10, 1993 (which date has been extended through April 30, 1997), to acquire 3,000,000 shares of the Common Stock at an exercise price of $.09 per share (which exercise price has been increased to $.13 per share). The Initial Cohen Agreement granted to the holders of the Cohen Options a one time piggyback registration right (that is, the right generally to cause the Company to include in its registration statement, if permissible, filed by the Company with the Commission) with respect to the shares of Common Stock issued to Mr. Cohen for his services and the shares underlying the Cohen Option. As of February 28, 1997, Options to purchase 1,300,000 shares have been exercised for cash consideration of $156,000.

     On February 28, 1993, the Company entered into another consulting agreement with Leonard Cohen (the "Cohen Agreement") for a three-year term commencing on March 1, 1993. The Cohen Agreement provides that Leonard Cohen will provide to the Company financial business consulting services concerning the operation of the business of the Company and possible strategic transactions. The Cohen Agreement was entered into because the Company believed that the Cohen Agreement provided incentive to Mr. Cohen to provide greater services to the Company and because Mr. Cohen's hourly obligations under the Initial Cohen Agreement had been satisfied during the last quarter of 1992 and the first quarter of 1993. On February 28, 1993, pursuant to the Cohen Agreement, 3,500,000 Shares of the Company's Common Stock were issued to Mr. Cohen and his designees as follows:
(i) Leonard Cohen -- 2,000,000 Shares; and (ii) persons not affiliated with the Company or any of its officers or directors -- 1,500,000 Shares, which have been sold. The Cohen Agreement also granted to Mr. Cohen and his designees a one-time piggyback registration right with respect to those shares. The services provided and to be provided by Mr. Cohen under the Cohen Agreement were not all inclusive nor was the compensation given to Mr. Cohen under the Cohen Agreement. As a result, in consideration for the additional services provided by Mr. Cohen in connection with the introduction and negotiation of the Exclusive Distribution Agreement with C.U.R.E. Pharmaceutical Corp. ("C.U.R.E."), a Delaware corporation, which agreement was terminated because of the failure of C.U.R.E., but was then superseded by an agreement with Avix International Pharmaceutical Corp. ("Avix"). The Company has been informed by Avix that Leonard Cohen is a controlling shareholder, director and executive officer of Avix. Mr. Cohen was issued an additional 2,500,000 Shares in April 1994. Further, the Company agreed to issue to Leonard Cohen an additional 300,000 Shares in 1995, at a time when the Shares were valued at $.14 per Share, in consideration for expenditures incurred by Mr. Cohen in connection with securing for the benefit of the Company and the affiliated distributor, the continued services of Dr. Chinnici. Such additional 300,000 shares were inadvertently not issued to Mr. Cohen in 1995, are included in the Registration Statement, and shall be accounted for as general and administrative expense at $.14 per share, the price when the Shares were to be issued. See the discussion below and "-- EXCLUSIVE DISTRIBUTION AGREEMENTS."

     By letter of September 15, 1993, Leonard Cohen requested registration of the Shares and Option Shares issued to Mr. Cohen and his designees pursuant to the Initial Cohen Agreement and the Cohen Agreement. The Company issued the above referenced additional 2,500,000 Shares to Mr. Cohen for services rendered by Mr. Cohen in connection with the introduction, negotiation and execution of an Exclusive Distribution Agreement between the Company and C.U.R.E. dated April 25, 1994, which were in addition to his services under the Cohen Agreement.

  Resnick Consulting Agreement

     The Company entered in a Medical Advisor Agreement with Lionel Resnick, M.D., dated as of September 14, 1993, providing for Dr. Resnick's consulting services and assistance to the Company as reasonably requested by the President of the Company, but not more than three hours per month without the prior written consent of the Company, for an initial term of two years commencing on September 1, 1993, extended for successive one-year periods unless either party gives the other 60 days prior written notice of its intent not to renew prior to the expiration of the then current term, at an hourly fee of $200. The Company has not requested, and Dr. Resnick has not provided, any services pursuant to the Medical Advisor Agreement. This agreement was formally terminated effective August 31, 1997 by notice by the Company to Dr. Resnick on March 21, 1997.

  C.U.R.E.

     The Company's Exclusive Distribution Agreements with C.U.R.E. and its affiliate were terminated according to their terms on May 31, 1995 because of C.U.R.E.'s inability to obtain Approvals in a timely manner and its ability to obtain requisite funding to pursue such Approvals. See "-- EXCLUSIVE DISTRIBUTION AGREEMENTS -- Termination of Agreements with C.U.R.E." To induce C.U.R.E. to enter into the Exclusive Distribution Agreement, in April 1994, the Company issued Messrs. Elliot Bauer and Lee Rizzuto a total of 1,250,000 Shares and granted Options to acquire 10,000,000 Shares at $.10 per Share (which exercise price has been increased to $.11 per Share) exercisable through May 1, 1996. The Shares issued to Messrs. Cohen, Bauer and Rizzuto have been accounted for as a general and administrative expense at a price $.055 per Share. Mr. Rizzuto sold all of the 625,000 shares and all shares underlying his options. Mr. Bauer sold 850,000 Option Shares underlying his Option prior to April 30, 1996, and Mr. Bauer also transferred 312,500 Shares to Mark Montifiore and 312,500 Shares to his minor children and he disclaims any beneficial interest with respect to such Shares. The 4,150,000 Option Shares underlying Mr. Bauer's Option and the 312,500 Shares owned by Mr. Bauer's minor children as well as the 112,500 Shares owned by Mr. Montifiore are also being registered to permit public resale hereunder. In addition, Mr. Cohen sold 1,300,000 Option Shares underlying his Options prior to April 30, 1996. See "SELLING STOCKHOLDERS."

  Shalom Z. Hirschman, M.D.

     The Company entered into a consulting agreement with Shalom Z. Hirschman, M.D., dated as of May 24, 1995, pursuant to which Dr. Hirschman agreed to provide services relating to development and location of pharmacological and biotechnology companies and agreed to assist the Company in seeking joint ventures with and financing of companies in such industries through May 1997. As consideration for such services, the Company issued 1,000,000 shares of Common Stock to Dr. Hirschman, which have been accounted for as a general and administrative expense, at a price of $.11 per share, the market price on the date of issuance, and granted Options to acquire 5,000,000 Shares at $.18 per Option Share, exercisable through May 24, 1998. Dr. Hirschman sold the 1,000,000 outstanding shares in 1995 and exercised an Option to acquire 900,000 Option Shares at $.18 per Option Share during 1996. As a result, 4,100,000 of the Option Shares underlying that Option are registered under the Registration Statement.

     In connection with the Consulting Agreement with Dr. Hirschman, the Company also issued to Deborah Silver 100,000 Shares and granted to her options to purchase 500,000 shares exercisable for one year at $.18, which option was fully exercised and all shares issued under which were sold prior to April 30, 1996. However, the 100,000 Shares owned by Ms. Silver were not sold and therefore are included for resale under the Registration Statement. Such options and Shares were issued for services to the Company and were also accounted for as a general administrative expense at $.18 per share.

     The Company, as of March 24, 1996, executed an addendum to the Consulting Agreement with Dr. Hirschman, which addendum did not become effective until April 1, 1996. Pursuant to the addendum, Dr. Hirschman agreed to provide additional services to the Company through May 2000. Such additional services include furthering the Company's financial and investment banking efforts, and assisting the Company in joint efforts for the purpose of securing manufacturing and sale approvals for RETICULOSE, as well as efforts to pursue regulatory approvals and fulfill regulatory protocols regarding RETICULOSE. In consideration for the increased term and additional services, especially in assisting the Company in its investment banking efforts, the Company granted to Dr. Hirschman and his designees Options to purchase an aggregate of 15,000,000 Shares, exercisable as follows: Options to purchase 5,000,000 Shares from March 24, 1996 through March 23, 1999 at $.19 per Option Share; Options to purchase 5,000,000 Shares from March 24, 1997 through March 23, 1999 at $.27 per Option Share; and Options to purchase 5,000,000 Shares from March 24, 1998 through March 23, 1999 at $.36 per Option Share. The Board of Directors of the Company has determined that the market price of shares of the Common Stock at the date the addendum was agreed to was $.18 to $.185 per Share. Dr. Hirschman transferred (i) Options to acquire 500,000 Option Shares at an exercise price of $.19 per Option Share during 1996, which Options were exercised by Dr. Hirschman's transferee in 1996 and (ii) in April 1997, (x) Options to acquire 500,000 Option Shares at an exercise price of $.27 per Option Share and (y) Options to acquire 500,000 Option Shares at an exercise price of $.36 per Option Share.

     As of October 14, 1996, the Consulting Agreement with Dr. Hirschman was terminated and an Employment Agreement with Dr. Hirschman became effective. See "MANAGEMENT -- EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

EXCLUSIVE DISTRIBUTION AGREEMENTS

  Agreement with DCT S.R.L.


     Under an Exclusive Distribution Agreement, dated in June 1994, superseded by another agreement, dated April 1, 1996, between the Company and DCT, the Company granted to DCT, subject to certain conditions precedent, the exclusive right to market and sell RETICULOSE within the territories of Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile (the "DCT Agreement"). The term of the DCT Agreement was for a three-year period with additional three-year renewal terms from the date DCT obtained all approvals, licenses, permits and registrations (the "Approval") to import and distribute RETICULOSE in Argentina, subject to DCT's right to extend the DCT Agreement so long as DCT was diligently pursuing the Approval and meeting certain annual minimum purchase requirements as set forth in the DCT Agreement, in the event the Approval for Argentina was obtained. DCT was granted an Option to purchase for a period of one year from the date of Approval, 2,000,000 shares at a purchase price of $.20 per Share (the "DCT Option"). The Approval has not been obtained to date. The Company has not terminated the DCT Agreement because the Company has not identified another source it believes will be more successful in obtaining Approval.


     As a result of the 1996 Argentina Agreement, discussed under "BUSINESS-TESTING AGREEMENTS -- Argentina Agreement" above, and the Health Ministry's approval for and the commencement of the test of RETICULOSE on the Human Papilloma Virus (HPV) on patients, the Company agreed that the DCT Option vested and the 2,000,000 Option Shares underlying the DCT Option are included for public resale by the three principals of DCT in the Registration Statement. See "SELLING STOCKHOLDERS."

  Termination of Agreements with C.U.R.E.

     On April 25, 1994, the Company entered into an Exclusive Distribution Agreement with C.U.R.E. pursuant to which C.U.R.E. was granted exclusive rights to distribute RETICULOSE within the countries of China, Japan, Thailand, Singapore, Hong Kong, Taiwan and Malaysia the ("C.U.R.E. Territory").

     The Exclusive Distribution Agreement with C.U.R.E was for an initial term of five years, subject to certain automatic extensions if C.U.R.E. satisfied its minimum purchase obligations and obtained Approval for one or more countries constituting the C.U.R.E. Territory, within one year from the Agreement. Because of its failure to obtain any Approval, the Company terminated the rights of C.U.R.E. under this agreement.

     As of June 1, 1994, the Company had also entered into an Exclusive Distribution Agreement with C.U.R.E. Pharmaceutica Central Americas Ltd., a Delaware corporation and an affiliate of C.U.R.E. ("C.U.R.E. C/A Ltd."). C.U.R.E. C/A Ltd. was required to purchase a minimum of 20,000 milliliters of RETICULOSE during the first year following Approval and such Approval had to be obtained within one year of this agreement. C.U.R.E. was unable to obtain such Approval and the Company terminated C.U.R.E.'s exclusive distribution rights, effective May 30, 1995, following acknowledgment by C.U.R.E. and C.U.R.E. C/A Ltd. that neither had obtained Approvals and both lacked additional financing to pursue the Approvals.

  Agreements with AVIX and Unistone


     As the result of the termination of agreements with C.U.R.E. and C.U.R.E. C/A Ltd., the Company entered into an agreement, dated as of June 2, 1995, with AVIX, pursuant to which AVIX has been granted the exclusive import and distribution rights during a period of five years from the date that AVIX obtains Approval for any of the countries formerly within the C.U.R.E. Territory (the "AVIX Far East Agreement"), and a separate Exclusive Distribution Agreement with AVIX with respect to Mexico, which rights previously belonged to C.U.R.E. C/A Ltd. AVIX has informed the Company that it has commenced negotiations with parties in Mexico and China for the purpose of seeking initial authorization for testing RETICULOSE, following which Approval for those countries shall be sought. The Company has been informed by AVIX that certain of the principals of AVIX (including Leonard Cohen who is an officer and shareholder thereof) were formerly principals of C.U.R.E. The terms of the agreement with AVIX are substantially similar to the agreements with C.U.R.E. and C.U.R.E. C/A Ltd. except that the territory in the AVIX Agreement does not include Thailand, Malaysia and Singapore but does include Macao. The Approval has not been obtained to date.



     On December 28, 1995, the Company entered into a separate agreement with AVIX and Beijing Unistone Pharmaceutical Co., Ltd. ("Unistone"), a company organized under the laws of the People's Republic of China, with headquarters in Beijing, China (the "Unistone-AVIX Agreement"). In connection with the Unistone-AVIX Agreement, the Company and AVIX agreed to utilize the services of Unistone for the purposes of securing approval to test RETICULOSE in China, with the intent of gaining Approval for China. Under the Unistone-AVIX Agreement, during a period of three years commencing on the date of Approval for China, Unistone shall be the exclusive distributor and have a limited trademark license for RETICULOSE in China. Unistone is obligated to purchase not more than 100,000 doses of 0.5 ml each in bulk form or 20,000 ampules of 0.5 ml doses for purposes of seeking Approval for China, at least 1,000,000 doses by the first anniversary of Approval for China, at least 3,000,000 doses during the next 12-month period, and at least 10,000,000 doses during each subsequent 12-month period, all at a purchase price of U.S. $1.00 per 0.5 ml dose shipped in bulk, or U.S. $1.26 per dose if ordered in prepackaged, four-dose 2 ml ampules. This purchase price is to be reduced by an aggregate of $100,000 on account of a fee to Unistone for trials and testing of RETICULOSE for Approval for China. If these annual minimum purchase requirements are satisfied, the period of the agreement is automatically extended through the eighth anniversary of the date of Approval. There are no minimum purchase requirements to be met by AVIX under the AVIX-Unistone Agreement. In addition, AVIX is obligated to pay Unistone $50,000 for its services in seeking Approval for China. As of December 31, 1996, the Company had given Unistone, for testing purposes, 1,600 ampules of RETICULOSE without charge. Unistone has not fulfilled its obligation under the agreement to obtain Approval before April 1996. The Company has not terminated the AVIX-Unistone Agreement because the Company has not identified another source it believes will be more successful in obtaining Approval.


     Under a separate agreement between the Company and AVIX, AVIX shall receive a royalty equal to 12.5% of the total sales of RETICULOSE in Asia so long as the Company owns any right to RETICULOSE. AVIX also is entitled to certain payments by the Company in the event that the Company sells manufacturing rights for RETICULOSE.

     In July, 1996, the AVIX Far East Agreement was amended to grant AVIX the additional country of Macao and reflect AVIX's waiver of its rights with respect to the countries of Singapore, Thailand and Malaysia, as well as AVIX's penalty rights under the AVIX Far East Agreement that would have vested in the event that the Company could not produce sufficient quantities of RETICULOSE within certain periods of time. The penalty rights were waived, in part, because AVIX has not yet generated a sufficient demand for RETICULOSE within its distribution territory. AVIX has not generated any sales of RETICULOSE.

     The period of time during which AVIX must obtain Approval for any of the countries in its territory under the AVIX Far East Agreement was extended to June 1, 1997, subject to AVIX continuing to pay $8,000 per month to the Company. The Company has not received the $8,000 monthly payment since November, 1996; the

Company has received a total of $40,000 in payments from AVIX. Pursuant to recent discussions with AVIX regarding the AVIX Far East Agreement, the Company and AVIX have agreed that, in lieu of the $8,000 monthly payment discussed above, AVIX will fund studies assessing the efficacy of RETICULOSE that may be performed in Mexico. There can be no assurance, however, that any such studies will be performed in Mexico. If AVIX is complying with the AVIX Far East Agreement, including certain annual minimum purchase requirements after Approval is obtained (see below) of which there can be no assurance, the term is automatically extended for five additional five year terms. The agreements with AVIX further provide that the results of all studies, research data, documentation and research publications regarding RETICULOSE in which AVIX has an interest are owned by the Company.


     The separate agreement for Mexico requires Approval within one year and has minimum annual purchase requirement commencing at 20,000 milliliters. The Company has extended the period for AVIX to secure Approval from Mexico because management of the Company believes that AVIX has been diligently seeking Approval from the Ministry of Health of Mexico.

     AVIX is required, pursuant to the AVIX Far East Agreement, to purchase RETICULOSE for $500,000 upon obtaining Approval and after one year after Approval for China, AVIX is required to purchase RETICULOSE for an additional $500,000 at $12 per 2 ml ampule.

  Agreement with Commonwealth


     Under an Exclusive Distribution Agreement, dated October 24, 1994, as supplemented on November 2, 1995 (collectively, the "Commonwealth Agreement") with Commonwealth, the Company has granted to Commonwealth Pharmaceuticals ("Commonwealth"), subject to certain conditions precedent, the exclusive right to market and sell the Company's pharmaceutical drug RETICULOSE within the territories of the Channel Islands, The Isle of Man, the British West Indies, Jamaica, Haiti, Bermuda and Belize (collectively, the "Commonwealth Territories"), and the right (not exclusive) to import, warehouse, market, sell and distribute RETICULOSE within the territory of Saudi Arabia. The term of the Commonwealth Agreement as to the Commonwealth Territories is for successive three year periods (each extension period being with the prior mutual consent of the parties) from the date Commonwealth obtains Approval for any one of the Commonwealth Territories. The Approval has not been obtained to date.



     Pursuant to the Commonwealth Agreement, Commonwealth purchased from the Company 1,500 ampules of RETICULOSE at a purchase price of $12.00 per ampule (2 milliliters per ampules) and delivered to the Company $5,000 as a signing payment (for a total payment of $23,000). Commonwealth has advised the Company that to date it has sold approximately $1,200 worth of RETICULOSE in the Commonwealth Territories. Further, pursuant to the Commonwealth Agreement, in the event Approval for any of the Commonwealth Territories is obtained, Commonwealth is obligated to purchase from the Company (i) $225,000 worth of RETICULOSE within one year from the date of Approval for any of the Commonwealth Territories; (ii) $642,000 worth of RETICULOSE during the second year from the date of Approval for any of the Commonwealth Territories; and (iii) $1,026,000 worth of RETICULOSE during the third year from the date of Approval for any of the Commonwealth Territories. Commonwealth also is obligated to purchase from the Company $225,000 worth, $822,000 worth and $1,914,000 worth of RETICULOSE, respectively, during the first three years from the date of Approval. In addition, pursuant to the Commonwealth Agreement, the Company has granted to Commonwealth the right to acquire 3,000,000 shares of the Common Stock at a purchase price of $.25 per share at any time and from time to time for a period of one year from the date that certain tests are conducted and a paper is published with respect to such test of RETICULOSE. The Company has been informed by Commonwealth that certain of the affiliates of Commonwealth were formally affiliated with Plata.


  Agreement with Dormer Laboratories Inc.

     On November 9, 1993, the Company entered into an agreement by which it granted to Dormer Laboratories Inc., a Canadian corporation ("Dormer"), the exclusive rights to import, warehouse, market, sell and distribute RETICULOSE within Canada for a period of five years from the grant of import approval for Canada, provided that Dormer meets certain RETICULOSE purchase minimums. Because Approval for Canada was not obtained by November 9, 1995, the Company has the right to terminate this agreement on 90 days prior written notice to Dormer. Although Dormer has purchased no RETICULOSE from the Company, the Company has not exercised its right to terminate the agreement, because it has not identified another source it believes will be more successful in obtaining approval.


PROPERTY

     Since February 1997 pursuant to a five year lease with an unaffiliated third party, the Company leases approximately 6,100 square feet at 200 Corporate Boulevard South, Yonkers, New York, at a base rent of $85,400 per annum. The Company uses the demised premises as a business office.

     The Company currently maintains its executive offices at 1250 East Hallandale Beach Boulevard, Hallandale, Florida 33009, pursuant to a three year lease agreement, at approximately $14,000 annually. The Company's telephone number is (954) 458-7636. The Bahamian manufacturing facility, which was acquired on December 16, 1987, is located in Freeport, Bahamas and consists of a 29,242 square foot site containing a one-story concrete building of approximately 7,300 square feet and is equipped for all phases of the testing, production, and packaging of RETICULOSE. The Bahamian facility is currently being used to store and produce inventory for testing purposes. In September, 1992, a new roof was placed on the manufacturing facility at a cost to the Company of approximately $15,000. See "-- EXCLUSIVE RIGHTS OF THE COMPANY TO RETICULOSE AND PRODUCTION ARRANGEMENTS."

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers of the Company, and further information concerning them, are as follows:

Name                                                           Positions
----                                                           ---------
Shalom Z. Hirschman, M.D..................  President and Chief Executive Officer, director
Bernard Friedland.........................  Chairman of the Board, director
William Bregman...........................  Secretary-Treasurer, director
Louis J. Silver...........................  director


     Shalom Z. Hirschman, M.D. (age 62), President, Chief Executive Officer and a director of the Company since October 1996, was Director of the Division of Infectious Diseases and Professor of Medicine at Mount Sinai School of Medicine, New York, New York, from May 1969 until October 1996.



     Bernard Friedland (age 72), Chairman of the Board of the Company since May 1987, director of the Company since July 1985 and President and Chief Executive Officer of the Company from September 1985 until October 1996, was employed by Key, Inc. for 29 years, until March 1, 1986, in the Research and Development and Quality Assurance Departments in Pharmaceuticals, Pharmacology, and Canceantimetabolites. Has also has been President, Treasurer and a director of LTD since August 1984.



     William Bregman (age 76), director of the Company since July 1985 and Secretary-Treasurer of the Company since September 1985, was Vice President of the Company from September 1985 until May 1987 and Vice President and Secretary of LTD from August 1984 until July 1989, and has been a director of LTD since August 1984.



     Louis J. Silver (age 69), director of the Company since May 1992, has been self-employed as a free-lance bookkeeper and auditor since 1985. Mr. Silver previously served as a member of the Board of Directors of the Company during the periods from May 1987 to July 1987.


     Bernard Friedland and William Bregman may be deemed a "parent" and "promoter" of the Company as those terms as defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

     Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

  Director Compensation

     The arrangement for director compensation is $150 for each meeting of the Board of Directors of the Company attended, which has not in fact been paid within at least the last three years.

  Executive Officer Compensation

     No officer or director employed by the Company received salary and bonus exceeding in the aggregate $100,000 in the fiscal year 1996, 1995 or 1994. The following Summary Compensation Table sets forth the information concerning compensation for services in all capacities awarded to, earned by or paid to, the three executive officers of the Company, all of whom are also directors of the Company. No other person employed by the Company earned in excess of $100,000 during the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                             ANNUAL COMPENSATION                   AWARDS
                                 -------------------------------------------    ------------
                                                                   OTHER         SECURITIES
                                                                   ANNUAL        UNDERLYING     ALL OTHER
                                                                COMPENSATION      OPTIONS/     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR   SALARY($)    BONUS($)      ($)(1)         SARS(#)          ($)
---------------------------      ----   ---------    --------   ------------     ----------    ------------
Shalom Z. Hirschman, M.D.,       1996    68,750(2)      0          4,825(3)        15,000,00      4,316(4)
  President and Chief Executive
  Officer of the Company since
  October 1996 and consultant
  to the Company from May 24,
  1995 until October 1996.
Bernard Friedland,               1996    35,000         0          6,500                   0          0
  Chairman of the Board of the   1995    35,000         0          6,500                   0          0
  Company since May 1987;        1994    35,000         0          6,500                   0          0
  President and Chief Executive
  Officer of the Company from
  1985 until October 1996, and
  President and Treasurer of
  LTD since August 1984.
William Bregman,                 1996    35,000         0          6,500                   0          0
  Secretary-Treasurer of the     1995    35,000         0          6,500                   0          0
  Company since 1985.            1994    35,000         0          6,500                   0          0

---------------

(1) Other Annual Compensation represents medical insurance premiums paid by the Company for executive officers, except as stated in note (3) below.
(2) Under the Employment Agreement described under "-EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS," Dr. Hirschman's annual salary as President and Chief Executive Officer (among other titles) is $325,000.
(3) Other Annual Compensation for Dr. Hirschman includes $1,350 for medical insurance premiums paid by the Company for him, and $3,475 aggregate incremental cost to the Company of Dr. Hirschman's automobile lease, gas, oil, repairs and maintenance.
(4) The dollar value of insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of Dr. Hirschman.

     The following table sets forth information concerning stock option grants made during 1996 to the executive officers of the Company.

                              OPTION GRANTS TABLE

                                                       PERCENT OF
                                      NUMBER OF          TOTAL
                                      SECURITIES        OPTIONS         EXERCISE
                                      UNDERLYING       GRANTED TO          OR
                                       OPTIONS        EMPLOYEES IN        BASE
NAME                                  GRANTED(1)      FISCAL YEAR        PRICE        EXPIRATION DATE
----                                  ----------      ------------      --------      ---------------
Shalom Z. Hirschman, M.D.             5,000,000(2)        100%           $0.19        March 23, 1999
                                      5,000,000(3)                       $0.27        March 23, 1999
                                      5,000,000(3)                       $0.36        March 23, 1999

---------------

(1) All options are non-qualified options.
(2) Dr. Hirschman transferred Options to acquire 500,000 Option Shares during 1996.
(3) Dr. Hirschman transferred Options to acquire 500,000 Option Shares in April 1997.

     The following table provides certain information concerning exercises of options during 1996 by the executive officers of the Company and the fiscal year-end value of unexercised options:

                         AGGREGATED OPTION EXERCISES IN
                         LAST FISCAL YEAR AND YEAR-END
                                 OPTION VALUES

                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                              SHARES ACQUIRED                   UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                    ON             VALUE      OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END
NAME                            EXERCISE(#)     REALIZED(1)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                          ---------------   -----------   --------------------------   -------------------------
Shalom Z. Hirschman, M.D.         250,000(3)     $155,000        8,600,000/10,000,000          $901,000/$100,000
                                  350,000(3)      252,000
                                  300,000(3)      331,500

---------------

(1) The difference between the average of the high and low bid prices per share of the Common Stock as reported by the Bulletin Board on the date of exercise, and the exercise or base price.
(2) The difference between the average of the high and low bid prices per share of the Common Stock as reported by the Bulletin Board on December 31, 1996, $.29, and the exercise or base price.
(3) Exercise price of $.18 per Option Share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Pursuant to an Employment Agreement, dated as of October 14, 1996, between the Company and Shalom Z. Hirschman, M.D. (the "Hirschman Employment Agreement"), the Company employs Dr. Hirschman, on a full business time basis as its President, Chief Executive Officer, Chief Scientific Officer and Chairman of its Scientific Advisory Board, with duties including supervising day-to-day operations of the Company, including management of scientific, medical, financial, regulatory and corporate matters, establishing appropriate laboratory, executive and other facilities for the Company, and raising additional capital for the Company. The Hirschman Employment Agreement includes an agreement by the Company that Dr. Hirschman will be nominated as a director of the Company for the duration of Dr. Hirschman's employment by the Company under the Hirschman Employment Agreement, and voting agreements by Bernard Friedland, William Bregman and Dr. Hirschman. See "PRINCIPAL STOCKHOLDERS." The term of Dr. Hirschman's employment commenced on October 14, 1996 and continues for a period of three years unless extended by the parties or unless the Hirschman Employment Agreement is terminated by either party, either "for cause," as defined in and in accordance with the provisions of the Hirschman Employment Agreement, or on the basis that the Company does not receive, on or before December 31, 1997, funding from whatever source of at least $3,000,000, excluding traditional institutional and/or bank debt financing and excluding the proceeds received by the Company upon Dr. Hirschman's exercise of stock options or his purchase of any of the Company's securities. In the event either party terminates the Hirschman Employment Agreement as a result of the Company not receiving this funding, or the Company terminates that agreement "for cause," all stock options, benefits under stock bonus plans and stock appreciation rights ("SARs") (collectively, "Stock Rights") granted to him after October 14, 1996 may be canceled by the Company. If Dr. Hirschman terminates his employment otherwise than for cause, upon not less than 60 days prior written notice, he is entitled to compensation and other benefits, including the Stock Rights granted to him after October 14, 1996, accrued to the effective date of termination specified in that notice.

     Dr. Hirschman's compensation under the Hirschman Employment Agreement is an annual salary of $325,000, payable in equal monthly installments. The Hirschman Employment Agreement also entitles Dr. Hirschman to (a) a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and (b) a term life insurance policy at least in the amount of $1,000,000, with a beneficiary to be designated by Dr. Hirschman. Dr. Hirschman agrees to cooperate with the Company in its purchase of a "key man" life insurance policy on his life for the benefit of the Company. The Company further agrees to (a) take such action as may be necessary to permit Dr. Hirschman to be entitled to participate in stock option, stock bonus or similar plans (including plans for SARs) as are established by the Company, (b) lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile, (c) reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses, his license fees, membership dues in professional organizations, subscriptions to professional journals, necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of the Company in the reasonable determination of Dr. Hirschman, and all other expenses that may be pre-approved by the Board of Directors of the Company, and (d) provide not less than four weeks paid vacation annually and such paid sick or other leave as the Company provides to all of its employees.

     The Hirschman Employment Agreement further provides that Dr. Hirschman is not authorized, without the express written consent of the Board of Directors and other than in the ordinary course of business, to pledge the credit of the Company or any of its other employees, to bind the Company, to release or discharge any debt due the Company unless the Company has received payment in full, or to dispose (as collateral or otherwise) of all or substantially all of the Company's assets.

     Dr. Hirschman has agreed that he will assign to the Company all patents developed by Dr. Hirschman or resulting from his knowledge acquired while performing his duties under the Hirschman Employment Agreement, and that, if his employment under the Hirschman Employment Agreement is terminated by the Company "for cause" or by Dr. Hirschman otherwise than "for cause," as specified in that agreement, he will not, directly or indirectly, compete with the Company for three years after termination or solicit the Company's employees to leave the service of the Company for one year after termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors of the Company perform the functions of the Compensation Committee of the Company and LTD. Company and LTD directors Friedland and Bregman also are executive officers of the Company and LTD.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth as at November 12, 1997, certain information regarding the beneficial ownership of the Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities; (ii) each of the Company's directors; and (iii) all directors and officers of the Company as a group:



                                                                               Percent Owned After
   Name and Address of      Shares of Common Stock       Percent Owned           Exercise of all
     Beneficial Owner         Beneficially Owned       Before Offering(1)         Options(s)(2)
   -------------------      ----------------------     ------------------    -----------------------
Shalom Z. Hirschman,
  M.D.....................        13,100,000(3)(4)             4.7%                    4.3%
  c/o Advanced Viral
  Research Corp.
  1250 East Hallandale
  Beach Blvd.
  Hallandale, FL 33009

Bernard Friedland.........        39,636,730(4)(5)            14.3%                   12.9%
  c/o Advanced Viral
  Research Corp.
  1250 East Hallandale
  Beach Blvd.
  Hallandale, FL 33009

William Bregman...........        35,857,403(4)(6)            12.9%                   11.6%
  c/o Advanced Viral
  Research Corp.
  1250 East Hallandale
  Beach Blvd.
  Hallandale, FL 33009

Louis I. Silver...........           501,000                *                      *
  5110 S.W. 127th Place
  Miami, FL 33175

All officers & directors
  (4 persons).............        89,095,133(4)(7)            32.1%                   28.9%


---------------

  * Less than 1%

(1) Assumes no purchases of Common Stock other than by exercise of options outstanding as of November 12, 1997. For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. Except as otherwise indicated, each Selling Stockholder named in the table has sole voting and dispositive power with respect to such Selling Stockholder's shares. Shares of Common Stock subject to options held by directors and executive officers that are exercisable within 60 days after November 12, 1997 are deemed beneficially owned by such person and outstanding for the purpose of computing such director's or executive officer's percentage beneficial ownership and the percentage beneficial ownership of all directors and executive officers as a group. According to American Stock Transfer & Trust Company, the transfer agent for the Common Stock, 277,190,373 shares of the Common Stock were outstanding as of the close of business on November 12, 1997.

(2) Based on 30,982,400 Option Shares, and 308,172,773 shares of Common Stock outstanding after exercise of all Options.

(3) Consists of Option Shares which may be acquired pursuant to Options exercisable within 60 days after November 12, 1997 and which are being registered under the Registration Statement. See "SELLING STOCKHOLDERS."

(4) The Hirschman Employment Agreement provides that Messrs. Friedland and Bregman, during the term of Dr. Hirschman's employment under that agreement, shall vote all shares of the Common Stock owned or voted by them in favor of Dr. Hirschman as a director of the Company. That agreement, however, does not restrict or otherwise limit their right to sell their shares to third parties without restriction. The Hirschman Employment Agreement also provides that Dr. Hirschman, during that term, shall take no action which shall preclude Messrs. Friedland and Bregman from being nominees as directors of the Company and that Dr. Hirschman shall vote all shares of the Common Stock owned or voted by him in favor of Messrs. Friedland and Bregman as directors of the Company. See "MANAGEMENT -- EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

(5) Includes 1,000,000 shares of the Common Stock owned by Mr. Friedland and Beth Friedland, his daughter, as joint tenants, 20,000,000 shares of the Common Stock owned by Mr. Friedland and Shirley Friedland, his spouse, as joint tenants, 15,000 shares of the Common Stock (as to which Mr. Friedland disclaims beneficial ownership) owned by Shirley Friedland and 1,000,000 shares owned by the B&SD Friedland Foundation, a not-for-profit foundation controlled by him.

(6) Includes 23,435,000 shares of the Common Stock held in a trust for which Mr. Bregman is the sole trustee and sole beneficiary.

(7) Represents Option Shares which may be acquired pursuant to Options held by Dr. Hirschman that are exercisable within 60 days after November 12, 1997. See "SELLING STOCKHOLDERS."


                              CERTAIN TRANSACTIONS

     For the past three fiscal years, there were no material transactions between the Company and any of its officers or directors which involved $60,000 or more.

                              SELLING STOCKHOLDERS


     The following table sets forth information regarding the ownership of the Common Stock by Selling Stockholders as of November 12, 1997 and as adjusted to reflect the sale of Shares offered hereby and all other shares of Common Stock that may be sold without restriction or limitation under Rule 144 and that are beneficially owned by the named Selling Stockholders. No underwriter is obligated to sell or repurchase any of such Shares. The Shares may be sold by the Selling Stockholders from time to time in the public marketplace. The Company has agreed to update the information contained in this Prospectus to reflect any facts or events arising after the date of this Prospectus, that, individually or in the aggregate, represents a fundamental change in the information set forth in this Prospectus and to include any material information respecting a plan of distribution materially different from the plan of distribution disclosed in this Prospectus.


                       BENEFICIAL OWNERSHIP                               NUMBER OF SHARES BENEFICIALLY
                         BY EACH SELLING          NUMBER OF SHARES            OWNED BY EACH SELLING
                          STOCKHOLDER(1)      (INCLUDING OPTION SHARES)         STOCKHOLDER AFTER
                       --------------------   OFFERED FOR EACH SELLING            COMPLETION OF                 RELATIONSHIP
NAME                          SHARES            STOCKHOLDER'S ACCOUNT           THIS OFFERING(2)                 TO COMPANY
----                   --------------------   -------------------------   -----------------------------   -------------------------
Richard Waldman......        1,099,334                1,099,334                             0             Affiliate of TRM
David Sass...........        1,850,000                1,150,000                       700,000             None
Charles Miller(a)....        1,213,100                1,063,100                       150,000             Affiliate of Commonwealth
                                                                                                          and Affiliate of Plata
David Duffy(b).......          900,000                  800,000                       100,000             Affiliate of Plata
Jeffrey A. & Cheryl
  L. Miller(c).......          183,300                  183,300                             0             Affiliate of Plata
Leonard Cohen(d).....        3,300,000                2,050,000                     1,250,000             Consultant and
                                                                                                          Affiliate of AVIX
Elliot Bauer(e)......        4,412,000                4,412,000                             0             Affiliate of AVIX
Shalom Z. Hirschman,
  M.D.(f)............       17,600,000               17,600,000                             0             President and
                                                                                                          Chief Executive Officer
                                                                                                          of the Company
Deborah Silver.......          100,000                  100,000                             0             None
Commonwealth(g)......        3,000,000                3,000,000                             0             Distributor
Freddie Velez(h).....          734,000                  734,000                             0             Affiliate of DCT, SRL
Gary Hussian(h)......          492,500                  492,500                             0             Affiliate of DCT, SRL
Cesar Blumtritt,
  M.D.(h)............          320,000                  320,000                             0             Affiliate of DCT, SRL
Arthur Hawkins.......          500,000                  500,000                             0             Affiliate of Plata
Mark Montifiore......          112,500                  112,500                             0             Affiliate of AVIX
Michael Binder.......           50,000                   50,000                             0             Affiliate of Plata
Matthew Cohen........        3,283,333                3,283,333                             0             Affiliate of TRM
Norman Schwartz......          422,400                  375,000                        47,400             None
Mel Mendelson........          555,000                  375,000                       180,000             None
Richard Rubin(i).....        1,000,000                1,000,000                             0             legal counsel
Malcolm Santer.......          100,000                  100,000                             0             Manager of Freeport
                                                                                                          Production facility
Richard Viders.......          100,000                  100,000                             0             Affiliate of Plata
Laurie Cornell.......          100,000                  100,000                             0             Affiliate of Plata

---------------

  * Less than 1%
(1) See Note (1) to table under "Principal Stockholders." Numbers of shares stated include, in addition to outstanding Shares, Option Shares to purchase 30,982,400 Shares underlying Options registered for Selling Stockholders hereunder, as follows: (a) Options to purchase 295,000 Option Shares at $.12 per Option Share and 758,100 Option Shares at $.14 per Option Share; (b) Options to purchase 800,000 Option Shares at $.12 per Option Share; (c) Options to purchase 83,300 Option Shares at $.12 per Option Share and 100,000 Option Shares at $.14 per Option Share; (d) Options to purchase 1,700,000 Option Shares at $.13 per Option Share; (e) Options to purchase 4,099,500 Option Shares at $.11 per Option Share; (f) Options to purchase 4,100,000 Option Shares at $.18 per Option Share, 4,500,000 Option Shares at $.19 per Option Share, 4,500,000 Option Shares at $.27 per Option Share and 4,500,000 Option Shares at $.36 per Option Share; (g) Options to purchase 3,000,000 Option Shares at $.25 per Option Share; (h) Options to purchase an aggregate of 1,546,500 Option Shares at $.20 per Option Share; and (i) 500,000 Option Shares at $.27 per Option Share and 500,000 Option Shares at $.36 per Option Share.
(2) Assumes (a) no exercise of any Common Stock purchase options of the Company other than the Options, (b) no purchases of Common Stock by the named person except upon exercise of Options, and (c) all Shares and Option Shares, as well as all shares of the Common Stock that may be sold without restriction or limitation under Rule 144 and that are beneficially owned by the named person, are sold.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock, par value $.00001 per Share. The holders of Common Stock
(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;
(ii) entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters which stockholders may vote on at all meetings of stockholders. All shares of Common Stock now outstanding are fully paid for and non-assessable.

NON-CUMULATIVE VOTING

     The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, when voting for the offices, Directors, can elect all of the Directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of the Company's Directors.

     The Company has not paid or declared any dividends upon its common stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate, or anticipate paying any dividends upon its common stock in the foreseeable future.

REPORTS TO STOCKHOLDERS

     The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each year. In addition, the Company may, in its discretion, distribute quarterly reports containing unaudited financial information for each of the first three quarters of each year.

DIVIDENDS

     The payment by the Company of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. See "HIGH RISK FACTORS."

PLAN OF DISTRIBUTION

     A total of 39,000,067 Shares are being registered for public resale by Selling Stockholders. The exercise prices for all of the Options was determined by negotiation between the Company and the Option Holders at the time the Options were granted. There is no relationship between the exercise price of the Options and the assets, book value, net worth of the Company or any other economic or recognized criterion of value.

     The Shares are registered for the account of the Selling Stockholders and will be offered for sale by them from time to time in the public marketplace. None of the securities offered by Selling Stockholders are being offered through underwriters and no arrangements have been made with any outside broker, dealer or underwriter for the resale of such securities, all of which may be offered for sale from time to time through the over-the-counter market. The Company will not receive any proceeds from the sale of the Selling Stockholders.

TRANSFER AGENT

     The Transfer Agent for the Common Stock of the Company is American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this offering, assuming that all the Option Shares are issued upon exercise of the Options, the Company will have a total of 308,172,773 shares of Common Stock outstanding. Of these shares, 93,595,133 shares of Common Stock will be "restricted" securities, within the meaning of Rule 144 ("Restricted Shares"), excluding shares issuable upon exercise of the Warrants (the "Warrant Shares"). The Warrant Shares, if issued, would be "restricted securities" subject to resale under Regulation S under the Act, and excluding the securities being registered pursuant to this Registration Statement. The Restricted Shares may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.


     Restricted Shares may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including pursuant to Rule 144. In general, under Rule 144, as currently in effect, beginning 90 days after this offering a person (or persons whose Shares are aggregated) who has beneficially owned Restricted Shares for at least one year, including affiliates of the Company, would be entitled to sell in brokers' transactions or to market makers within any three-month period a number of Restricted Shares that does not exceed the greater of one percent (1%) of (i) the then outstanding Shares outstanding after this offering) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company.

     Affiliates may sell shares not constituting Restricted Shares in accordance with the foregoing volume limitations and other restrictions, but without regard to the one-year holding period. Restricted Shares held by affiliates of the Company eligible for sale in the public market under Rule 144 are subject to the foregoing one-year holding period, volume limitations and other restrictions.

     A person who is not an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned Restricted Shares for at least two years, is currently entitled to sell such Restricted Shares under Rule 144(k) without regard to the availability of current public information, volume limitations, manner of sale provisions or notice requirements.

                                   LITIGATION

     The Company is not currently a party to any material litigation, nor, to the knowledge of management, is any such litigation currently threatened.

     During 1989, the Commission conducted an informal inquiry into certain of the Company's prior disclosure documents, including its original prospectus, press releases and annual reports. On December 14, 1989, the Commission, as plaintiff, filed a civil complaint-for permanent injunction and other equitable relief (the "Complaint") in the United States District Court, Southern District of Florida, Miami Division, against the Company, its then President, Bernard Friedland, and its then Secretary-Treasurer, William Bregman. The Complaint, a copy of which is filed as an exhibit to the Company's current report on Form 8-K dated December 14, 1989 which was filed with the Commission (the "December 1989 Form 8-K"), alleged violations of Sections 5(b)(2) and 17(a) of the Act, Sections 10(b) and 15(d) of the Exchange Act and Rules 10b-5, 12b-20, 15d-1 and 15d-13 promulgated thereunder.

     The Company, Bernard Friedland and William Bregman each, without admitting or denying the allegations of the Complaint, consented to the entry of an injunction. Copies of the consents of the Company, Bernard Friedland and William Bregman are filed as exhibits to the December 1989 Form 8-K. A permanent injunction was entered in form and also attached as an exhibit to the December 1989 Form 8-K.

     Between May 1, 1987, and May 10, 1988, 6,766,350 of the Company's B Warrants were exercised for the purchase of 6,766,350 shares at a price of $.05 per share for a total of $338,317.50. The prospectus delivered with the shares on exercise of the B Warrants was not current; accordingly, the Company was not in compliance with the prospectus delivery provisions of the Act. The Company offered a right of rescission to all exercising

B Warrant holders. The rescission offer period commenced on August 16, 1990 and terminated October 25, 1990. The Company was obligated to pay an aggregate of approximately $2,500 to stockholders who exercised their rescission right during the rescission offer period.

     LTD's counsel was advised in August 1988, by the Ministry of Health of the Government of the Bahamas that a license from the Ministry of Health is required for the manufacture of pharmaceuticals in the Freeport area of Grand Bahama Island. LTD has received an opinion of its counsel in the Bahamas that its license from the Port Authority is valid for the manufacture, export and sale of ethical pharmaceutical products in the Freeport area of Grand Bahama Island. No proceedings have been instituted or threatened by the Ministry of Health. If such proceedings are instituted, LTD intends to defend them vigorously. No assurance can be given that LTD would successfully defend such proceedings.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Berman Wolfe & Rennert, P.A., Miami, Florida.

                                    EXPERTS

     The Consolidated Financial Statements of the Company included in this Prospectus and in the Registration Statement except as they pertain to periods unaudited, have been audited by Rachlin Cohen & Holtz, independent certified public accountants, for the periods indicated in their report appearing elsewhere herein, and are included herein in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

                                    SOURCES

     The following is a list of pharmacological and clinical reports on
RETICULOSE:

          *Anderson, Robert H., Encephalitis, Symposium, pages 39-52, 1960.

          *Anderson, Robert H. and Thompson, Ralph M., Treatment of Viral Syndrome with a Lipoprotein-Nucleic Acid Compound (RETICULOSE). A Report of Five Cases. Virginia Medical Monthly, 84, pages 347-353, July 1957.

          *Behbehani, The Effect of Reticulose on Viral Infections of Experimental Animals, Southern Medical Journal, Vol. 55, February 1962.

          *Berry, L. Joe and Mitchell, Roland B., The Influence of Polycythemia Produced at High Altitude on Resistance to Infection, School of Aviation Medicine, Project Report, 21-35-005, 1951.

          * Cooke, Stanford B., Upper Respiratory Viral Manifestations, Symposium, pages 25-32, 1960.

          * Debus, David A. and Meyer, Francis J., (a) Acute Intraperitoneal Toxicity of RETICULOSE in the Mouse; (b) Acute Intraperitoneal Toxicity of RETICULOSE in the Rat; (c) Acute Intraperitoneal Toxicity of RETICULOSE in the Guinea Pig, Reports, Huntington Research Center, Inc., Baltimore, Maryland, September 15, 1969.

          * Hirschman, Shalom Z. and Chey Wei Chen, "Peptide Nucleic Acids Stimulate Gamma Interferon and Inhibit the Replication of the Human Immunodeficiency Virus." Journal of Investigative Medicine, Vol. 44, Number 6, August 1996.

          * Kempe, A.C. Failure to Demonstrate Antiviral Activity of Reticulose, American Journal of Diseases of Children, Vol. 103, May 1962.

          * Kosaka, K and Shimada, Y., Infectious Hepatitis, Symposium, pages 61-74, 1960.

          * Kozima, Fumio, Osawa, Mitsuo and Oyama, Mitsuko, Animal Tests on RETICULOSE ("Key"), Kensan Report No. Sho 43-22, September 4, 1968.

          * Kuckku, Morris E., Herpetic Diseases, Symposium, pages 713, 1960.

          * McCrady, William D., RETICULOSE in Treatment Herpes Simplex Labialis, Personal Communication to B.E. LaPenta, March 18, 1964.

          * Medoff, Lawrence R., (a) Infectious Mononucleosis, Symposium, pages 33-37, 1960; (b) Use of a Lipoprotein-Nucleic-Acid Compound in Treatment of Infectious Mononucleosis, Clinical Medicine, 69: pages 1-4, 1962.

          * Plucinski, Stanisloff J., Suspected Viral Varieties, Symposium, pages 53-59, 1960.

          * Reynolds, Margaret R., (a) Generalized Vaccinia Successfully Treated with Lipoprotein-Nucleic Acid Complex (RETICULOSE), Archives of Pediatrics, 77:421-422, 1960; (b) Generalized Vaccinia, Symposium, pages 5-6, 1960.

          * Sanders, Murray, Controlled Animal Studies with RETICULOSE Illustrating the Interference of Lipoprotein-Nucleic Acid Complex (RETICULOSE) in the Experimental Animal Infected with Human Pathogenic Viral Entities, Exhibit, Southern Medical Association, Dallas, Texas, November 1961.

          * Schaeffer, Oden A., Influenza, Symposium, pages 15-21, 1960.

          * Seydel, Frank, Epidemic, Asian Influenza, Symposium, pages 23-24, 1960.

          * Snyder, Walter E., Case Reportings and Observations on the Use of RETICULOSE in Dogs, Personal Communication to B.E. LaPenta.

          * Symposium: Clinical Symposium on Viral Diseases Demonstrating the Anti-Viral Biotic Properties of the Drug RETICULOSE, Chemico Laboratories, Inc., Miami, Florida, September 1, 1960.

          * Thompson, Ralph M., A Lipoprotein-Nucleic Acid Complex in the Treatment of Radiation Injury (A Preliminary Report), The Military Surgeon, 110:51-58, 1952.

          * Wegryn, Stanley P., Marks, Robert A. and Baugh, John R., Herpes Gestation is, A Report of 2 Cases, American Journal of Obstetrics and Gynecology, 79:812-814, 1960.

     The following laboratories or individuals have also conducted studies on
RETICULOSE:

          * Southern Research Institute.

          * International Diagnostics Ltd.

          * Dr. Ralph Cott (Dominican Republic).

          * Dr. Richard A. Morisset (Canada)

     THESE SOURCES SHOULD BE READ IN CONJUNCTION WITH THE PORTIONS OF THIS PROSPECTUS WHICH DISCUSS THE NEGATIVE RESULTS OF CERTAIN STUDIES.

                                    GLOSSARY

     The following is a glossary of some of the scientific terms used in this Prospectus. Except as otherwise noted, the information contained in the glossary has been obtained from Stedman's Medical Dictionary Illustrated (The Williams & Wilkins Company, Baltimore, 22nd Edition, c. 1972).

AIDS: Acquired Immune Deficiency Syndrome, a disease of no known etiology in which the body's immunological system is destroyed. (Source: Webster's II New Riverside Dictionary)

Amino acid:                  An organic acid in which one of the CH hydrogen
                             atoms has been replaced by NH2.

Ampule: A hermetically sealed container, usually made of glass, containing a sterile medicinal solution, or powder to be made up in solution, to be used for subcutaneous, intramuscular or intravenous injection.

Antibody:                    Any body or substance, soluble or cellular, which
                             is evoked by the stimulus provided by the introduction of antigen and which reacts specifically with antigen in some demonstrable way.

Antigen: Any of various sorts of material that, as a result of coming in contact with appropriate tissues of an animal body, after a latent period, usually of from eight to 14 days, induces a state of sensitivity and/or resistance to infection or toxic substances, and which will react in a demonstrable way either with tissues or with serum from the sensitized subject.

Anti-viral agent:            An active force or substance capable of weakening
                             or abolishing the action of a virus.

Carboxyl:                    The characteristic chemical group of certain
                             organic acids.

Cell: A minute structure, the living, active basis of all plant and animal organization, composed of a mass of protoplasm, enclosed in a delicate membrane and containing a nucleus.

HIV:                         Human Immunodeficiency Virus.

HPV:                         Human Papilloma Virus (genital warts).

Immune system modulator:     Substance or substances which stimulate the human
                             body's immune system to more actively counter the effects of viral infection and viral invasion.

Interferon:                  Substances produced in cell cultures or host
                             tissues in response to infection with active or inactivated virus, capable of inducing a state of resistance to superinfection with related or unrelated virus.

Intramuscular:               Within the substance of a muscle.

Kaposi's Sarcoma:            A multiple, bleeding tumor denoting a disease of
                             unknown cause, involving primitive tissue in the formation of blood or lymphatic vessels.

Lipoprotein:                 Complexes or compounds containing lipid and
                             protein.

Lymphocyte:                  A type of white blood cell found in the fluid
                             collected from tissues throughout the body.

Neoplasm:                    An abnormal tissue that grows by cellular
                             proliferation more rapidly than normal and continues to grow after the stimuli that initiated the new growth cease, e.g., a tumor.

Nucleic acids:               Ribonucleic acid (RNA) or deoxyribonucleic (DNA)
                             protein molecules which determine genetic memory of cells. These molecules are essential to life.

Papilloma:                   A circumscribed benign epithelial (nipple, or the
                             thin skin covering the nipple) tumor projecting from the surrounding surface; more precisely, a benign epithelial neoplasm consisting of villous or arborescent outgrowths of fibrovascular strong covered by neoplastic cells.

Peptide: A compound of two or more amino acids in which the carboxyl group of one is united with the amino group of the other, with the elimination of a molecule of water, thus forming a peptide bond.

Peptone: Intermediate polypeptide products generally water soluble, diffusable and not coagulable by heat.

RETICULOSE:                  An anti-viral peptide-nucleic acid complex
                             preparation, developed by Vincent M. LaPenta, M.D.
                             specifically to stimulate the reticulo-endothelial system. (Sources: E. Podolsky, M.D., "The
                             Reticulo-Endothelial System and Its Activation by
                             Non-Specific Protein Therapy," The Journal of
                             Medicine, October 1938; Physicians' Desk Reference to Pharmaceutical Specialists and Biologicals
                             (Medical Economics, Inc., Oradell, N.J. (C)1961))

Subcutaneous:                Beneath the skin; hypodermic.

Virus: A group of microbes which with few exceptions are capable of passing through fine fibers that retain bacteria and are incapable of growth or reproduction apart from living cells.

Virus replication:           The duplication of a virus by itself within the
                             body cell by breaking down the RNA or DNA of the host cell and using it to make a replicate of itself, while killing the host cell.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                       CONSOLIDATED FINANCIAL STATEMENTS

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Financial information Year Ended December 31, 1996
  Report of Independent Certified Public Accountants........   F-3
  Consolidated Financial Statements
  Balance Sheet, December 31, 1996..........................   F-4
  Statements of Operations for the Years Ended December 31,
     1996 and 1995 and from Inception (February 20, 1984) to
     December 31, 1996......................................   F-5
  Statements of Stockholders' Equity from Inception
     (February 20, 1984) to December 31, 1996...............   F-6
  Statements of Cash Flows for the Years Ended December 31,
     1996 and 1995 and from Inception (February 20, 1984) to
     December 31, 1996......................................   F-9
  Notes to Consolidated Financial Statements................  F-10
Financial information (unaudited) Nine Months Ended
  September 30, 1997
  Consolidated Balance Sheet, September 30, 1997............  F-19
  Consolidated Statements of Operations for the Nine Months
     Ended September 30, 1997 and 1996 and from Inception
     (February 20, 1984) to September 30, 1997..............  F-20
  Consolidated Statements of Stockholders' Equity from
     Inception (February 20, 1984) to September 30, 1997....  F-21
  Consolidated Statements of Cash Flows for the Nine Months
     Ended September 30, 1997 and 1996 and from Inception
     (February 20, 1984) to September 30, 1997..............  F-25
  Notes to Consolidated Financial Statements................  F-26

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Directors
Advanced Viral Research Corp.
(A Development Stage Company)
Hallandale, Florida

     We have audited the accompanying consolidated balance sheet of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996 and for the period from inception (February 20, 1984) to December 31, 1996. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1996 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 and for the period from inception (February 20, 1984) to December 31, 1996 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          RACHLIN COHEN & HOLTZ

Miami, Florida
January 28, 1997

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                                 ASSETS
Current Assets:
  Cash and cash equivalents.................................  $    61,396
  Investments...............................................    1,378,841
  Inventory.................................................       19,729
  Other current assets......................................       16,081
                                                              -----------
          Total current assets..............................    1,476,047
Property and Equipment......................................      207,209
Other Assets................................................       33,544
                                                              -----------
          Total assets......................................  $ 1,716,800
                                                              ===========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities..................  $    46,674
  Customer deposits.........................................        7,800
                                                              -----------
          Total current liabilities.........................       54,474
                                                              -----------
Commitments and Contingencies...............................           --
Stockholders' Equity:
  Common stock; 1,000,000,000 shares of $.00001 par value
     authorized, 267,031,058 shares issued and
     outstanding............................................        2,671
  Additional paid-in capital................................    7,003,351
  Subscription receivable...................................      (19,000)
  Deficit accumulated during the development stage..........   (4,851,537)
  Deferred compensation cost................................     (473,159)
                                                              -----------
          Total stockholders' equity........................    1,662,326
                                                              -----------
          Total liabilities and stockholders' equity........  $ 1,716,800
                                                              ===========

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        INCEPTION
                                                                                      (FEBRUARY 20,
                                                          YEAR ENDED DECEMBER 31,       1984) TO
                                                        ---------------------------   DECEMBER 31,
                                                            1996           1995           1996
                                                        ------------   ------------   -------------
Revenues:
  Sales...............................................  $     24,111   $     27,328    $   192,041
  Interest............................................        46,796         16,155        345,409
  Other income........................................        32,000         25,000        112,000
                                                        ------------   ------------    -----------
                                                             102,907         68,483        649,450
                                                        ------------   ------------    -----------
Costs and Expenses:
  Research and development............................       255,660         34,931      1,106,408
  General and administrative..........................       983,256        420,757      4,213,474
  Depreciation and amortization.......................        18,731         14,679        178,895
  Interest............................................            --             --          2,210
                                                        ------------   ------------    -----------
                                                           1,257,647        470,367      5,500,987
                                                        ------------   ------------    -----------
Net Loss..............................................  $ (1,154,740)  $   (401,884)   $(4,851,537)
                                                        ============   ============    ===========
Net Loss Per Common Share.............................  $       (.00)  $       (.00)
                                                        ------------   ------------
Weighted Average Number of Common Shares
  Outstanding.........................................   257,645,815    248,022,608
                                                        ============   ============

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1996


                                              COMMON STOCK                                 DEFICIT
                                          ---------------------                          ACCUMULATED
                                          AMOUNT                            ADDITIONAL   DURING THE
                                           PER                               PAID-IN     DEVELOPMENT
                                          SHARE       SHARES      AMOUNT     CAPITAL        STAGE
                                          ------   ------------   -------   ----------   -----------
Balance, inception (February 20, 1984)
  as previously reported................  $                  --   $ 1,000   $       --   $    (1,000)
Adjustment for pooling of interests.....                     --    (1,000)       1,000            --
                                                   ------------   -------   ----------   -----------
Balance, inception, as restated.........                     --        --        1,000        (1,000)
  Net loss, period ended December 31,
     1984...............................                     --        --           --       (17,809)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1984..............                     --        --        1,000       (18,809)
  Issuance of common stock for cash.....   .00      113,846,154     1,138          170            --
  Net loss, year ended December 31,
     1985...............................                     --        --           --       (25,459)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1985..............            113,846,154     1,138        1,170       (44,268)
  Issuance of common stock -- public
     offering...........................   .01       40,000,000       400      399,600            --
  Issuance of underwriter's warrants....                     --        --          100            --
  Expenses of public offering...........                     --        --     (117,923)           --
  Issuance of common stock, exercise of
     "A" warrants.......................   .03          819,860         9       24,587            --
  Net loss, year ended December 31,
     1986...............................                     --        --           --      (159,674)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1986..............            154,666,014     1,547      307,534      (203,942)
  Issuance of common stock, exercise of
     "A" warrants.......................   .03       38,622,618       386    1,158,321            --
  Expenses of stock issuance............                     --        --      (11,357)           --
  Acquisition of subsidiary for cash....                     --        --      (46,000)           --
  Cancellation of debt due to
     stockholders.......................                     --        --       86,565            --
  Net loss, period ended December 31,
     1987...............................                     --        --           --      (258,663)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1987..............            193,288,632     1,933    1,495,063      (462,605)
  Net loss, year ended December 31,
     1988...............................                     --        --           --      (199,690)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1988..............            193,288,632     1,933    1,495,063      (662,295)
  Net loss, year ended December 31,
     1989...............................                     --        --           --      (270,753)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1989..............            193,288,632     1,933    1,495,063      (933,048)
  Issuance of common stock, expiration
     of redemption offer on "B"
     warrants...........................   .05        6,729,850        67      336,475            --
  Issuance of common stock, exercise of
     "B" warrants.......................   .05          268,500         3       13,422            --
  Issuance of common stock, exercise of
     "C" warrants.......................   .08           12,900        --        1,032            --
  Net loss, year ended December 31,
     1990...............................                     --        --           --      (267,867)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1990..............            200,299,882     2,003    1,845,992    (1,200,915)
                                                   ------------   -------   ----------   -----------
  Issuance of common stock, exercise of
     "B" warrants.......................   .05           11,400        --          420            --
  Issuance of common stock, exercise of
     "C" warrants.......................   .08            2,500        --          200            --

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)


                                              COMMON STOCK                                 DEFICIT
                                          ---------------------                          ACCUMULATED
                                          AMOUNT                            ADDITIONAL   DURING THE
                                           PER                               PAID-IN     DEVELOPMENT
                                          SHARE       SHARES      AMOUNT     CAPITAL        STAGE
                                          ------   ------------   -------   ----------   -----------
  Issuance of common stock, exercise of
     underwriters warrants..............   .012       3,760,000        38       45,083            --
  Net loss, year ended December 31,
     1991...............................                     --        --           --      (249,871)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1991..............            204,073,782     2,041    1,891,695    (1,450,786)
  Issuance of common stock, for
     testing............................   .0405     10,000,000       100      404,900            --
  Issuance of common stock, for
     consulting services................   .055         500,000         5       27,495            --
  Issuance of common stock, exercise of
     "B" warrants.......................   .05        7,458,989        75      372,875            --
  Issuance of common stock, exercise of
     "C" warrants.......................   .08        5,244,220        52      419,487            --
  Expenses of stock issuance............                                        (7,792)
  Net loss, year ended December 31,
     1992...............................                     --        --           --      (839,981)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1992..............            227,276,991     2,273    3,108,660    (2,290,767)
  Issuance of common stock, for
     consulting services................   .055         500,000         5       27,495            --
  Issuance of common stock, for
     consulting services................              3,500,000        35      104,965            --
  Issuance of common stock, for
     testing............................   .035       5,000,000        50      174,950            --
  Net loss, year ended December 31,
     1993...............................                     --        --           --      (563,309)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1993..............            236,276,991   $ 2,363   $3,416,070   $(2,854,076)
                                                   ------------   -------   ----------   -----------

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)

                                      COMMON STOCK                                                DEFICIT
                                  --------------------                                          ACCUMULATED
                                  AMOUNT                           ADDITIONAL                    DURING THE      DEFERRED
                                   PER                               PAID-IN     SUBSCRIPTION   DEVELOPMENT    COMPENSATION
                                  SHARE      SHARES      AMOUNT      CAPITAL      RECEIVABLE       STAGE           COST
                                  ------   -----------   -------   -----------   ------------   ------------   ------------
Balance, December 31, 1993......   $       236,276,991   $2,363    $3,416,070      $     --     $(2,854,076)    $      --
  Issuance of common stock, for
    consulting services.........    .05      4,750,000       47       237,453            --              --            --
  Issuance of common stock,
    exercise of options.........    .08        400,000        4        31,996            --              --            --
  Issuance of common stock,
    exercise of options.........    .10        190,000        2        18,998            --              --            --
  Net loss, year ended December
    31, 1994....................                    --       --            --            --        (440,837)           --
                                           -----------   ------    ----------      --------     -----------     ---------
Balance, December 31, 1994......           241,616,991    2,416     3,704,517            --      (3,294,913)           --
  Issuance of common stock,
    exercise of options.........    .05      3,333,333       33       166,633            --              --            --
  Issuance of common stock,
    exercise of options.........    .08      2,092,850       21       167,407            --              --            --
  Issuance of common stock,
    exercise of options.........    .10      2,688,600       27       268,833            --              --            --
  Issuance of common stock, for
    consulting services.........    .11      1,150,000       12       126,488            --              --            --
  Issuance of common stock, for
    consulting services.........    .14        300,000        3        41,997            --              --            --
  Net loss, year ended December
    31, 1995....................                    --       --            --            --        (401,884)           --
                                           -----------   ------    ----------      --------     -----------     ---------
Balance, December 31, 1995......           251,181,774    2,512     4,475,875            --      (3,696,797)           --
                                           -----------   ------    ----------      --------     -----------     ---------
  Issuance of common stock,
    exercise of options.........    .05      3,333,334       33       166,634            --              --            --
  Issuance of common stock,
    exercise of options.........    .08      1,158,850       12        92,696            --              --            --
  Issuance of common stock,
    exercise of options.........    .10      7,163,600       72       716,288            --              --            --
  Issuance of common stock,
    exercise of options.........    .11        170,000        2        18,698            --              --            --
  Issuance of common stock,
    exercise of options.........    .12      1,300,000       13       155,987            --              --            --
  Issuance of common stock,
    exercise of options.........    .18      1,400,000       14       251,986            --              --            --
  Issuance of common stock,
    exercise of options.........    .19        500,000        5        94,995            --              --            --
  Issuance of common stock,
    exercise of options.........    .20        473,500        5        94,695            --              --            --
  Issuance of common stock, for
    services rendered...........    .50        350,000        3       174,997            --              --            --
  Options granted...............                    --       --       760,500            --              --      (473,159)
  Subscription receivable.......                    --       --            --       (19,000)             --            --
  Net loss, year ended December
    31, 1996....................                    --       --            --            --      (1,154,740)           --
                                           -----------   ------    ----------      --------     -----------     ---------
Balance, December 31, 1996......           267,031,058   $2,671    $7,003,351      $(19,000)    $(4,851,537)    $(473,159)
                                           ===========   ======    ==========      ========     ===========     =========

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      INCEPTION
                                                                                 (FEBRUARY 20, 1984)
                                                       YEAR ENDED DECEMBER 31,           TO
                                                       -----------------------      DECEMBER 31,
                                                          1996         1995             1996
                                                       -----------   ---------   -------------------
Cash Flows from Operating Activities:
  Net loss...........................................  $(1,154,740)  $(401,884)       $(4,851,537)
                                                       -----------   ---------        -----------
  Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization...................       18,731      14,679            178,895
     Amortization of deferred compensation cost......      287,341          --            287,341
     Issuance of common stock for services...........      175,000     168,500          1,372,000
     Increase in other current assets................       (3,114)     (2,804)           (16,081)
     Increase in inventory...........................       (1,638)    (18,091)           (19,729)
     Increase in other assets........................      (27,085)     (4,659)           (33,544)
     Increase (decrease) in accounts payable and
       accrued liabilities...........................       39,823     (25,594)            52,874
                                                       -----------   ---------        -----------
       Total adjustments.............................      489,058     132,031          1,821,756
                                                       -----------   ---------        -----------
       Net cash used in operating activities.........     (665,682)   (269,853)        (3,029,781)
                                                       -----------   ---------        -----------
Cash Flows from Investing Activities:
  Purchase of investments............................   (1,247,256)   (474,000)        (1,726,256)
  Proceeds from sale of investments..................      347,415          --            347,415
  Repayments on loan receivable -- stockholder.......           --       8,762                 --
  Expenditures for property and equipment............      (11,446)     (5,075)          (384,504)
                                                       -----------   ---------        -----------
     Net cash used in investing activities...........     (911,287)   (470,313)        (1,763,345)
                                                       -----------   ---------        -----------
Cash Flows from Financing Activities:
  Proceeds from sale of securities, net of issuance
     costs...........................................    1,573,135     602,955          4,854,522
                                                       -----------   ---------        -----------
     Net cash provided by financing activities.......    1,573,135     602,955          4,854,522
                                                       -----------   ---------        -----------
Net Increase (Decrease) in Cash and Cash
  Equivalents........................................       (3,834)   (137,211)            61,396
Cash and Cash Equivalents, Beginning.................       65,230     202,441                 --
                                                       -----------   ---------        -----------
Cash and Cash Equivalents, Ending....................  $    61,396   $  65,230        $    61,396
                                                       ===========   =========        ===========
Supplemental Disclosure of Non-Cash Financing
  Activities:
  Options granted accounted for as deferred
     compensation cost...............................  $   760,500
                                                       ===========

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product named RETICULOSE. While the Company has had limited sales of this product, primarily for research purposes, the success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, RETICULOSE, to commence commercial operations. The Company was in the development stage at December 31, 1996.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research (LTD), a Bahamian Corporation. All significant intercompany accounts have been eliminated.

CASH EQUIVALENTS

     Cash equivalents consist of highly liquid investments, with original maturities of three months or less.

INVESTMENTS

     Investments consist of certificates of deposit with maturities greater than three months, carried at cost which is market value, and U.S. Government discount notes and U.S. Treasury Bills. The notes and treasury bills are classified as "held to maturity" and are carried at amortized cost which approximates market value.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method, over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

DEFERRED COMPENSATION COST

     Deferred compensation costs are recognized based on fair value for non-employee stock options. Compensation cost is amortized over the life of the option period which is either shorter than or essentially equivalent to the period for which the services are to be provided. Compensation expense is classified as general and administrative.

RECLASSIFICATION

     Certain amounts in the 1995 financial statements have been reclassified to conform to 1996 presentation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2.  BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company has suffered losses from operations during its operating history. The Company is dependent upon registration of RETICULOSE for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Management does not anticipate registration or other approval of RETICULOSE in the near future in the United States. Unless and until RETICULOSE is approved for sale in the United States or another industrially developed country, the Company may be dependent upon the continued sale of its securities for funds to meet its cash requirements. Management intends to continue to sell the Company's securities in an attempt to mitigate the effects of its cash position; however, no assurance can be given that such equity financing, if and when required, will be available. In the event that such equity financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. In addition, the Company may seek debt financing, but no agreements have been entered with regard to such financing. No assurance can be given that the Company will be able to sustain its operations until FDA approval is granted or that any approval will ever be granted. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3.  ACQUISITION

     Two of the principal stockholders of the Company acquired LTD, a Bahamian Corporation with pharmaceutical manufacturing and warehousing facilities, on February 20, 1984. The acquisition is a combination of two entities under common control and has been accounted for in a manner similar to a pooling of interests. In 1986, the Company acquired from LTD exclusive rights to manufacture and market RETICULOSE worldwide, except within the Bahamas, for $50,000. The Company also purchased inventory of RETICULOSE from LTD for $45,000 and was obligated to pay $3 per ampule of RETICULOSE for the initial 100,000 ampules purchased and $2 per ampule for purchases exceeding 100,000 ampules. On December 16, 1987, the Company acquired the controlling beneficial interest in 99.6% of the common stock of LTD through an appropriate trust agreement to satisfy the rules of the Bahamian Government, from two of the principal stockholders of the Company at a cost of $46,000. Both stockholders concurrently canceled $86,565 of indebtedness due them from LTD.

NOTE 4.  PROPERTY AND EQUIPMENT

                                                         ESTIMATED
                                                       USEFUL LIVES     DECEMBER 31,    DECEMBER 31,
                                                          (YEARS)           1996            1995
                                                       -------------    ------------    ------------
Land and improvements................................       15            $ 34,550        $ 34,550
Building and improvements............................       30             239,434         239,434
Machinery and equipment..............................        5             110,520          99,074
                                                                          --------        --------
                                                                           384,504         373,058
Less accumulated depreciation........................                      177,295         158,564
                                                                          --------        --------
                                                                          $207,209        $214,494
                                                                          ========        ========

     The Company maintains certain property and equipment in Freeport, Bahamas. The property and equipment amounted to $369,358 as of December 31, 1996 including $17,623 expended in 1987 to purchase a land lease expiring in 2068. These amounts are included above.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5.  INVESTMENTS

     At December 31, 1996, investments consist of the following:

Certificates of deposit.....................................  $  946,226
Held to maturity:
  U.S. Government discount notes -- matures 3/30/97.........     334,647
  U.S. Treasury bills -- matures 5/31/97....................      97,968
                                                              ----------
          Total investments.................................  $1,378,841
                                                              ==========

NOTE 6.  COMMITMENTS AND CONTINGENCIES

GENERAL

  Potential Claim for Royalties

     The Company may be subject to claims from certain third parties for royalties due on sale of RETICULOSE in an amount equal to 5% of net sales in the United States and 4% of net sales in foreign countries. The Company has not as yet received any notice of claim from such parties.

  Potential Loss of Bahamian Rights

     RETICULOSE is manufactured by Advance Viral Research, Limited (LTD) in facilities located in Freeport, Grand Bahama Island. LTD has a license to manufacture pharmaceutical products for export from the Grand Bahama Port Authority. LTD's counsel was advised in August 1988 by the Ministry of Health of the Government of the Bahamas that a license from the Ministry of Health is required for the manufacture of pharmaceuticals in the Freeport area of Grand Bahama Island. LTD has received an opinion of its counsel in the Bahamas that the license from the Grand Bahama Port Authority is valid for the manufacture for export by LTD's of ethical pharmaceutical products in the Freeport area of Grand Bahama Island. No proceeding to prevent LTD's export of RETICULOSE has been instituted by the Government of the Bahamas. If such proceedings are instituted, LTD intends to defend them vigorously. No assurance can be given that LTD would successfully defend such claim.

  Product Liability

     The Company could be subjected to claims for adverse reactions resulting from the use of RETICULOSE. Although the Company is unaware of any such claims or threatened claims since RETICULOSE was initially marketed in the 1940's, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of RETICULOSE. As of the date hereof, the Company does not have product liability insurance for RETICULOSE. There can be no assurance that the Company will be able to secure such insurance in adequate amounts, at reasonable premiums. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased.

  Lack of Patent Protection

     The Company does not presently have a patent for RETICULOSE but the Company is currently applying for patents for RETICULOSE and certain other diseases. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that the Company will obtain such patents or if obtained that they will be enforceable.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Office Lease

     Management executed a non-cancelable lease for new office space on January 1, 1996, expiring on December 31, 1998 at approximately $14,000 annually.

     The Company leased an auto on October 26, 1996 for 36 months at $450 per month. Lease expense for the years ended December 31, 1996 and 1995 totaled $13,315 and $13,832, respectively.

     Future minimum lease payments are as follows:

1997........................................................  $19,500
1998........................................................   19,500
1999........................................................    4,500
                                                              -------
                                                              $43,500
                                                              =======

TESTING AGREEMENTS

     Research and development costs are expensed as incurred by the Company.

     The only sales generated by the Company have been sales of RETICULOSE for testing purposes. Sales are recorded by the Company when such test products are shipped to customers.

  Plata Partners Limited Partnership

     On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Domincan Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using RETICULOSE incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

     Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994. Pursuant to several amendments, the Plata Options and the Additional Plata Options are exercisable through April 30, 1997 at an exercise price of $.12 and $.14, respectively. As of December 31, 1996, there are outstanding Plata Options to acquire 813,000 shares at $.11 per share and Additional Plata Options to acquire 858,100 shares at $.13 per share. Through December 31, 1996, the Company has received approximately $670,000 pursuant to the issuance of approximately 7.7 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

  TRM Management Corp. ("TRM")

     In August 1991, the Company entered into an agreement with TRM, whereby TRM would perform certain open human clinical trial tests in Haiti using RETICULOSE (the "TRM Agreement"). According to the TRM Agreement, the purpose of the Haiti tests was to assess the effectiveness of RETICULOSE against the Hepatitis "A" virus and Hepatitis "B" virus in accordance with and in compliance with a certain Hepatitis Open Label Clinical Trial Protocol developed by TRM. At the conclusion of the Haiti tests, TRM was required to prepare a paper describing the methods and results of testing, the form and substance of which shall be appropriate for publication by recognized scientific journals ("Results Paper"). The Results Paper was published in the December 1992 issue of the Journal of the Royal Society of Health.

     On January 3, 1992, TRM delivered to the Company the Results Paper. In accordance with the terms of the TRM Agreement, the Company has authorized the issuance to the shareholders and certain associated persons of TRM (1) an aggregate amount of 10,000,000 shares of the Company's common stock (the "TRM Shares") and

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(2) an option to acquire, at any time, for a period of five years from the date of issuance of the option, 10,000,000 shares of the Company's common stock at a purchase price of $.05 per share (the "TRM Options"). As of December 31, 1996, 6,666,666 shares of common stock were issued pursuant to the exercise of the TRM Options for an aggregate exercise price of $333,333. Pursuant to an amendment, the TRM Options are exercisable through March 15, 1997 at an exercise price of $.08.

  Argentine Agreement

     In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug RETICULOSE on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 20 male and female human patients between the ages of 18 and 50. The Clinical Trials did not include a placebo control group or references to any other antiviral drug.

     Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, the Written Report was delivered by Dr. Flichman to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. As of December 31, 1996, 473,500 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $95,000.

     In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT SRL the exclusive right to distribute the Company's drug RETICULOSE in certain South American countries, including Argentina and the other MERCOSUR States.

  Barbados Study

     A double blind study assessing the efficacy of the Company's drug RETICULOSE in 43 human patients diagnosed with HIV (AIDS) is being conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of December 31, 1996, the Company has expended approximately $150,000 to cover the costs of the Barbados Study. Based on information received from the coordinators of the Barbados Study, the Company is uncertain as to the costs to be incurred in connection with the Barbados Study and has not been informed as to when results from the Barbados Study will be forthcoming. In December 1996, the Company received from the coordinators of the Barbados Study, a written summary of preliminary results of the Barbados Study (the "Written Summary").

  Hirschman Agreement

     In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmaceutical and biotechnology joint venture partners and assisting the Company with regulatory approvals and protocols.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. In addition and in connection with entering into the consulting agreement with Dr. Hirschman, the Company issued to a person unaffiliated with the Company, 100,000 shares of the Company's common stock, and an option to acquire for a period of one year, from June 1, 1995, an additional 500,000 shares at a purchase price of $.18 per share. As of December 31, 1996, 900,000 options have been exercised for cash consideration of $162,000 under this Agreement.

     In March 1996, the Company entered into an Addendum to Agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman the option to purchase 15,000,000 shares of the Company's common stock for a three year period pursuant to the following vesting schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 1999 at an exercise price of $.19 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, counsel to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 23, 1999 at an exercise price of $.27 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, counsel to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 23, 1998 and ending March 23, 1999 at an exercise price of $.36 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, counsel to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of December 31, 1996, 500,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his representation of Dr. Hirschman.

     On October 14, 1996, the Company and Dr. Hirschman entered into an agreement (the "Employment Agreement") whereby Dr. Hirschman has agreed to serve as the President and Chief Executive Officer of the Company for a period of three years, subject to earlier termination by either party if the Company does not receive on or prior to December 31, 1997, funding of $3,000,000 from sources other than traditional institutional/bank debt financing or proceeds from the purchase by Dr. Hirschman of the Company's securities, including, without limitation, the exercise of Dr. Hirschman of outstanding stock options. Pursuant to the Employment Agreement, Dr. Hirschman is entitled to receive an annual base salary of $325,000, automobile and health, life, disability and dental insurance benefits for the term of his employment. The Employment Agreement further provides that Dr. Hirschman shall be nominated by the Company to serve as a member of the Company's Board of Directors for the duration of his employment, and since October 17, 1996, Dr. Hirschman has served as a member of the Company's Board of Directors.

CONSULTING AGREEMENTS

  Cohen Agreements

     In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

from time to time through September 11, 1993 (which date has been extended through December 31, 1996), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.12 per share) (the "September 1992 Cohen Options"). As of December 31, 1996, 1,300,000 of the September 1992 Cohen Options have been exercised for cash consideration of $156,000. Pursuant to an amendment, the options were exercisable through April 30, 1997 at a price of $.13.

     In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement"). The February 1993 Cohen Agreement provides that Mr. Cohen provide financing consulting services concerning the business operations of the Company in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,000,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons non-affiliated with the Company.

     In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and
(ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). The April 1994 Cohen Shares, the Bauer and Rizzuto Shares and the shares of common underlying the Bauer and Rizzuto Options have been registered. The Company has been informed that Messrs. Cohen, Bauer and Rizzuto are principals of a firm which has been granted certain distribution rights. Through December 31, 1996, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. During the year ended December 31, 1996, approximately 3,000,000 shares of common stock were issued for cash consideration of $300,000 pursuant to the exercise of the Bauer and Rizzuto Options. Pursuant to an amendment, the Rizzuto options are exercisable through April 30, 1997 at an option price of $.11. The Company agreed to issue to Cohen an additional 300,000 shares in 1995 at a time when the shares were valued at $.14 per share, in consideration for expenditures incurred by Mr. Cohen with securing for the benefit of the Company and the affiliated distributor, the continued services of a doctor.

     The issuance of the September 1992 Cohen Shares, the February 1993 Cohen Shares, the April 1994 Cohen Shares and the Bauer and Rizzuto Shares have been accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date. During the year ended December 31, 1996, Mr. Cohen was issued 300,000 shares for services rendered. These shares were accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date.

DISTRIBUTION AGREEMENTS

     The Company has entered into separate agreements with five different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute RETICULOSE in the countries of China, Japan, Macao, Hong Kong, Taiwan, Malaysia, Mexico, Saudi Arabia, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda and Belize. Pursuant to these agreements, distributors are obligated to cause RETICULOSE to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of RETICULOSE to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. No sales have been made by the Company under the distribution agreements other than for testing purposes.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

CONTINGENCY

     The Company is involved in a lawsuit incidental to its operations. In the opinion of legal counsel and management of the Company, any liabilities which may arise from this action would not have a material effect on the financial position or results of operations of the Company.

NOTE 7.  STOCKHOLDERS' EQUITY

     During 1996, the Company issued 15,849,284 shares of common stock for an aggregate consideration of $1,748,135. These amounts were comprised of the issuance of common stock pursuant to the exercise of stock options of 15,499,284 shares for $1,573,135 and the issuance of common stock in exchange for consulting services of 350,000 shares for consideration of $175,000.

NOTE 8.  INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

     As of December 31, 1996, the Company had a net operating loss carryforward for Federal income tax reporting purposes amounting to approximately $4,300,000, which expires in 2011.

     The Company presently has no significant temporary differences between financial reporting and income tax reporting. The components of the deferred tax asset as of December 31, 1996 were as follows:

Benefit of net operating loss carryforwards.................  $1,462,000
Less valuation allowance....................................   1,462,000
                                                              ----------
          Net deferred tax asset............................  $       --
                                                              ==========

     As of December 31, 1996, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a valuation allowance of $1,462,000, which related to the net operating losses, has been established.

NOTE 9.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1996. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as December 31, 1996 or that will be realized in the future.

     The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, U.S. government obligations and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

     The fair value of non-current investments, primarily certificates of deposit and U.S. government obligations have been estimated using quoted market prices. At December 31, 1996, the differences between the estimated fair value and the carrying value of non-current debt instruments were considered immaterial in relation to the Company's financial position.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10.  DEFERRED COMPENSATION COST

     As more fully described in Note 6 to these financial statements, the Company granted stock options in exchange for testing and consulting services (non-employee options). In accordance with SFAS 123, Accounting for Stock-Based Compensation (effective for options granted after December 15, 1995), the Company recognized compensation cost for non-employee stock options based on the fair value at the grant dates. The compensation cost is amortized over the life of the option period which is either shorter than or essentially equivalent to the period for which services are to be provided. The fair value of the stock options used to compute deferred compensation cost is the estimated present value at grant date using the Black-Sholes option pricing model with the following assumptions for 1996: expected volatility of 20%; a risk-free interest rate of 6% and an expected holding period ranging from 1-3 years. The deferred compensation cost is reported as a component of stockholders' equity. At the beginning of the year there were no options outstanding that were required to be accounted for under SFAS 123. At the end of the year there were 7,000,000 option shares outstanding with a weighted average exercise price of $0.195 per share.

NOTE 11.  SUBSEQUENT EVENTS

     During January 1997, the Company entered into a five year non-cancelable operating lease for certain office and laboratory space in Yonkers, New York at an annual rental of $85,400 per year.


     In February 1997, the Company obtained financing of $1,000,000 in the form of 7% convertible debentures to finance research and development.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET


                                                              SEPTEMBER 30, 1997
                                                              ------------------
                                                                 (UNAUDITED)
                                     ASSETS
Current Assets:
  Cash and cash equivalents.................................     $   231,515
  Investments...............................................         955,000
  Inventory.................................................          19,729
  Other current assets......................................          27,822
                                                                 -----------
          Total current assets..............................       1,234,066
Property and Equipment......................................         305,637
Other Assets................................................         133,410
                                                                 -----------
          Total assets......................................     $ 1,673,113
                                                                 ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities..................     $    67,534
  Customer deposits.........................................           7,800
                                                                 -----------
          Total current liabilities.........................          75,334
                                                                 -----------
Commitments and Contingencies...............................              --
Stockholders' Equity:
  Common stock; 1,000,000,000 shares of $.00001 par value
     authorized; 277,190,373 shares issued and
     outstanding............................................           2,771
  Additional paid-in capital................................       8,337,427
  Subscription receivable...................................         (19,000)
  Deficit accumulated in the development stage..............      (6,634,815)
  Deferred compensation cost................................         (88,604)
                                                                 -----------
          Total stockholders' equity........................       1,597,779
                                                                 -----------
          Total liabilities and stockholders' equity........     $ 1,673,113
                                                                 ===========



                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                        NINE MONTHS ENDED             INCEPTION
                                                          SEPTEMBER 30,             (FEBRUARY 20,
                                                   ---------------------------        1984) TO
                                                       1997           1996       SEPTEMBER 30, 1997
                                                   ------------   ------------   -------------------
Revenues:
  Sales..........................................  $      2,278   $     15,943       $   194,319
  Interest.......................................        63,879         27,915           409,288
  Other income...................................            --         32,000           112,000
                                                   ------------   ------------       -----------
                                                         66,157         75,858           715,607
                                                   ------------   ------------       -----------
Costs and Expenses:
  Research and development.......................       360,781        178,502         1,467,189
  General and administrative.....................     1,299,897        461,232         5,513,371
  Depreciation and amortization..................       124,116         12,803           303,011
  Interest.......................................        64,641             --            66,851
                                                   ------------   ------------       -----------
                                                      1,849,345        652,537         7,350,422
                                                   ------------   ------------       -----------
Net Loss.........................................  $ (1,783,278)  $   (576,679)      $(6,634,815)
                                                   ============   ============       ===========
Net Loss Per Share of Common Stock...............  $       (.00)  $       (.00)      $      (.00)
                                                   ============   ============       ===========
Weighted Average Number of Common Shares
  Outstanding....................................   271,801,398    259,725,350
                                                   ============   ============



                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 1997

                                  (UNAUDITED)


                                                COMMON STOCK                               DEFICIT
                                            --------------------                         ACCUMULATED
                                            AMOUNT                          ADDITIONAL   DURING THE
                                             PER                             PAID-IN     DEVELOPMENT
                                            SHARE      SHARES      AMOUNT    CAPITAL        STAGE
                                            ------   -----------   ------   ----------   -----------
Balance, inception (February 20, 1984) as
  previously reported.....................                    --   $1,000   $       --        (1,000)
Adjustment for pooling of interests.......                    --   (1,000)       1,000            --
                                                     -----------   ------   ----------   -----------
Balance, inception, as restated...........                    --       --        1,000        (1,000)
  Net loss, period ended December 31,
     1984.................................                    --       --           --       (17,809)
                                                     -----------   ------   ----------   -----------
Balance, December 31, 1984................                    --       --        1,000       (18,809)
  Issuance of common stock for cash.......  $ .00    113,846,154    1,138          170            --
  Net loss, year ended December 31,
     1985.................................                    --       --           --       (25,459)
                                                     -----------   ------   ----------   -----------
Balance, December 31, 1985................           113,846,154    1,138        1,170       (44,268)
  Issuance of common stock -- public
     offering.............................            40,000,000      400      399,600            --
  Issuance of underwriter's warrants......    .01             --       --          100            --
  Expenses of public offering.............                    --       --     (117,923)           --
  Issuance of common stock, exercise of
     "A" warrants.........................    .03        819,860        9       24,587            --
  Net loss, year ended December 31,
     1986.................................                    --       --           --      (159,674)
                                                     -----------   ------   ----------   -----------
Balance, December 31, 1986................           154,666,014    1,547      307,534      (203,942)
  Issuance of common stock, exercise of
     "A" warrants.........................  $ .03     38,622,618      386    1,158,321            --
  Expenses of stock issuance..............                    --       --      (11,357)           --
  Acquisition of subsidiary for cash......                    --       --      (46,000)           --
  Cancellation of debt due to
     stockholders.........................                    --       --       86,565            --
  Net loss, period ended December 31,
     1987.................................                    --       --           --      (258,663)
                                                     -----------   ------   ----------   -----------
Balance, December 31, 1987................           193,288,632    1,933    1,495,063      (462,605)
  Net loss, year ended December 31,
     1988.................................                    --       --           --      (199,690)
                                                     -----------   ------   ----------   -----------
Balance, December 31, 1988................           193,288,632    1,933    1,495,063      (662,295)
  Net loss, year ended December 31,
     1989.................................                    --       --           --      (270,753)
                                                     -----------   ------   ----------   -----------
Balance, December 31, 1989................           193,288,632    1,933    1,495,063      (933,048)
  Issuance of common stock, expiration of
     redemption offer on "B" warrants.....    .05      6,729,850       67      336,475            --
  Issuance of common stock, exercise of
     "B" warrants.........................    .05        268,500        3       13,422            --
  Issuance of common stock, exercise of
     "C" warrants.........................    .08         12,900       --        1,032            --
  Net loss, year ended December 31,
     1990.................................                    --       --           --      (267,867)
                                                     -----------   ------   ----------   -----------
Balance, December 31, 1990................           200,299,882   $2,003   $1,845,992   $(1,200,915)
  Issuance of common stock, exercise of
     "B" warrants.........................  $ .05         11,400       --          420            --
  Issuance of common stock, exercise of
     "C" warrants.........................    .08          2,500       --          200            --

  Issuance of common stock, exercise of underwriters
     warrants.......................................        .012       3,760,000          38         45,083             --
  Net loss, year ended December 31, 1991............                          --          --             --       (249,871)
                                                                   -------------   ---------   ------------  -------------
Balance, December 31, 1991..........................                 204,073,782       2,041      1,891,695     (1,450,786)
  Issuance of common stock, for testing.............       .0405      10,000,000         100        404,900             --
  Issuance of common stock, for consulting
     services.......................................        .055         500,000           5         27,495             --
  Issuance of common stock, exercise of "B"
     warrants.......................................         .05       7,458,989          75        372,875             --
  Issuance of common stock, exercise of "C"
     warrants.......................................         .08       5,244,220          52        419,487             --
  Expenses of stock issuance........................                                                                (7,792)
  Net loss, year ended December 31, 1992............                          --          --             --       (839,981)
                                                                   -------------   ---------   ------------  -------------
Balance, December 31, 1992..........................                 227,276,991       2,273      3,108,660     (2,290,767)
  Issuance of common stock, for consulting
     services.......................................        .055         500,000           5         27,495             --
  Issuance of common stock, for consulting
     services.......................................                   3,500,000          35        104,965             --
  Issuance of common stock, for testing.............        .035       5,000,000          50        174,950             --
  Net loss, year ended December 31, 1993............                          --          --             --       (563,309)
                                                                   -------------   ---------   ------------  -------------
Balance, December 31, 1993..........................                 236,276,991       2,363      3,416,070     (2,854,076)
                                                                   -------------   ---------   ------------  -------------

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)

                                      COMMON STOCK                                                DEFICIT
                                  --------------------                                          ACCUMULATED
                                  AMOUNT                           ADDITIONAL                    DURING THE      DEFERRED
                                   PER                               PAID-IN     SUBSCRIPTION   DEVELOPMENT    COMPENSATION
                                  SHARE      SHARES      AMOUNT      CAPITAL      RECEIVABLE       STAGE           COST
                                  ------   -----------   -------   -----------   ------------   ------------   ------------
Balance, December 31, 1993......           236,276,991   $2,363    $3,416,070                   $(2,854,076)           --
  Issuance of common stock, for
    consulting services.........   $.05      4,750,000       47       237,453                            --            --
  Issuance of common stock,
    exercise of options.........    .08        400,000        4        31,996                            --            --
  Issuance of common stock,
    exercise of options.........    .10        190,000        2        18,998                            --            --
  Net loss, year ended December
    31, 1994....................                    --       --            --                      (440,837)           --
                                           -----------   ------    ----------      --------     -----------     ---------
Balance, December 31, 1994......           241,616,991    2,416     3,704,517            --      (3,294,913)           --
  Issuance of common stock,
    exercise of options.........    .05      3,333,333       33       166,633            --              --            --
  Issuance of common stock,
    exercise of options.........    .08      2,092,850       21       167,407            --              --            --
  Issuance of common stock,
    exercise of options.........    .10      2,688,600       27       268,833            --              --            --
  Issuance of common stock, for
    consulting services.........    .11      1,150,000       12       126,488            --              --            --
  Issuance of common stock, for
    consulting services.........    .14        300,000        3        41,997            --              --            --
  Net loss, year ended December
    31, 1995....................                    --       --            --            --        (401,884)           --
                                           -----------   ------    ----------      --------     -----------     ---------
Balance, December 31, 1995......           251,181,774    2,512     4,475,875            --      (3,696,797)           --
  Issuance of common stock,
    exercise of options.........    .05      3,333,334       33       166,634            --              --            --
  Issuance of common stock,
    exercise of options.........    .08      1,158,850       12        92,696            --              --            --
  Issuance of common stock,
    exercise of options.........    .10      7,163,600       72       716,288            --              --            --
  Issuance of common stock,
    exercise of options.........    .11        170,000        2        18,698            --              --            --
  Issuance of common stock,
    exercise of options.........    .12      1,300,000       13       155,987            --              --            --
  Issuance of common stock,
    exercise of options.........    .18      1,400,000       14       251,986            --              --            --
  Issuance of common stock,
    exercise of options.........    .19        500,000        5        94,995            --              --            --
  Issuance of common stock,
    exercise of options.........    .20        473,500        5        94,695            --              --            --
  Issuance of common stock, for
    services rendered...........    .50        350,000        3       174,997            --              --            --
  Options granted...............                    --       --       760,500            --              --      (473,159)
  Subscription receivable.......                    --       --            --       (19,000)             --            --
  Net loss, year ended December
    31, 1996....................                    --       --            --            --      (1,154,740)           --
                                           -----------   ------    ----------      --------     -----------     ---------
Balance, December 31, 1996......           267,031,058    2,671     7,003,351       (19,000)     (4,851,537)     (473,159)
                                           -----------   ------    ----------      --------     -----------     ---------

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)


                                     COMMON STOCK                                                 DEFICIT
                                 ---------------------                                          ACCUMULATED
                                 AMOUNT                            ADDITIONAL                    DURING THE      DEFERRED
                                  PER                                PAID-IN     SUBSCRIPTION   DEVELOPMENT    COMPENSATION
                                 SHARE       SHARES      AMOUNT      CAPITAL      RECEIVABLE       STAGE           COST
                                 ------   ------------   -------   -----------   ------------   ------------   ------------
Balance, December 31, 1996.....            267,031,058   $2,671    $7,003,351      $(19,000)    $(4,851,537)    $(473,159)
  Issuance of common stock;
    exercise of options........  0.080       3,333,333       33       247,633            --              --            --
  Issuance of common stock;
    conversion of debt.........  0.150         894,526        9       133,991            --              --            --
  Issuance of common stock;
    conversion of debt.........  0.200       1,648,352       16       329,984            --              --            --
  Issuance of common stock;
    conversion of debt.........  0.120       2,323,580       23       267,977            --              --            --
  Issuance of common stock;
    conversion of debt.........  0.150       1,809,524       18       265,982            --              --            --
  Issuance of common stock;
    exchange for services......  0.410          50,000       --        20,500            --              --            --
  Issuance of common stock;
    exchange for services......  0.240         100,000        1        23,999            --              --            --
  Warrant costs................                     --       --        37,242            --              --            --
  Amortization of deferred
    compensation costs.........                     --       --            --            --              --       384,555
  Imputed interest on
    convertible debenture......                     --       --         4,768            --              --            --
  Net loss period ended
    September 30, 1997.........                     --       --            --            --      (1,783,278)           --
                                          ------------   ------    ----------      --------     -----------     ---------
Balance, September 30, 1997....            277,190,373   $2,771    $8,337,427      $(19,000)    $(6,634,815)    $ (88,604)
                                          ============   ======    ==========      ========     ===========     =========



                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                                        INCEPTION
                                                              NINE MONTHS ENDED       (FEBRUARY 20,
                                                                SEPTEMBER 30,           1984) TO
                                                           ------------------------   SEPTEMBER 30,
                                                              1997          1996          1997
                                                           -----------   ----------   -------------
Cash Flows from Operating Activities:
  Net loss...............................................  $(1,783,278)  $ (576,679)   $(6,634,815)
                                                           -----------   ----------    -----------
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization.......................      124,116       12,803        303,011
     Amortization of deferred compensation cost..........      384,555           --        671,896
     Loss on sale of property and equipment..............        1,425           --          1,425
     Imputed interest on convertible debenture...........        4,768           --          4,768
     Issuance of common stock for services...............       44,500      175,000      1,416,500
     (Increase) decrease in other current assets.........      (11,741)       4,193        (27,882)
     Increase in inventory...............................           --       (1,638)       (19,729)
     Increase in other assets............................     (225,151)          --       (258,695)
     Increase in accounts payable and accrued
       liabilities.......................................       58,102        3,871        110,976
                                                           -----------   ----------    -----------
          Total adjustments..............................      380,574      194,229      2,202,330
                                                           -----------   ----------    -----------
          Net cash used by operating activities..........   (1,402,704)    (382,450)    (4,432,485)
                                                           -----------   ----------    -----------
Cash Flows from Investing Activities:
  Purchase of investments................................     (857,000)    (754,641)    (2,583,256)
  Proceeds from sale of investments......................    1,280,841           --      1,628,256
  Expenditures for property and equipment................     (118,884)      (3,690)      (503,388)
  Proceeds from sale of property and equipment...........        1,200           --          1,200
                                                           -----------   ----------    -----------
          Net cash used by investing activities..........     (306,157)    (758,331)    (1,457,188)
                                                           -----------   ----------    -----------
Cash Flows from Financing Activities:
  Proceeds from issuance of convertible debenture........    1,000,000           --      1,000,000
  Proceeds from sale of securities, net of issuance
     costs...............................................      266,666    1,531,435      5,121,188
                                                           -----------   ----------    -----------
          Net cash provided by financing activities......    1,266,666    1,531,435      6,121,188
                                                           -----------   ----------    -----------
Net Increase in Cash and Cash Equivalents................      170,119      390,654        231,515
Cash and Cash Equivalents, Beginning.....................       61,396       65,230             --
                                                           -----------   ----------    -----------
Cash and Cash Equivalents, Ending........................  $   231,515   $  455,884    $   231,515
                                                           ===========   ==========    ===========
Supplemental Schedule of Non Cash Financing Activities:
  During the quarter ended September 30, 1997, $536,000
     of the convertible debenture was converted into
     4,133,104 shares of the Company's common stock



                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997


NOTE 1.  BASIS OF PRESENTATION


     The accompanying unaudited consolidated financial statements at September 30, 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position as of September 30, 1997 and results of operations for the nine months ended September 30, 1997 and 1996 and cash flows for the nine months ended September 30, 1997 and 1996. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.


NOTE 2.  COMMITMENTS AND CONTINGENCIES

GOING CONCERN


     The accompanying unaudited consolidated financial statements at September 30, 1997 have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company has suffered losses from operations during its operating history. The Company is dependent upon registration of RETICULOSE for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Management does not anticipate registration or other approval of RETICULOSE in the near future in the United States. Unless and until RETICULOSE is approved for sale, the Company may be dependent upon the continued sale of its securities for funds to meet its cash requirements. Management intends to continue to sell the Company's securities in an attempt to mitigate the effects of its cash position; however, no assurance can be given that such equity financing, if and when required, will be available. In the event that such equity financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. In addition, the Company may seek additional debt financing. No assurance can be given that the Company will be able to sustain its operations until approval is granted or that any approval will ever be granted. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.


POTENTIAL CLAIM FOR ROYALTIES

     The Company may be subject to claims from certain third parties for royalties due on sale of RETICULOSE. The Company has not as yet received any notice of claim from such parties.

POTENTIAL LOSS OF BAHAMIAN RIGHTS

     RETICULOSE is manufactured by Advance Viral Research, Limited (LTD) in facilities located in Freeport, Grand Bahama Island. LTD has a license to manufacture pharmaceutical products for export from The Grand Bahama Port Authority, Limited. LTD's counsel was advised in August 1988 by the Ministry of Health of the Government of the Bahamas that a license from the Ministry of Health is required for the manufacture of pharmaceuticals in the Freeport area of Grand Bahama Island. LTD has received an opinion of its counsel in the Bahamas that the license from The Grand Bahama Port Authority, Limited is valid for the manufacture, export and sale by LTD of ethical pharmaceutical products in the Freeport area of Grand Bahama Island. No proceedings have been instituted or threatened by the Ministry of Health. If such proceedings are instituted, LTD intends to defend them vigorously. No assurance can be given that LTD would successfully defend such claim.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

PRODUCT LIABILITY

     The Company could be subjected to claims for adverse reactions resulting from the use of RETICULOSE. Although the Company is unaware of any such claims or threatened claims since RETICULOSE was initially marketed in the 1940's, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of RETICULOSE. As of the date hereof, the Company does not have product liability insurance for RETICULOSE. There can be no assurance that the Company will be able to secure such insurance in adequate amounts, at reasonable premiums if it determined to do so. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could materially adversely affect the Company.

LACK OF PATENT PROTECTION

     The Company does not presently have a patent for RETICULOSE but the Company is currently applying for patents for RETICULOSE as a treatment for certain diseases. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that the Company will obtain such patents or if obtained that they will be enforceable.

TESTING AGREEMENTS

  Plata Partners Limited Partnership

     On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Domincan Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using RETICULOSE incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.


     Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994. Pursuant to several amendments, the Plata Options and the Additional Plata Options are exercisable through December 31, 1997 at an exercise price of $.12 and $.14, respectively. As of September 30, 1997, there are outstanding Plata Options to acquire 813,000 shares at an exercise price of $.12 per share and Additional Plata Options to acquire 858,100 shares at an exercise price of $.14 per share. Through September 30, 1997, the Company has received approximately $670,000 pursuant to the issuance of approximately 7.7 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.


  TRM Management Corp. ("TRM")

     In August 1991, the Company entered into an agreement with TRM, whereby TRM performed a controlled open clinical trial test in Haiti (the "Haiti Tests"), using RETICULOSE (the "TRM Agreement"). According to the TRM Agreement, the purpose of the Haiti Tests was to assess the effectiveness of RETICULOSE against the Hepatitis "A" virus and Hepatitis "B" virus in accordance with and in compliance with a certain Hepatitis Open Label Clinical Trial Protocol developed by TRM. At the conclusion of the Haiti Tests, TRM was required to prepare a paper describing the methods and results of testing, the form and substance of which shall be appropriate for publication by recognized scientific journals ("Results Paper"). The Results Paper was published in the December 1992 issue of the Journal of the Royal Society of Health.

     On January 3, 1992, TRM delivered to the Company the Results Paper. In accordance with the terms of the TRM Agreement, the Company has issued to the shareholders and certain associated persons of TRM (1) an

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

aggregate amount of 10,000,000 shares of the Company's common stock (the "TRM Shares") and (2) an option to acquire, at any time, for a period of five years from the date of issuance of the option, 10,000,000 shares of the Company's common stock at a purchase price of $.05 per share (the "TRM Options"). As of December 31, 1996, 6,666,666 shares of common stock were issued pursuant to the exercise of the TRM Options for an aggregate exercise price of $333,333. In March 1997, the remaining 3,333,334 shares of common stock were issued pursuant to the exercise of the TRM options for an aggregate exercise price of $266,667.

  Argentine Agreement

     In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug RETICULOSE on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 20 male and female human patients between the ages of 18 and 50. The Clinical Trials were not a double-blind study and did not include a placebo control group or references to any other antiviral drug.


     Pursuant to the Argentine Agreement, the Company paid approximately $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides, that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, the Written Report was delivered by Dr. Flichman to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. As of September 30, 1997, 473,500 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $95,000.


     In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell RETICULOSE in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

     During the quarter ended June 30, 1997, the Company entered into an agreement with DCT (the "HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of Reticulose for the treatment of persons diagnosed with the HIV virus
(AIDS) and HPV (the "HIV-HPV Study").


     In connection with the HIV-HPV Agreement, the Company has advanced approximately $269,000, of which $132,000 was advanced during the three month period ended September 30, 1997 and is accounted for as a research and development expense. The amounts have been used to cover expenses associated with pre-clinical activities and approval for the commencement of the HIV-HPV study.


     The HIV-HPV Agreement provides that (i) in the event the data from the HIV-HPV Study is used in connection with Reticulose being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.


     In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively to assess the efficacy of the topical application of

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


RETICULOSE for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").



     In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company has advanced approximately $49,000 and $88,000, respectively such expenses are accounted for as research and development expenses. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced.



     Both agreements with DCT provide that (i) in the event the data from the Studies are used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts respectively expended in connection with the Studies.


  Barbados Study


     A double-blind clinical trial using RETICULOSE in the treatment of AIDS is being conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of September 30, 1997, the Company has expended approximately $303,000 to cover the costs of the Barbados Study. Based on information received from the coordinators of the Barbados Study, the Company is uncertain as to the continued costs to be incurred in connection with the Barbados Study and has not been informed as to when results from the Barbados Study will be forthcoming. In December 1996, the Company received from the coordinators of the Barbados Study, a written summary of preliminary results of the Barbados Study (the "Written Summary").



  National Cancer Institute



     On March 13, 1997, the Company signed a Material Transfer
Agreement -- Cooperative Research and Development Agreement with the National Cancer Institute (the "NCI") of the National Institutes of Health. Under the terms of the Agreement, NCI researchers and the Company will collaborate to elucidate the molecular mechanism by which RETICULOSE affects the transcription of the gamma interferon gene.


  Hirschman Agreement

     In May 1995, the Company entered into a consulting agreement with Shalom Z. Hirschman, M.D., then Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries.


     In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at an exercise price of $.18 per share. In addition and in connection with entering into the consulting agreement with Dr. Hirschman, the Company issued to a person unaffiliated with the Company, 100,000 shares of the Company's common stock, and an option to acquire for a period of one year, from June 1, 1995, an additional 500,000 shares at an exercise price of $.18 per share. As of September 30, 1997, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.


     In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide additional consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 1999 at an exercise price of $.19 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 23, 1999 at an exercise price of $.27 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 23, 1999 at an exercise price of $.36 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, counsel to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of September 30, 1997, 500,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his representation of Dr. Hirschman.


     On October 14, 1996, the Company and Dr. Hirschman entered into an agreement (the "Employment Agreement") whereby Dr. Hirschman has agreed to serve as the President and Chief Executive Officer of the Company for a period of three years, subject to earlier termination by either party, either "for cause," as defined in and in accordance with the provisions of the Employment Agreement, or if the Company does not receive, on or prior to December 31, 1997, funding of at least $3,000,000 from sources other than traditional institutional/bank debt financing or proceeds from the purchase by Dr. Hirschman of the Company's securities, including, without limitation, the exercise of Dr. Hirschman of outstanding stock options. Pursuant to the Employment Agreement, Dr. Hirschman is entitled to receive an annual base salary of $325,000, use of an automobile, major medical, term life, disability and dental insurance benefits for the term of his employment. The Employment Agreement further provides that Dr. Hirschman shall be nominated by the Company to serve as a member of the Company's Board of Directors and that Bernard Friedland and William Bregman will vote in favor of Dr. Hirschman as a director of the Company, for the duration of Dr. Hirschman's employment, and since October 1996, Dr. Hirschman has served as a member of the Company's Board of Directors.

CONSULTING AGREEMENTS

  Cohen Agreements

     In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement") for a one-year term. The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through December 31, 1997), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.13 per share) (the "September 1992 Cohen Options"). As of June 30, 1997, 1,300,000 of the September 1992 Cohen Options have been exercised for cash consideration of $156,000.

     In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three-year term commencing on March 1, 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide financing business consulting services concerning the operations of the business of the Company and possible strategic transactions in exchange for the Company

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons not affiliated with the Company or any of its officers or directors.


     In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and
(ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). The Company has been informed that Messrs. Cohen, Bauer and Rizzuto are principals of a firm which has been granted certain distribution rights, which were terminated on May 31, 1995. Through September 30, 1997, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. During the year ended December 31, 1996, approximately 3,000,000 shares of common stock were issued for cash consideration of $300,000 pursuant to the exercise of the Bauer and Rizzuto Options. Pursuant to several amendments, the Bauer and Rizzuto options are exercisable through December 31, 1997 at an option price of $.11. The Company agreed to issue to Cohen an additional 300,000 shares in 1995 at a time when the shares were valued at $.14 per share, in consideration for expenditures incurred by Mr. Cohen in connection with securing for the benefit of the Company and the affiliated distributor, the continued services of a doctor.


     The issuance of the September 1992 Cohen Shares, the February 1993 Cohen Shares, the April 1994 Cohen Shares and the Bauer and Rizzuto Shares have been accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date. During the year ended December 31, 1996, Mr. Cohen was issued 300,000 shares for services rendered. These shares were accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date.

DISTRIBUTION AGREEMENTS

     The Company currently is a party to separate agreements with five different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute RETICULOSE in the countries of China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia. Pursuant to these agreements, distributors are obligated to cause RETICULOSE to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of RETICULOSE to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities.


NOTE 3.  CONVERTIBLE DEBENTURES



     On February 21, 1997, in order to finance research and development, the Company sold $1,000,000 principal amount of its ten-year 7% Convertible Debenture (the "February Debenture") due February 28, 2007, to RBB Bank Aktiengesellschaft ("RBB"). Accrued interest under the February Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from February 21, 1997 until the date of interest payment. The February Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the February Debenture notice not less than 30 days before the date fixed for prepayment in that notice. The February Debenture is convertible, at the option of the holder, into shares of common stock.



     The assured incremental yield on the February Debenture was measured based on the date of issuance of the security and amortized to interest expense over the conversion period which ended on May 29, 1997 which was the first date full conversion could occur. The interest expense relating to this measurement was $4,768.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     During the quarter ended June 30, 1997, RBB exercised its right to convert $330,000 of the principal amount of the February Debenture into 1,648,352 shares of the Company's common stock at a conversion price of $.2002 per share and to convert $134,000 of the principal amount of the February Debenture into 894,526 shares of the Company's common stock at a conversion price of $.1498 per share.



     During the quarter ended September 30, 1997, RBB exercised its right to convert $270,000 of the principal amount of the February Debenture into 2,323,580 shares of the Company's common stock at a conversion price of $.1162 per share and to convert $266,000 of the principal amount of the February Debenture into 1,809,524 shares of the Company's common stock at a conversion price of $.1470 per share.



     In connection with the issuance of the February Debenture, the Company issued to RBB three warrants to purchase common stock, each such warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of the common stock (the "February Warrants"). The exercise prices of the three February Warrants are $0.288, $0.576 and $0.864 per Warrant share, respectively. The fair market value of the February Warrants was estimated to be $37,000 ($0.21 per warrant) based upon a financial analysis of the terms of the February Warrants using the Black Sholes Pricing Model. This amount has been reflected in the accompanying financial statements as interest expense related to the February Debenture.



     In October 1997, the Company obtained additional financing of $3,000,000 in the form of a 7% convertible debenture (the "October Debenture") to finance research and development costs.

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    2
Prospectus Summary....................    3
The Company...........................    3
The Offering..........................    5
High Risk Factors.....................    6
Dilution..............................   12
Market Information....................   13
Dividend Policy.......................   14
Use of Proceeds.......................   14
Capitalization........................   15
Management's Discussion and Analysis
  or Plan of Operation................   16
Business..............................   20
Management............................   46
Principal Stockholders................   50
Certain Transactions..................   51
Selling Stockholders..................   52
Description of Securities.............   53
Shares Eligible for Future Sale.......   54
Litigation............................   54
Legal Matters.........................   55
Experts...............................   55
Sources...............................   55
Index to Consolidated Financial
  Statements..........................  F-1


======================================================

======================================================
                                 ADVANCED VIRAL
                                 RESEARCH CORP.
                             ---------------------
                                   PROSPECTUS
                             ---------------------
                               39,000,067 SHARES
                                       OF
                                  COMMON STOCK
                                                                          , 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities:

                                                                AMOUNT
                                                              ----------
SEC Registration Fee........................................  $ 2,718.00
Printing Costs*.............................................   25,500.00
Legal Fees and Expenses*....................................   40,000.00
Accounting Fees and Expenses*...............................    7,407.00
                                                              ----------
          Total.............................................  $75,265.00
                                                              ==========

---------------

* Indicates expenses that have been estimated for the purposes of this filing.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Ninth of the Company's Certificate of Incorporation contains the following provision with respect to indemnification of Directors and Officers:

          Ninth: The Corporation shall, to the fullest extent permitted by
     Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 145 of the General Corporate Law of the State of Delaware contains provisions regarding indemnification, among others, of officers and directors.
Section 145 of the General Corporate Law of the State of Delaware provides in relevant part:

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fee) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or, matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     The Company's Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article Eleventh, which provides:

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following table sets forth the Company's sales of unregistered securities for past three years. All transactions listed below involved the issuance of Shares or Common Stock and options to acquire Shares of Common Stock prior to commencement of the offering described in the foregoing Prospectus. No underwriters were employed with respect to the sale of any of the securities listed below. All shares were issued in reliance upon Section 4 (2) and/or 3 (b) of the Securities Act.

SECURITIES ISSUED                     PURCHASER            DATE ACQUIRED         CONSIDERATION
-----------------                     ---------            -------------         -------------
2,500,000                     Leonard Cohen                   4-25-94       Services (Consulting)(1)
300,000                       Leonard Cohen                   6-23-95       Services (Consulting)(2)
300,000                       Richard Rubin                   9-27-95       Services
5,000,000 options             Elliot Bauer                                  Services (Consulting)(1)
exercisable at $.10 per
share and 625,000 shares                                      4-25-94
5,000,000 options             Lee Rizzuto                                   Services (Consulting)(1)
exercisable at $.10 per
share and 625,000 shares                                      4-25-94
1,000,000 shares              Shalom Z. Hirschman, M.D.       5-24-95       Services (Consulting)(1)

SECURITIES ISSUED                     PURCHASER            DATE ACQUIRED         CONSIDERATION
-----------------                     ---------            -------------         -------------
5,000,000 options             Shalom Z. Hirschman, M.D.                     Services (Consulting)(2)
exercisable at each of
$.18, $.19, $.27 and $.36
per share                                                      4-1-96
100,000 shares                Deborah Silver                  5-24-95       Services (Consulting)(2)
500,000 options               Deborah Silver                                Services (Consulting)(2)
exercisable at $.18 per
share                                                          4-1-96
3,000,000 options             Commonwealth                                  Services (Consulting)(2)
exercisable at $.25 per
share                                                        10-24-94
1,000,000 options             Freddie Velez                                 Services (Consulting)(2)
exercisable at $.20 per
share                                                          4-1-96
500,000 options               Gary Hussian                                  Services (Consulting)(2)
exercisable at $.20 per
share                                                          4-1-96
500,000 options               Cesar Blumtritt, M.D.                         Services (Consulting)(2)
exercisable at $.20 per
share                                                          4-1-96
50,000 shares                 Malcolm Santer                   9-4-96       Services (Consulting)(3)
50,000 shares                 Malcolm Santer                  2-26-97       Services (Consulting)(3)
750,000 shares                David Sass                      3-21-97                 .08
375,000 shares                Norman Schwartz                 3-21-97                 .08
375,000 shares                Mel Mendelson                   3-21-97                 .08
1,833,333 shares              Matthew Cohen                   3-21-97                 .08
1,648,352 shares              RBB Bank                        4-22-97                .20(5)
894,526 shares                RBB Bank                         6-6-97                .15(5)
2,323,580 shares              RBB Bank                         7-3-97                .12(5)
1,809,524 shares              RBB Bank                        8-20-97                .15(5)
100,000 shares                Malcolm Santer                   9-8-97       Services (Consulting)(4)


---------------

(1) The 3,750,000 shares issued for consulting services on 4-25-94 have been valued at $.05 per share.
(2) The 1,700,000 shares issued for consulting services on 5-24-95 and 6-23-95 have been valued at $.11 per share.
(3) The 50,000 shares issued for consulting services on 9-4-96 and 2-26-97 have been valued at $.50 per share and $.41 per share, respectively.

(4) The 100,000 shares issued for consulting services on 9-8-97 have been valued at $.24 per share.


(5) The conversions were made pursuant to the February 21, 1997 issuance of convertible debentures.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
    3(a)  --   Articles of Incorporation of Advanced Viral Research
               Corp.(2)
    3(b)  --   Bylaws of Advanced Viral Research Corp., as amended(1)
    3(c)  --   Amendment to Articles of Incorporation of Advanced Viral
               Research Corp.(2)
    4(a)  --   Specimen Certificate of Common Stock(1)
    4(b)  --   Specimen Warrant Certificate(1)
    4(c)  --   Warrant Agreement between the Company and American Stock
               Transfer and Trust Company(1)
    4(d)  --   Forms of Common Stock Options and Agreements granted by the
               Company to TRM Management Corp.(5)

          4(e)    --      Form of Common Stock Option and Agreement granted by the Company to Plata Partners Limited
                          Partnership(12)
          4(f)    --      Consulting Agreement, dated September 11, 1992, and Form of Common Stock granted by the Company to
                          Leonard Cohen(6)
          4(g)    --      Addendum to Agreement granted by the Company to Shalom Z. Hirschman, M.D. dated March 24, 1996(10)
          5(a)    --      Opinion and Consent of the law firm of Berman Wolfe & Rennert, P.A.(13)
         10(a)    --      Declaration of Trust by Bernard Friedland and William Bregman in favor of the Company dated November
                          16, 1987(12)
         10(b)    --      Clinical Trials Agreement, dated September 19, 1990, between Clinique Medical Actuel and the Company(3)
         10(c)    --      Letter, dated March 15, 1991 to the Company from Health Protection Branch(3)
         10(d)    --      Agreement dated August 20, 1991 between TRM Management Corp. and the Company(11)(i)
         10(e)    --      Lease dated December 18, 1991 between Bayview Associates, Inc. and the Company(4)
         10(f)    --      Lease Agreement, dated February 16, 1993 between Stortford Brickell Inc. and the Company(7)
         10(g)    --      Consulting Agreement dated February 28, 1993 between Leonard Cohen and the Company(8)
         10(h)    --      Medical Advisor Agreement, dated as of September 14, 1993, between Lionel Resnick, M.D. and the
                          Company(11)(ii)
         10(i)    --      Agreement, dated November 9, 1993, between Dormer Laboratories Inc. and the Company(12)
         10(j)    --      Exclusive Distribution Agreement, dated April 25, 1994, between C.U.R.E. Pharmaceutical Corp. and the
                          Company(11)(iii)
         10(k)    --      Exclusive Distribution Agreement, dated as of June 1, 1994, between C.U.R.E. Pharmaceutica Central
                          Americas Ltd. and the Company(11)(iv)
         10(l)    --      Exclusive Distribution Agreement dated as of June 17, 1994 between DCT S.R.L. and the Company, as amended(11)(v)
         10(m)    --      Contract, dated as of October 25, 1994 between Commonwealth Pharmaceuticals of the Channel Islands and
                          the Company(11)(vi)
         10(n)    --      Agreement dated May 24, 1995 between the Company and Deborah Silver(9)
         10(o)    --      Agreement dated May 29, 1995 between the Company and Shalom Z. Hirschman, M.D.(9)
         10(p)    --      Exclusive Distribution Agreement, dated as of June 2, 1995, between AVIX International Pharmaceutical
                          Corp. and the Company(12)
         10(q)    --      Supplement to Exclusive Distribution Agreement, dated November 2, 1995 with Commonwealth
                          Pharmaceuticals(12)
         10(r)    --      Exclusive Distributorship & Limited License Agreement, dated December 28, 1995, between AVIX
                          International Pharmaceutical Corp., Beijing Unistone Pharmaceutical Co., Ltd. and the Company(11)(vii)
         10(s)    --      Modification Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp. and the Company(11)(vii)
         10(t)    --      Agreement dated April 1, 1996, between DCT S.R.L. and the Company(11)(viii)
         10(u)    --      Addendum, dated as of March 24, 1996, to Consulting Agreement between the Company and Shalom Z.
                          Hirschman, M.D.(10)
         10(v)    --      Addendum to Agreement, dated July 11, 1996, between AVIX International Pharmaceutical Corp. and the
                          Company(11)(ix)
         10(w)    --      Employment Agreement, dated October 17, 1996, between the Company and Shalom Z. Hirschman, M.D.(11)(x)
         10(x)    --      Lease, dated February 7, 1997 between Robert Martin Company, LLC and the Company(12)
         10(y)    --      Copy of Purchase and Sale Agreement, dated February 21, 1997 between the Company and Interfi Capital
                          Group(11)(xi)

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
         10(z)    --      Material Transfer Agreement-Cooperative Research And Development Agreement, dated March 13, 1997, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control
                          and Prevention(11)(xii)
         21       --      Subsidiaries of Registrant -- Advance Viral Research Limited, a Bahamian corporation.
         23(a)    --      Consent of Rachlin Cohen & Holtz, Independent Certified Public Accountants (13)
         23(b)    --      Consent of the law firm of Berman Wolfe & Rennert, P.A. (See Exhibit 5(a)).
         23(c)    --      Consent of the law firm of Nottage, Miller & Co.
         27       --      Financial Data Schedule for the Company as of and for the Nine Months Ended September 30, 1997(13)


---------------

 (1) Documents incorporated by reference herein to certain exhibits the Company's Registration Statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.
 (2) Documents incorporated by reference herein to certain exhibits to the Company's Registration Statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1989.
 (3) Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.
 (4) Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-K for period ended March 31, 1991.
 (5) Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.
 (6) Documents incorporated by reference herein to certain exhibits to the Company's report on Form 10-Q for the period ended September 30, 1992.
 (7) Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.
 (8) Documents incorporated by reference herein to certain exhibits to the Company's report on Form 10-QSB for the period ended March 31, 1993.
 (9) Documents incorporated by reference herein to certain exhibits to the Company's report on Form 10-QSB for the period ended June 30, 1995.
(10) Documents incorporated by reference herein to certain exhibits to the Company's report on Form 10-QSB for the period ended March 31, 1996.
(11) Incorporated by reference herein to the Company's Reports on Form 8-K and Exhibits thereto as follows:

     (i)     A report on Form 8-K dated January 3, 1992.
     (ii)    A report on Form 8-K dated September 14, 1993.
     (iii)   A report on Form 8-K dated April 25, 1994.
     (iv)    A report on Form 8-K dated June 3, 1994.
     (v)     A report on Form 8-K dated June 17, 1994.
     (vi)    A report on Form 8-K dated October 25, 1994.
     (vii)   A report on Form 8-K dated December 28, 1995.
     (viii)  A report on Form 8-K dated April 22, 1996.
     (ix)    A report on Form 8-K dated July 12, 1996.
     (x)     A report on Form 8-K dated October 17, 1996.
     (xi)    A report on Form 8-K dated February 21, 1997.
     (xii)   A report on Form 8-K dated March 25, 1997.

(12) Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.
(13) Filed herewith

ITEM 17.  UNDERTAKINGS.


     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, Advanced Viral Research Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, on the 21st day of November, 1997.


                                          ADVANCED VIRAL RESEARCH CORP.

                                          By:  /s/ SHALOM Z. HIRSCHMAN, M.D.
                                            ------------------------------------
                                                 Shalom Z. Hirschman, M.D.
                                               President and Chief Executive
                                                           Officer
September 8, 1997

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed herein below by the following persons in the capacities and on the dates indicated.


            /s/ SHALOM Z. HIRSCHMAN, M.D.              President and Chief           November 21, 1997
-----------------------------------------------------    Executive Officer and
              Shalom Z. Hirschman, M.D.                  director

                /s/ BERNARD FRIEDLAND                  Chairman of the Board and     November 21, 1997
-----------------------------------------------------    director
                  Bernard Friedland

                 /s/ WILLIAM BREGMAN                   Secretary-Treasurer,          November 21, 1997
-----------------------------------------------------    Principal Financial and
                   William Bregman                       Accounting Officer,
                                                         director

                 /s/ LOUIS J. SILVER                   director                      November 21, 1997
-----------------------------------------------------
                   Louis J. Silver

                               INDEX TO EXHIBITS


                                                                            SEQUENTIAL
EXHIBIT NO.                           DESCRIPTION                           PAGE NUMBER
-----------                           -----------                           -----------
     5(a)     Opinion of Berman Wolfe & Rennert, P.A.
    23(a)     Consent of Rachlin Cohen & Holtz
    23(c)     Consent of Nottage, Miller & Co.
    27        Financial Data Schedule for the Company as of and for the
              nine months ended September 30, 1997.